Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CLEARONE INC.,

CLRO MERGER SUB, INC.,

CORTIGENT, INC.

AND

VIVANI MEDICAL, INC.

Dated as of July 1, 2026

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ii

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Schedules:
Schedule 5.25 Pre-Existing Contractual Obligations Requiring Equity Issuances
Exhibits:
Exhibit A              Definitions

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 1, 2026, by and among CLEARONE, INC., a Nevada corporation (“Parent”), CLRO MERGER SUB, INC., a Delaware corporation incorporated as a wholly-owned subsidiary of Parent (“Merger Sub”), CORTIGENT, INC., a Delaware corporation (the “Company”) and VIVANI MEDICAL, INC., a Delaware corporation (“Seller”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Parent and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

B. The Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code. By executing this Agreement, the Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, and intend to file the statement required by Treasury Regulations Section 1.368-3(a).

C. The Parent Board of Directors has (i) determined that the Contemplated Transactions, including the Merger, the issuance of the Consideration Shares to Seller, the Financing, and the other transactions contemplated hereby, are advisable and in the best interests of Parent and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, the issuance of the Consideration Shares to Seller, the Financing and the other Parent Stockholder Proposals, and (iii) resolved to recommend that Parent’s stockholders approve the Parent Stockholder Proposals in accordance with this Agreement.

D. The Board of Directors of Merger Sub (i) has determined that the Contemplated Transactions, including the Merger, are fair to and in the best interests of Merger Sub and its sole shareholder, (ii) has adopted this Agreement and approved the Merger and the other transactions contemplated by this Agreement and has deemed this Agreement advisable, and (iii) has determined to recommend that the sole shareholder of Merger Sub vote to approve this Agreement and thereby approve the Merger and such other actions as contemplated by this Agreement.

E. The Company Board of Directors (i) has determined that the Contemplated Transactions, including the Merger, are fair to and in the best interests of the Company and its shareholders, (ii) has adopted this Agreement and approved the Merger and the other transactions contemplated by this Agreement and has deemed this Agreement advisable, and (iii) has determined to recommend that the shareholders of the Company vote to approve this Agreement and thereby approve the Merger and such other actions as contemplated by this Agreement.

F. In order to induce the Company and Seller to enter into this Agreement and to cause the Merger to be consummated, the stockholders of Parent listed in Parent Disclosure Schedule, who collectively own at least 50.1% of the issued and outstanding Parent Common Stock, are executing voting agreements in favor of the Company and Seller concurrently with the execution and delivery of this Agreement in a form to be mutually agreed to by Parent and Seller (the “Parent Voting Agreements”).

G. In order to induce Parent to enter into this Agreement and to cause the Merger to be consummated, Seller is executing and delivering a lock-up agreement in favor of Parent concurrently with the execution and delivery of this Agreement, in a form to be mutually agreed to by Parent and Seller (the “Lock-up Agreement”), pursuant to which 50% of the Consideration Shares will be subject to a contractual lock-up for one (1) year following the Closing Date and 50% of the Consideration Shares will be subject to a contractual lock-up for two (2) years following the Closing Date.

H. In order to induce Parent and the Pre-Closing Parent Stockholders to enter into this Agreement and to cause the Merger to be consummated, Seller is executing and delivering a voting agreement in favor of the Pre-Closing Parent Stockholders concurrently with the Closing in a form to be mutually agreed to by Parent and Seller (the “Seller Voting Agreement”), pursuant to which Seller agrees to vote its shares of Parent Common Stock in support of the Pre-Closing Parent Stockholder Board Seat and the equity moratorium protections during the Equity Moratorium Period, and the Pre-Closing Parent Stockholders agree to vote their shares in support of the Seller Directors during the Equity Moratorium Period.

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I. Seller, in its capacity as the sole holder of all of the issued and outstanding Company Capital Stock, shall approve this Agreement and the Merger by written consent in accordance with applicable Law and Section 5.2.

J. In conjunction with and as a condition to the Closing, Parent intends to consummate a financing under a registration statement on Form S-1 for aggregate gross proceeds of not less than $10,000,000 and not more than $15,000,000 through the issuance of not less than 2,500,000 and not more than 5,000,000 units (each, a “Financing Unit”), with each Financing Unit consisting of one (1) share of Parent Common Stock (each, a “Financing Share”) and one (1) warrant (each, a “Financing Warrant”) to purchase one (1) share of Parent Common Stock (the “Financing Warrant Shares”) at an exercise price of $10.00 per share, exercisable for a period of six (6) months from the date of issuance of the Financing Warrant (the “Financing”).

K. Upon the terms and subject to the conditions set forth herein, all of the issued and outstanding Company Equity Securities held by Seller immediately prior to the Effective Time will be converted into the right to receive 12,500,000 shares of Parent Common Stock, subject to such adjustments expressly set forth herein.

L. ThinkEquity LLC is acting as financial advisor to Seller and the Company in connection with the transactions contemplated hereby and shall be entitled to the fee expressly set forth herein.

M. As a condition to Seller’s obligation to consummate the Closing, First Finance Ltd. shall have waived any right to receive value in respect of any warrants held by it or its Affiliates.

The Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1

DESCRIPTION OF TRANSACTION

1.1 Structure of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and in the applicable provisions of the DGCL. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent.

1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Articles 6, 7 and 8, the consummation of the Merger (the “Closing”) shall take place remotely by electronic exchange of documents and signatures, as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Articles 6, 7 and 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Parent, the Company and Seller may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties hereto shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a Certificate of Merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in a form reasonably acceptable to Parent and the Company (the “Certificate of Merger”). The Merger shall become effective at the time specified in such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Parent and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”). For the avoidance of doubt, the Financing may be consummated immediately prior to, or substantially concurrently with, the Closing.

1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time other than the fact that the name of the Surviving Corporation shall be “Cortigent, Inc.” (or such other name as Parent and Seller may mutually agree upon), until thereafter amended as provided by the DGCL and such certificate of incorporation;

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(b) the articles of incorporation of Parent shall be identical to the articles of incorporation of Parent as in effect immediately prior to the Effective Time, until thereafter amended as provided by applicable Nevada law and such articles of incorporation; provided, however, that at the Effective Time, Parent may file one or more amendments to its articles of incorporation to make such other changes as are mutually agreeable to Parent and Seller, and, if required, have been approved by the requisite holders of Parent Common Stock;

(c) the Parent Board of Directors shall include one (1) seat designated as the Pre-Closing Parent Stockholder Board Seat, which seat shall be filled exclusively by a person designated by the holders of a majority of the shares of Parent Common Stock held by Pre-Closing Parent Stockholders, voting as a separate group, and the holder of such seat may not be removed during the Equity Moratorium Period;

(d) the Pre-Closing Parent Stockholder Board Seat shall not be subject to elimination, reduction or modification by the Parent Board of Directors acting alone during the Equity Moratorium Period;

(e) the bylaws of the Surviving Corporation shall be amended and restated to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such bylaws; and

(f) the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be the directors and officers as specified by the Company, after giving effect to the provisions of Section 5.13.

1.5 Conversion of Company Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company, Seller or any stockholder of Parent or stockholder of the Company:

(i) any Company Capital Stock held as treasury stock or held or owned by the Company, Merger Sub or any Subsidiary of the Company immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 1.5(b), all issued and outstanding Company Equity Securities of Company held by Seller immediately prior to the Effective Time shall automatically be converted into the right to receive 12,500,000 duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock (the “Consideration Shares”), subject to adjustment only as expressly set forth in this Agreement, including pursuant to any stock split, stock dividend, combination, recapitalization or similar event affecting Parent Common Stock. For the avoidance of doubt, the Financing Warrant Shares issuable upon exercise of the Financing Warrants shall not, unless and until actually issued upon exercise thereof, be deemed outstanding for purposes of calculating the number of Consideration Shares, except as otherwise expressly provided herein.

(b) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. If Seller would otherwise be entitled to receive a fraction of a share of Parent Common Stock, Seller shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Common Stock if the amount of fractional shares of Parent Common Stock Seller would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Common Stock if the amount of fractional shares of Parent Common Stock Seller would otherwise be entitled to is less than 0.50, with no cash being paid for any fractional share eliminated by such rounding.

(c) Each share of common stock, $0.0001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

(d) If, during the period between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of securities by reason of any stock split, stock dividend, reverse split, recapitalization, reclassification, combination, exchange of shares or similar transaction, then the number of Consideration Shares shall be equitably adjusted to preserve the intended economic effect of this Agreement.

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1.6 Closing of the Company’s Transfer Books. At the Effective Time, the stock transfer books of Company shall be closed, and no transfer of Company Equity Securities of Company outstanding immediately prior to the Effective Time shall thereafter be made on such books. If, after the Effective Time, any certificate or instrument formerly representing any such Company Equity Securities is presented to Parent or the Surviving Corporation, it shall be cancelled and exchanged only in accordance with Section 1.7.

1.7 Surrender of Certificates.

(a) At or prior to the Closing, Seller shall deliver to Parent for cancellation each certificate, if any, representing any Company Capital Stock held by Seller (the “Company Share Certificates”), together with such stock powers, instruments of transfer and other customary documents as Parent may reasonably request to evidence Seller’s ownership of all of the issued and outstanding Company Capital Stock and to facilitate the cancellation and conversion thereof in accordance with this Agreement. If any Company Capital Stock is uncertificated, Seller shall deliver such customary evidence of ownership and transfer authority as Parent may reasonably request.

(b) At the Effective Time, upon surrender of the Company Share Certificates, if any, and delivery of the documents contemplated by Section 1.7(a), Parent shall issue to Seller, in book-entry form, the Consideration Shares, rounded to the nearest whole share in accordance with Section 1.5(b). From and after the Effective Time, all Company Share Certificates and all uncertificated Company Capital Stock shall represent only the right to receive the Consideration Shares pursuant to Section 1.5(a).

(c) If any Company Share Certificate shall have been lost, stolen or destroyed, Parent may, as a condition precedent to the issuance of the Consideration Shares otherwise issuable in respect thereof, require Seller to deliver to Parent an affidavit of loss and, if reasonably requested by Parent, an indemnity agreement in form and substance reasonably satisfactory to Parent; provided, however, that if Seller delivers a certificate of an executive officer confirming that Seller is the sole record and beneficial owner of all issued and outstanding Company Capital Stock and that no other Person has any right, title or interest in or to such lost, stolen or destroyed Company Share Certificate, Parent shall not unreasonably withhold, condition or delay the issuance of the Consideration Shares.

(d) Notwithstanding anything to the contrary contained in this Agreement, because Seller is the sole holder of all Company Capital Stock as of immediately prior to the Effective Time, no exchange agent, exchange fund, letter of transmittal mailing procedure or other post-Closing holder exchange procedure shall be required in connection with the issuance of the Consideration Shares, except to the extent Parent and Seller otherwise agree in writing prior to the Closing.

(e) Parent, the Surviving Corporation and Seller shall each be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as are required to be deducted or withheld under the Code or any other applicable Law. Parent may request from Seller such reasonably appropriate Tax forms as Parent may determine are necessary or advisable, including an IRS Form W-9 or the appropriate IRS Form W-8, as applicable. To the extent such amounts are so deducted or withheld and remitted to the appropriate taxing authority in accordance with applicable Law, such amounts shall be treated for all purposes of this Agreement as having been paid to Seller.

(f) Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of any shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Company Share Certificate is presented to Parent or the Surviving Corporation, it shall be cancelled and exchanged only in accordance with this Section 1.7.

1.8 Dissenters’ Rights. The Parties acknowledge that, as of the date hereof and immediately prior to the Effective Time, all of the outstanding equity interests of the Company are owned by Seller, which is a Party to this Agreement, and no other holder of capital stock or other equity securities of the Company is entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger; provided, however, that if any purported demand for appraisal is made, the Surviving Corporation shall promptly notify Parent and shall not settle, compromise or make any payment with respect to such demand without Parent’s prior written consent.

1.9 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their commercially reasonable efforts (in the name of the Company, Merger Sub and otherwise) to take such action.

1.10 Tax Consequences. For U.S. federal income Tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The Parties adopt this Agreement as a “plan of reorganization” for purposes of Section 354 and 361 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a), to which Parent, Merger Sub and the Company are parties under Section 368(b) of the Code.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLER

The Company and Seller represent and warrant to Parent and Merger Sub as follows, except as set forth in the written disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article 2. The disclosures in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections in this Article 2 only to the extent it is reasonably apparent on its face that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required to be disclosed hereunder, is material, has resulted in or would reasonably be expected to result in a Company Material Adverse Effect, or is outside the Ordinary Course of Business.

2.1 Subsidiaries; Due Organization; Etc.

(a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a) of the Company Disclosure Schedule (the “Company Subsidiaries”); and neither the Company nor any of the other Entities identified in Part 2.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a) of the Company Disclosure Schedule. The Company has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity. Except as set forth in Part 2.1(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns, directly or indirectly, any equity interest in any other Person, and there are no outstanding obligations of the Company or any Company Subsidiary to contribute capital to, or guarantee the obligations of, any other Person.

(b) Each of the Company and its Subsidiaries is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c) Each of the Company and its Subsidiaries is qualified to do business as a foreign corporation or limited liability company, as applicable, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

2.2 Certificate of Incorporation; Bylaws; Charters and Codes of Conduct. The Company has made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto, for the Company and each Company Subsidiary. Neither the Company nor any Company Subsidiary has taken any action in breach or violation in any material respect of any of the material provisions of its certificate of incorporation, bylaws and other charter and organizational documents nor is in breach or violation in any material respect of any of the material provisions of its certificate of incorporation, bylaws and other charter and organizational documents.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, par value $0.001 per share, of which 5,000,000 shares are issued and outstanding, all of which are owned beneficially and of record by Seller, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued or outstanding. Part 2.3(a) of the Company Disclosure Schedule sets forth a true, correct and complete capitalization table of the Company as of the date of this Agreement and as of immediately prior to the Effective Time, including all issued and outstanding Company Capital Stock, all shares reserved for issuance, all Company Equity Securities, all options, warrants, restricted stock units, phantom equity, convertible or exchangeable securities, preemptive rights, rights of first refusal, participation rights, anti-dilution rights, registration rights, and any commitments or understandings, whether written or oral, relating to the issuance, sale, redemption, repurchase or other acquisition of any Company Equity Securities.

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(b) As or before Closing, the Company shall have terminated its 2023 Equity Incentive Plan. As of the date hereof, no options, restricted stock units, deferred stock units or other equity awards have been granted, are outstanding under the Equity Incentive Plan or any other plan or equity grant. For the avoidance of doubt, neither the Company nor any Company Subsidiary has granted, issued or committed to grant or issue any restricted stock units or deferred stock units under the Equity Incentive Plan or otherwise, and no restricted stock units or deferred stock units shall be outstanding as of the date hereof or at any time prior to the Effective Time.

(c) There are no: (i) outstanding subscription, option, call, warrant or other right, whether or not currently exercisable, to acquire any shares of capital stock or other securities of the Company or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company or any of its Subsidiaries; (iii) Contract, commitment, arrangement or understanding, whether written or oral, under which the Company or any of its Subsidiaries is or may become obligated to issue, sell, redeem, repurchase or otherwise acquire any shares of capital stock or other securities of the Company or any of its Subsidiaries; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation rights, phantom equity rights, profit participation rights, restricted stock units or other similar rights with respect to the Company or any of its Subsidiaries. Except for the reservation of shares under the Equity Incentive Plan, no shares of Company Capital Stock or other Company Equity Securities are reserved for issuance. Neither the Company nor any of its Subsidiaries has any obligation, whether absolute, contingent or otherwise, to issue, sell, redeem, repurchase or otherwise acquire any Company Capital Stock or other Company Equity Securities. The Company has not made any commitment, whether written or oral, to grant any option, restricted stock unit or other equity award under the Equity Incentive Plan. No Person other than Seller has any right, title or interest in or to any Company Capital Stock, other Company Equity Securities or any right to acquire the same.

(d) There are no outstanding options, warrants, stock appreciation rights, phantom equity rights, restricted stock units, convertible securities, preemptive rights, rights of first refusal, rights of participation, rights of maintenance or similar rights with respect to any Company Capital Stock or other Company Equity Securities, and neither the Company nor any Company Subsidiary has any obligation to issue, sell, redeem, repurchase or otherwise acquire any Company Capital Stock or other Company Equity Securities.

(e) All outstanding shares of Company Capital Stock, have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts. There are no warrants to purchase capital stock of the Company outstanding on the date of this Agreement.

(f) As of immediately prior to the Effective Time, the representations in this Section 2.3 shall remain true, correct and complete in all respects, and no Company Equity Securities shall have been issued, granted, reserved, amended, accelerated, repriced or redeemed following the date of this Agreement except as expressly permitted by this Agreement and set forth in an updated Part 2.3 of the Company Disclosure Schedule delivered no later than two (2) Business Days prior to Closing.

2.4 Financial Statements.

(a) Part 2.4(a) of the Company Disclosure Schedule includes true and complete copies of the audited and unaudited financial statements of the Company and its Subsidiaries required to be delivered pursuant to this Agreement and to be included in the Registration Statement and related SEC filings in connection with the Contemplated Transactions (collectively, the “Company Financials”). The Company Financials (i) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as may be indicated in the footnotes to such Company Financials and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount other than as may be indicated in the notes thereto) applied on a consistent basis with the Company’s past practice unless otherwise noted therein throughout the periods indicated and (ii) fairly present in all material respects the financial condition and operating results of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated therein. The Company Financials include, or will include prior to the filing of the Registration Statement or such earlier date as Parent may reasonably require, such audited financial statements, interim financial statements and related disclosures as are required under Regulation S-X, the Securities Act, the Exchange Act, Nasdaq rules and any applicable accounting or auditing standards required to consummate the Contemplated Transactions. Neither the Seller nor the Company has Knowledge of any fact, circumstance or condition that would reasonably be expected to materially delay or prevent the completion of any audit, review or financial statement preparation required for the Registration Statement or the consummation of the Contemplated Transactions.

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(b) Each of the Company and its Subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each of its Subsidiaries maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) Part 2.4(c) of the Company Disclosure Schedule lists, and the Company has made available to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by the Company or any of its Subsidiaries since January 1, 2024.

(d) Since January 1, 2024, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, president or general counsel of the Company, the Company, the Company Board of Directors or any committee thereof. Since January 1, 2024, the Company has not identified, nor have the Company’s independent auditors identified to the Company, (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any written claim or allegation regarding any of the foregoing.

(e) Part 2.4(e) of the Company Disclosure Schedule sets forth all facts, circumstances and conditions known to the Company or Seller that have formed the basis for any going concern qualification, explanatory paragraph, substantial doubt disclosure or similar statement in the Company Financials or any registration statement, offering document or SEC filing of the Company. Since the date of the most recent balance sheet included in the Company Financials, there has not been any material deterioration in the liquidity, cash runway, working capital position or funding condition of the Company or any Company Subsidiary, except as expressly set forth in Part 2.4(e) of the Company Disclosure Schedule.

(f) Part 2.4(f) of the Company Disclosure Schedule sets forth all debt, notes payable, loans, advances, guarantees, support arrangements, services agreements, reimbursement arrangements, intercompany balances, distributions, capital contributions and other funding arrangements between or among the Company or any Company Subsidiary, on the one hand, and Seller or any Affiliate of Seller, on the other hand, including the current outstanding balance, maturity, prepayment rights, default provisions, termination rights and any change of control consequences with respect thereto. Except as set forth in Part 2.4(f), no such arrangement exists. Part 2.4(f) of the Company Disclosure Schedule shall separately identify each item of Seller Debt and, with respect to each such item, shall specify whether such Seller Debt will be irrevocably forgiven and canceled or contributed to the capital of the Company prior to the Effective Time. No Seller Debt may remain outstanding following the Effective Time.

(g) Neither Seller nor any of its Affiliates has notified the Company, orally or in writing, of any intention to terminate, not renew, accelerate, demand repayment under, or otherwise materially modify any funding, service, guarantee, support or other arrangement with the Company or any Company Subsidiary, except as set forth in Part 2.4(f) of the Company Disclosure Schedule.

2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, between January 1, 2026 and the date of this Agreement and except as otherwise expressly contemplated by this Agreement, the Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been (a) any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets or business of the Company or any Company Subsidiary (whether or not covered by insurance), (b) any Company Material Adverse Effect or an event or development that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or (c) any event or development that would, if occurring following the execution of this Agreement, require the consent of Parent pursuant to Section 4.4(b). Since the date of the most recent balance sheet included in the Company Financials, neither the Company nor any Company Subsidiary has incurred any material Liability outside the Ordinary Course of Business, entered into any interim financing, or taken any action that would reasonably be expected to be inconsistent with the terms of the LOI or to prevent, materially delay or materially impair the consummation of the Contemplated Transactions.

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2.6 Title to Assets. Each of the Company and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all material tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it. All such assets are owned by the Company or a Company Subsidiary free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any Company Subsidiary; and (iii) liens listed in Part 2.6 of the Company Disclosure Schedule.

2.7 Real Property; Leasehold. Neither the Company nor any Company Subsidiary owns any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.7 of the Company Disclosure Schedule which are in full force and effect and with no existing default thereunder.

2.8 Intellectual Property.

(a) Part 2.8(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Registered Intellectual Property, all material unregistered Intellectual Property owned or purported to be owned by the Company or any Company Subsidiary, and all material Intellectual Property licensed to, from or used by the Company or any Company Subsidiary, including all co-owned Intellectual Property, all university, hospital or Governmental Body-related Intellectual Property, all license agreements, royalty obligations, milestone obligations, field restrictions, sublicensing limitations, consent requirements, termination rights and expiration dates applicable thereto. The Company has taken reasonable actions to maintain and protect such Company-Owned IP Rights. As of the date hereof, all registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company’s ownership interests therein.

(b) The Company and its Subsidiaries own each item of Company-Owned IP Rights, free and clear of any Encumbrances.

(c) To the Knowledge of Company and to the Knowledge of the Seller, the Company IP Rights are valid and enforceable. Company has not misrepresented, or failed to disclose, any facts or circumstances in any application for any Company Registered Intellectual Property that would constitute fraud with respect to such application.

(d) To the Knowledge of the Company and to the Knowledge of the Seller, the operation of the business of the Company and its Subsidiaries as such business is currently conducted, and as has been conducted since January 1, 2018, does not infringe, misappropriate, or violate any Third-Party IP Rights. As of the date hereof, the Company has not received any written notice, which involves a claim of infringement, misappropriation or violation of any Third-Party IP Rights.

(e) To the Knowledge of the Company and to the Knowledge of the Seller, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any material Company-Owned IP Rights, by any third party. As of the date hereof, the Company has not instituted any Legal Proceedings for infringement or misappropriation of any Company-Owned IP Rights.

(f) Each consultant and employee involved in the creation of any material Company-Owned IP Rights for the Company has executed proprietary information, confidentiality and assignment agreements that, to extent permitted by Law, assign to the Company and/or a Company Subsidiary (or otherwise grant sufficient rights in) all Intellectual Property that are developed by the employees in the course of their employment and contain confidentiality provisions protecting confidential information of the Company, and, with respect to consultants, all Intellectual Property that are developed by such consultants in the course of performing services for the Company or any Company Subsidiaries. The Company has provided to Parent copies of all such forms currently used by the Company.

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(g) No (i) government funding or (ii) facilities of a university, college, other educational institution or research center were used in the development of the Company-Owned IP Rights or any other Company Registered Intellectual Property. To the Knowledge of the Company and to the Knowledge of the Seller, no current or former employee, consultant or independent contractor of the Company, who was involved in, or who contributed to, the creation or development of any Company-Owned IP Rights or any other Company Registered Intellectual Property, has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

(h) Neither the execution and delivery or effectiveness of this Agreement nor the performance of the Company’s obligations under this Agreement will cause (a) the forfeiture or termination of, or give rise to a right of forfeiture or termination of any material Company IP Right or any other Company-Owned IP Rights, or (b) additional payment obligations by the Company in order to use or exploit material Company IP Rights or any other Company-Owned IP Rights to the same extent as the Company was permitted before the date hereof.

(i) The Company has taken commercially reasonable efforts to protect and preserve the confidentiality of all confidential or non-public information included in the Company-Owned IP Rights that the Company intends to retain as confidential (“Company Confidential Information”). To the Knowledge of the Company and to the Knowledge of the Seller, all use and/or disclosure of Company Confidential Information by or to a third party has been pursuant to the terms of a written Contract between the Company or its Subsidiaries and such third party. To the Knowledge of the Company and to the Knowledge of the Seller, the Company has not experienced any breach of security or otherwise unauthorized access by third parties to Company Confidential Information and any Company Confidential Information in Company’s or any of its Subsidiaries’ possession, custody or control.

(j) Notwithstanding anything to the contrary contained herein, the representations and warranties contained in Section 2.8 are the only representations and warranties made by the Company that address matters relating to Intellectual Property.

(k) Except as set forth in Part 2.8(a) of the Company Disclosure Schedule, no Governmental Body, academic institution, hospital, research institution or other third party has any march-in right, shop right, nonexclusive license, consent right, ownership interest, reversion right or other claim in or to any Intellectual Property of the Company or any product candidate, regulatory filing, clinical data, software, firmware, trade secret or know-how used in the business of the Company.

(l) Neither the Company nor any Company Subsidiary, and, to the Knowledge of the Company and to the Knowledge of the Seller, no other party to any material Intellectual Property license, has breached, defaulted under or provided notice of termination, non-renewal, challenge, dispute or reservation of rights with respect to any such license, and no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the loss, impairment, narrowing or termination of any material rights thereunder, except as set forth in Part 2.8 of the Company Disclosure Schedule.

(m) All material clinical data, preclinical data, software, source code, firmware, algorithms, device specifications, manufacturing know-how, quality system documentation and regulatory submissions used or held for use in the conduct of the business are owned by, or validly licensed to, the Company or a Company Subsidiary free and clear of all Encumbrances other than Permitted Encumbrances, and the Company has not granted any third party any right to access, use, disclose or exploit the same other than pursuant to written agreements listed in Part 2.8 of the Company Disclosure Schedule.

2.9 Agreements, Contracts and Commitments. Part 2.9 of the Company Disclosure Schedule identifies:

(a) each Company Contract relating to any bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements, other than Company Contracts on the Company’s standard form offer letter entered into in the Ordinary Course of Business;

(b) each Company Contract relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, not terminable at will by the Company or its Subsidiaries, except to the extent general principles of wrongful termination law may limit the Company’s, the Company’s Subsidiaries’ or such successor’s ability to terminate employees at will;

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(c) each Company Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

(d) each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business other than indemnification agreements between the Company and any of its officers or directors;

(e) each Company Contract containing any covenant limiting the freedom of the Company, its Subsidiaries or the Surviving Corporation to engage in any line of business or compete with any Person;

(f) each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $50,000 and not cancelable without penalty;

(g) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(h) each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $50,000 or creating any material Encumbrances with respect to any assets of the Company or any Company Subsidiary or any loans or debt obligations with officers or directors of the Company;

(i) all material Contracts pursuant to which the Company or a Company Subsidiary grants any Person a license under any Company IP Rights, other than software licensed to customers in the Ordinary Course of Business;

(j) other than “shrink wrap” and similar generally available commercial end-user licenses to software, all Contracts pursuant to which the Company or a Company Subsidiary is licensed to use any Third-Party IP Rights outside the Ordinary Course of Business;

(k) each Company Contract (i) appointing a third party to distribute any Company product, service or technology (identifying any that contain exclusivity provisions); (ii) for a third party to provide services or products with respect to any pre-clinical or clinical development activities of the Company; (iii) under which the Company or its Subsidiaries has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company or its Subsidiaries has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company or such Company Subsidiary; or (iv) to license any third party to manufacture or produce any Company product, service or technology or any Contract to sell, distribute or commercialize any Company products or service except agreements in the Ordinary Course of Business;

(l) each Company Contract with any financial advisor, broker, finder, investment banker or other Person providing advisory services to the Company in connection with the Contemplated Transactions;

(m) each Contract with ThinkEquity LLC or any other financial advisor, finder, placement agent, consultant or other Person that is entitled to any fee, commission, equity issuance, warrant value, reimbursement or other payment in connection with the Contemplated Transactions;

(n) each Contract pursuant to which the consummation of the Contemplated Transactions, the issuance of the Consideration Shares, the Financing, the lock-up contemplated hereby or the change in control of Parent or the Company would give rise to any payment, acceleration, vesting, consent right, termination right, penalty or similar consequence;

(o) each Contract that restricts the Company’s ability, or would reasonably be expected to restrict Parent’s ability after the Effective Time, to operate the business of the Company as currently conducted;

(p) any Contract between the Company or any Company Subsidiary, on the one hand, and Seller or any Affiliate, officer, director or other Related Party of Seller or the Company, on the other hand, including any funding arrangement, services agreement, reimbursement arrangement, lease, sublicense, indemnification agreement, separation agreement, transition services agreement, tax sharing arrangement, employee secondment arrangement, guarantee or consent right; and

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(q) any other agreement, contract or commitment which is not terminable at will (with no penalty or payment) by the Company which involves payment or receipt by the Company or its Subsidiaries under any such agreement, contract or commitment of $25,000 or more in the aggregate or obligations after the date of this Agreement in excess of $25,000 in the aggregate. The Company has made available to Parent accurate and complete (except for applicable redactions thereto) copies of all Company Material Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. Except as set forth in Part 2.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has, nor to the Company’s Knowledge or to the Seller’s Knowledge, as of the date of this Agreement has any other party to a Company Material Contract, breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which the Company or its Subsidiaries is a party or by which it is bound of the type described in clauses (a) through (q) above (any such agreement, contract or commitment, a “Company Material Contract”) in such manner as would permit any party to cancel or terminate any Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to be material. The consummation of the Contemplated Transactions shall not (either alone or upon the occurrence of additional acts or events) result in any material payment or payments becoming due from the Company, any Company Subsidiary or the Surviving Corporation to any Person under any Company Contract.

Except as set forth in Part 2.9 of the Company Disclosure Schedule, no Contract to which the Company or any Company Subsidiary is a party grants Seller or any of its Affiliates any consent, veto, control, approval, information, economic participation, use restriction, exclusivity, non-compete, standstill or similar right that would bind, burden or restrict the Company, the Surviving Corporation or Parent following the Effective Time.

2.10 Liabilities. As of the date hereof, neither the Company nor any Company Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or other (required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), except for: (a) Liabilities identified as such in the Company Unaudited Interim Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by the Company or its Subsidiaries since the date of the Company Unaudited Interim Balance Sheet in the Ordinary Course of Business; (c) Liabilities for performance in the Ordinary Course of Business of obligations of the Company or any Company Subsidiary under Company Contracts, including the reasonably expected performance of such Company Contracts in accordance with their terms (which would not include, for example, any instances of breach or indemnification); (d) Liabilities incurred in connection with the Contemplated Transactions; and (e) Liabilities described in Part 2.10 of the Company Disclosure Schedule. Without limiting the foregoing, as of immediately prior to the Effective Time, neither the Company nor any Company Subsidiary shall have any indebtedness for borrowed money, notes payable, loans, advances or other similar obligations. As of immediately prior to the Effective Time, the only Liabilities of the Company and the Company Subsidiaries permitted to remain outstanding shall be ordinary course accounts payable and accrued operating expenses, in each case (i) incurred in the Ordinary Course of Business consistent with past practice, (ii) not owing to Seller or any Affiliate of Seller and (iii) set forth on the final Closing schedules delivered to Parent. Notwithstanding anything to the contrary in this Agreement or in any Company Disclosure Schedule, all Seller Debt shall be, at Seller’s election as set forth on Part 2.4(f) of the Company Disclosure Schedule, either (x) irrevocably forgiven, canceled and released in full without any payment by the Company, Parent, Merger Sub or the Surviving Corporation, or (y) contributed to the capital of the Company, in each case effective immediately prior to the Effective Time. From and after the Effective Time, neither Seller nor any Affiliate of Seller shall have any right to repayment, reimbursement, contribution, indemnification, setoff, subrogation or other recovery from the Company, any Company Subsidiary, Parent, Merger Sub or the Surviving Corporation in respect of any Seller Debt. Without limiting the generality of the foregoing, except as set forth in Part 2.10 of the Company Disclosure Schedule:

(i) neither the Company nor any Company Subsidiary (other than Second Sight to the extent expressly disclosed) has any Liability arising out of or relating to any business, operation, product, service, employee, contractor, license, clinical activity or regulatory matter of Second Sight or Seller prior to the separation of the Company from Seller;

(ii) all Liabilities of Second Sight have been or will be retained by, satisfied by or discharged through the liquidation of Second Sight, except as expressly set forth in Part 2.10 of the Company Disclosure Schedule;

(iii) no creditor, counterparty or other Person has asserted or, to the Knowledge of the Company or to the Knowledge of the Seller, threatened to assert that the Company or any Company Subsidiary is liable for any Liability of Second Sight;

(iv) neither the Company nor any Company Subsidiary has assumed, guaranteed or otherwise become responsible for any Liability of Second Sight, except as expressly set forth in Part 2.10 of the Company Disclosure Schedule; and

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(v) there are no indemnification, contribution, reimbursement or similar obligations, whether written or oral, between the Company or any Company Subsidiary, on the one hand, and Seller or any of its Affiliates (including Second Sight), on the other hand, that would reasonably be expected to result in any Liability being imposed on the Company or any Company Subsidiary following the Effective Time, except as set forth in Part 2.10 of the Company Disclosure Schedule.

2.11 Compliance; Permits; Restrictions.

(a) The Company and each Company Subsidiary are, and since January 1, 2024 have been, in compliance in all material respects with all applicable Legal Requirements. No investigation, claim, suit, proceeding, audit, action or other Legal Proceeding by any Governmental Body is pending or, to the Knowledge of the Company or to the Knowledge of the Seller, threatened against the Company or any Company Subsidiary. There is no agreement, judgment, injunction, order or decree binding upon the Company or any Company Subsidiary which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any Company Subsidiary, any acquisition of material property by the Company or any Company Subsidiary or the conduct of business by the Company or any Company Subsidiary as currently conducted, (ii) is reasonably likely to have a material adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions. Neither the Company nor any Company Subsidiary has received any written notice from any Governmental Body or self-regulatory organization that would reasonably be expected to prevent, materially delay or materially impair the filing or effectiveness of the Registration Statement, the listing of the Parent Common Stock to be issued in the Contemplated Transactions on Nasdaq, or the consummation of the Financing.

(b) Except for matters regarding the U.S. Food and Drug Administration (or any successor agency thereto) (“FDA”), the Company and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of the Company (the “Company Permits”) as currently conducted. Part 2.11(b) of the Company Disclosure Schedule identifies each Company Permit. Each of the Company and each Company Subsidiary is in material compliance with the terms of the Company Permits. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of the Company or to the Knowledge of the Seller, threatened in writing, which seeks to revoke, substantially limit, suspend, or materially modify any Company Permit. The rights and benefits of each material Company Permit will be available to the Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by the Company and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

(c) There are no proceedings pending or, to the Knowledge of the Company or to the Knowledge of the Seller, threatened in writing with respect to an alleged material violation by the Company or any of its Subsidiaries of the Federal Food, Drug, and Cosmetic Act (as amended, the “FDCA”), FDA regulations adopted thereunder, the Controlled Substance Act or any other similar Legal Requirements promulgated by the FDA or other comparable Governmental Body responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug or medical device products (“Drug/Device Regulatory Agency”).

(d) The Company and each of its Subsidiaries holds all required Governmental Authorizations issuable by any Drug/Device Regulatory Agency necessary for the conduct of the business of the Company or such Subsidiary as currently conducted, and, as applicable, development, clinical testing and manufacturing as currently conducted, of any of its product candidates (the “Company Product Candidates”) (collectively, the “Company Regulatory Permits”), and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any materially adverse manner. The Company and each Company Subsidiary is in compliance in all material respects with the Company Regulatory Permits and has not received any written notice or other communication (in writing or otherwise) from any Drug/Device Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit.

(e) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries or in which the Company or its Subsidiaries or their respective current products or product candidates, including the Company Product Candidates, have participated were, and if still pending are being, conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance with the applicable regulations of the Drug/Device Regulatory Agencies and other applicable Legal Requirements, including 21 C.F.R. Parts 11, 50, 54, 56, 58, 312 and 812.

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(f) Neither the Company nor any of the Company Subsidiaries is the subject of any pending, or to the Knowledge of the Company or the Company Subsidiaries or to the Knowledge of the Seller, threatened in writing investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of the Company or any of the Company Subsidiaries or to the Knowledge of the Seller, neither the Company nor any of the Company Subsidiaries has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of the Company, any of its Subsidiaries or any of their respective officers, employees or agents has been debarred or convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Legal Requirement. To the Knowledge of the Company or to the Knowledge of the Seller, no debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or threatened against the Company, any Company Subsidiary or any of their respective officers, employees or agents.

(g) Without limiting the generality of the foregoing, the Company and each Company Subsidiary are, and since January 1, 2024 have been, in material compliance with all Legal Requirements applicable to the research, design, development, manufacture, testing, storage, labeling, promotion, clinical investigation, import, export and regulatory submission of medical devices, including all requirements administered by the FDA and any comparable foreign regulatory authority. Part 2.11 of the Company Disclosure Schedule sets forth all material permits, approvals, clearances, exemptions, IDEs, IRB approvals, quality system authorizations and similar regulatory authorizations held or required by the Company and each Company Subsidiary.

(h) Part 2.11 of the Company Disclosure Schedule sets forth all material written or oral communications since January 1, 2024 between the Company or any Company Subsidiary, on the one hand, and the FDA or any other Governmental Body regulating the products or product candidates of the Company, on the other hand, including all notices of inspectional observations, warning letters, untitled letters, clinical holds, requests for information, deficiency letters, comments on trial design, refusals, denials, safety notifications and correspondence relating to Breakthrough Device designation, PMA strategy, feasibility studies, pivotal study design or manufacturing compliance.

(i) All material regulatory filings, applications, notices, reports, submissions and correspondence made by or on behalf of the Company or any Company Subsidiary to any Governmental Body, and all material clinical and preclinical data contained therein or furnished in connection therewith, were true, correct and complete in all material respects as of the date submitted, and the Company has not omitted to state any material fact necessary to make any such submission not misleading in light of the circumstances under which it was made.

2.12 Anti-Corruption Compliance; Trade Control Laws and Sanctions.

(a) For the past three years, Company, and its directors, officers and employees, and, to the knowledge of Company or to the Knowledge of the Seller, its distributors, agents, representatives, sales intermediaries and or other Persons acting on behalf of Company have been in compliance in all material respects with all applicable Anti-Corruption Laws and Trade Control Laws.

(b) For the past three years, Company has had in place policies, procedures, controls and systems reasonably designed to ensure compliance with all applicable Anti-Corruption Laws and Trade Control Laws.

(c) None of Company, or any director, officer, employee or, to Company’s Knowledge, agent of Company is a Sanctioned Person.

(d) There are no pending, or, to the knowledge of Company, threatened, actions, suits, proceedings, inquiries or investigations by any Governmental Body against Company with respect to any Anti-Corruption Laws or Trade Control Laws. In the past three years, Company has not been subject to any such actions, suits, proceedings, inquiries or investigations or made, nor, as of the date hereof, is aware of any reason to or intends to make any disclosure (voluntary or otherwise) to any Governmental Body with respect to any violation, potential violation, or Liability arising under or relating to any Anti-Corruption Laws or Trade Control Laws.

(e) For the past three years, Company has maintained and currently maintains (i) books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Company, and (ii) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of Company were, have been and are executed only in accordance with management’s general or specific authorization.

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2.13 Tax Matters.

(a) All income and other material Tax Returns required to have been filed by the Company and each Company Subsidiary have been timely filed (taking into account any extension of time within which to file) with the applicable Governmental Body. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. No claim has ever been made by any Governmental Body in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is subject to taxation by that jurisdiction.

(b) All material Taxes due and owing by the Company or any Company Subsidiary (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of the Company and any Company Subsidiary have been reserved for on the Company Unaudited Interim Balance Sheet in accordance with GAAP. Since the date of the Company Unaudited Interim Balance Sheet, neither the Company nor any Company Subsidiary has incurred any material Liability for Taxes outside the Ordinary Course of Business.

(c) The Company and each Company Subsidiary have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(d) There are no material Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on Company’s Unaudited Interim Balance Sheet) upon any of the assets of the Company or any Company Subsidiary.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Governmental Body with respect to the Company or any Company Subsidiary which agreement or ruling would be effective after the Closing Date.

(f) No material deficiencies for Taxes with respect to the Company or any Company Subsidiary have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) audits, assessments or other Legal Proceedings for or relating to any liability in respect of Taxes of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency or for filing any Tax Return, or consented to extend the period in which Tax may be assessed or collected by any Tax authority.

(g) The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Neither the Company nor any Company Subsidiary is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or other similar agreement or arrangement (other than customary commercial Contracts the principal subject matter of which is not Taxes).

(i) Neither the Company nor any Company Subsidiary has ever been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is the Company or the Seller). Neither the Company nor any Company Subsidiary has any Liability for the Taxes of any Person (other than the Company and any Company Subsidiary) under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by Contract, or otherwise (other than customary commercial Contracts the principal subject matter of which is not Taxes).

(j) Neither the Company nor any Company Subsidiary has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any similar provision of state, local, or non-U.S. law).

(k) Neither the Company nor any Company Subsidiary has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2).

(l) Neither the Company nor any Company Subsidiary (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, (iii) has ever been subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment (within the meaning of an applicable Tax treaty) or other place of business in such other country, or (iv) is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) or is treated as a U.S. corporation under Section 7874(b) of the Code.

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(m) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) consummated on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vii) election under Section 108(i) of the Code (or any similar provision of state, local or foreign Law). The Company has not made any election under Section 965(h) of the Code.

(n) Neither the Company nor any Company Subsidiary has taken or agreed to take any action, or has any knowledge of any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(o) Neither the Company nor any Company Subsidiary has deferred the payment of any employer payroll Taxes pursuant to the CARES Act.

(p) The Company has not taken, and since the date of the LOI has not agreed to take, any action that would reasonably be expected to materially increase the risk that the Merger will fail to qualify for the intended tax treatment described in Section 1.10.

2.14 Employee Benefit Plans.

(a) Part 2.14(a) of the Company Disclosure Schedule lists all material Company Employee Plans. “Company Employee Plans” shall mean: (i) all employee benefit plans (as defined in Section 3(3) of ERISA whether or not subject to ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all employment, termination or severance Contracts to which the Company or any of its Subsidiaries is a party (except for offer letters or employment agreements that provide for employment that is terminable at will and without material cost or liability to the Company or its Subsidiaries), with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any obligation or that are maintained, contributed to or sponsored by the Company or any Company Affiliate for the benefit of any current or former employee, officer or director of the Company or any Company Affiliate and (ii) any material consulting contracts, arrangements or understandings between the Company or any Company Affiliate and any natural person consultant of the Company or any Company Affiliate.

(b) The Company has made available to Parent a true and complete copy of each material Company Employee Plan and has made available to Parent a true and complete copy of each material plan document (or, for any unwritten Company Employee Plan, a written description of the material terms of such Company Employee Plan) (except for individual written Company Option agreements, in which case only forms of such agreements have been made available, unless such individual agreements materially differ from such forms), including as applicable (i) a copy of each trust or other funding arrangement, (ii) the most recent summary plan description and summary of material modifications, (iii) annual reports on IRS Form 5500 for the most recent plan year, (iv) the most recently received IRS determination letter for each such Company Employee Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Company Employee Plan for each of the prior three (3) years, and (vi) any material non-routine correspondence received or submitted to any Governmental Body within the prior three (3) years. Neither the Company nor any Company Subsidiary has any express or implied commitment (i) to create, enter into, incur liability with respect to or cause to exist any other material employee benefit plan, program or arrangement, (ii) to enter into any Contract to provide compensation or benefits to any individual other than in the Ordinary Course of Business, or (iii) to modify, change or terminate any Company Employee Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable law.

(c) No Company Employee Plan is, and neither the Company nor any of its Subsidiaries or Company Affiliates has ever maintained, contributed to, or had any liability or obligation to contribute to, (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code) (a “Multiple Employer Plan”), (iii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), (iv) a funded welfare benefit plan (within the meaning of Section 210 of ERISA or Section 413(c) of the Code) (a “Funded Welfare Plan”), or (v) any plan that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

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(d) None of the Company Employee Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable law.

(e) Except as provided in this Agreement or as set forth in Part 2.14(e) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the Contemplated Transactions (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (i) entitle any person to any payment, forgiveness of indebtedness, vesting, distribution, or increase in benefits under or with respect to any Company Employee Plan, (ii) otherwise trigger any acceleration (of vesting or payment of benefits or otherwise) under or with respect to any Company Employee Plan, (iii) trigger any obligation to fund any Company Employee Plan, (iv) limit the right to merge, amend or terminate any Company Employee Plan or (v) result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Code Section 280G) with respect to the Company and its Subsidiaries of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Section 280G of the Code), determined without regard to the application of Section 280G(b)(5) of the Code. Except as expressly set forth in Part 2.14(e) of the Company Disclosure Schedule and as otherwise expressly provided in this Agreement, neither Parent nor the Surviving Corporation will assume any Company Employee Plan or any Company severance, retention, bonus or change-in-control obligation.

(f) No current or former director, employee, or consultant of the Company is entitled to receive a tax gross-up or “make-whole” payment from the Company with respect to any taxes that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code, or otherwise.

(g) Each Company Employee Plan has been established and operated in all material respects in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code. The Company and Company’s Subsidiaries have performed all material obligations required to be performed by them under and are not in material default under or in material violation of, and, to the Knowledge of the Company or to the Knowledge of the Seller, there is no material default or material violation by any party to, any Company Employee Plan. No Legal Proceeding is pending or threatened with respect to any Company Employee Plan (other than routine claims for benefits in the Ordinary Course of Business), and to the Knowledge of the Company or to the Knowledge of the Seller, there is no reasonable basis for any such Legal Proceeding.

(h) Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination, notification or advisory letter with respect to such qualification, or may rely upon an opinion letter or advisory letter for a pre-approved plan, and no event or omission has occurred that would cause any Company Employee Plan to lose such qualification or require corrective action to the IRS Employee Plans Compliance Resolution System to maintain such qualification.

(i) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and not otherwise exempt under Section 408 of ERISA) with respect to any Company Employee Plan that would reasonably be expected to result in liability to the Company or any of its Subsidiaries. All contributions, premiums or payments required to be made with respect to any Company Employee Plan have been made on or before their due dates, except as would not result in material liability to the Company or its Subsidiaries. There are no claims pending or threatened, other than routine claims for benefits. All reports, returns and similar documents required to be filed with any Governmental Body or distributed to any participant or beneficiary in any Company Employee Plan have been timely filed or distributed.

(j) Each Company Employee Plan that is in any part a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No Company Employee Plan or Company Option (whether currently outstanding or previously exercised) is, has been or would be, as applicable, subject to any tax, penalty or interest under Section 409A of the Code.

(k) No Company Employee Plan is subject to the laws of any jurisdiction outside the United States.

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2.15 Labor and Employment.

(a) The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to the employment of labor, including but not limited to those related to wages, hours, collective bargaining, equal employment opportunity, occupational health and safety, immigration, individual and collective consultation, notice of termination, and redundancy, and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no charge or other Legal Proceeding pending or, to the Knowledge of the Company, threatened or reasonably anticipated before the U.S. Equal Employment Opportunity Commission (the “EEOC”), any court, or any other Governmental Authority of competent jurisdiction with respect to the employment practices of the Company or any Company Subsidiary, except as described on Part 2.15(a) of the Company Disclosure Schedule. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, the EEOC or any other Governmental Authority of competent jurisdiction relating to employees or employment practices. Neither the Company nor any Company Subsidiary has received any notice of intent by the EEOC or any other Governmental Authority of competent jurisdiction responsible for the enforcement of labor or employment Laws to conduct an investigation or inquiry relating to the Company or any Company Subsidiary, and to the Knowledge of the Company or to the Knowledge of the Seller, no such investigation or inquiry is in progress. The employment of all employees of the Company and its Subsidiaries is terminable at will without cost or liability to the Company or its Subsidiaries, except for amounts earned prior to the time of termination and except as set forth in Part 2.15(a) of the Company Disclosure Schedule.

(b) The Company has made available to Parent a list of each employee and consultant that provides services to the Company or any Company Subsidiary and the location in which each such employee and consultant is based and primarily performs his or her duties or services. No Key Employee has advised the Company or any Company Subsidiary in writing of his or her intention to terminate his or her relationship as an employee of the Company or such Subsidiary for any reason, including because of the consummation of the Contemplated Transactions and, except as set forth in Part 2.15(b) of the Company Disclosure Schedule, the Company and the Subsidiary have no plans or intentions to terminate any such Key Employee. Part 2.15(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all offers of employment that are outstanding to any person from the Company or any Company Subsidiary.

(c) To the Knowledge of the Company or to the Knowledge of the Seller, no employee, officer or director of the Company or any Company Subsidiary is a party to, or is otherwise bound by, any Contract with a former employer, including any confidentiality, non-competition or proprietary rights agreement, that affects (i) the performance of his or her duties as an employee, officer or director of the Company or the Company Subsidiary, or (ii) the ability of the Company or any Company Subsidiary to conduct its business, in each case in any manner that would have a Company Material Adverse Effect. To the Knowledge of the Company or to the Knowledge of the Seller, no employee, officer or director of the Company is in violation, in any material respect, of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant to a former employer, which violation would have a Company Material Adverse Effect.

(d) There are no material controversies pending or, to the Knowledge of the Company or to the Knowledge of the Seller, threatened between the Company or any Company Subsidiary and any of their respective present or former employees or independent contractors.

(e) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement, work council agreement, work force agreement or any other labor union Contract applicable to persons employed by the Company or any Company Subsidiary; to the Knowledge of the Company or to the Knowledge of the Seller, none of the employees or independent contractors of the Company or any Company Subsidiary is represented by any union, works council, or any other labor organization; and, to the Knowledge of the Company or to the Knowledge of the Seller, there are no activities or proceedings of any labor union to organize any such employees or independent contractors.

(f) There are no grievances filed pursuant to any collective bargaining agreement, work council agreement or other labor contract currently pending against the Company or any Company Subsidiary. There are no unfair labor practice complaints pending, or, to the Knowledge of Company or to the Knowledge of the Seller, threatened, against the Company or any Company Subsidiary before the National Labor Relations Board or any court, tribunal or other Governmental Authority of competent jurisdiction, or any current union representation questions involving employees of the Company or any Company Subsidiary. There is no strike, slowdown, work stoppage lockout, or similar labor disputes, or, to the Knowledge of the Company or to the Knowledge of the Seller, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

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(g) Except as would not result in material liability to the Company, all individuals who are or were performing consulting or other services for the Company or any Company Subsidiary have been correctly classified by the Company or the Company Subsidiary in all material respects as either “independent contractors” or “employees” as the case may be. Except as would not result in material liability to the Company or its Subsidiaries, all individuals who are classified as exempt and are or were performing services for the Company or any Company Subsidiary have been correctly classified by the Company or the Company Subsidiary in all material respects as “exempt” from all applicable wage and hour Laws, including but not limited to Laws governing minimum wage, overtime compensation, meal periods and rest breaks.

(h) The Company and each Company Subsidiary is in compliance with all Laws applicable to employment and employment practices, including all Laws respecting terms and conditions of employment, wages, hours, equal employment opportunity, employment discrimination, worker classification (including the proper classification of workers as independent contractors and consultants and exempt or non-exempt), immigration, work authorization, occupational health and safety, workers’ compensation, the payment of social security and other employment taxes, disability rights or benefits, plant closures and layoffs, affirmative action and affirmative action plans, labor relations, employee leave issues and unemployment insurance.

2.16 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. Neither the Company nor any Company Subsidiary has received since January 1, 2024 any written notice or other communication (in writing or otherwise), whether from a Governmental Body or employee, that alleges that the Company or any Company Subsidiary is not in compliance with any Environmental Law, and, to the Knowledge of the Company or to the Knowledge of the Seller, there are no circumstances that may prevent or interfere with the Company’s or any of its Subsidiaries’ compliance with any Environmental Law in the future. To the Knowledge of the Company or to the Knowledge of the Seller: (i) no current or prior owner of any property currently or then leased or controlled by the Company or any of its Subsidiaries has received since January 1, 2024 any written notice or other communication (in writing or otherwise) relating to property owned or leased by the Company or any of its Subsidiaries, whether from a Governmental Body or employee, that alleges that such current or prior owner or the Company or any of its Subsidiaries is not in compliance with or has violated any Environmental Law relating to such property and (ii) neither the Company nor any of its Subsidiaries has any material liability under any Environmental Law that would reasonably be expected to have a Company Material Adverse Effect.

2.17 Insurance.

(a) The Company has made available to Parent accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and each Company Subsidiary. Each of the insurance policies is in full force and effect and the Company and each Company Subsidiary are in material compliance with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2024, neither the Company nor any Company Subsidiary has received any written notice or other written communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. To the Knowledge of the Company or to the Knowledge of the Seller, there is no pending workers’ compensation or other claim under or based upon any insurance policy of the Company or any Company Subsidiary. All information provided to insurance carriers (in applications and otherwise) on behalf of the Company and each Company Subsidiary is accurate and complete in all material respects. The Company and each Company Subsidiary have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened in writing against the Company or any Company Subsidiary, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or, to the Knowledge of the Company or to the Knowledge of the Seller, informed the Company or any Company Subsidiary of its intent to do so.

(b) The Company has made available to Parent accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by the Company and each Company Subsidiary as of the date of this Agreement (the “Existing Company D&O Policies”). Part 2.17(b) of the Company Disclosure Schedule accurately sets forth the most recent annual premiums paid by the Company and each Company Subsidiary with respect to the Existing Company D&O Policies.

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2.18 Legal Proceedings; Orders.

(a) Except as set forth in Part 2.18(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and, to the Knowledge of the Company or to the Knowledge of the Seller, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves the Company or any of its Subsidiaries, any Company Associate (in his or her capacity as such) or any of the material assets owned or used by the Company or its Subsidiaries; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions, the Financing, the listing of the Parent Common Stock to be issued in connection therewith on Nasdaq, or the post-Closing governance arrangements expressly contemplated hereby. To the Knowledge of the Company or to the Knowledge of the Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will give rise to or serve as the basis for the commencement of any meritorious Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which the Company or any Company Subsidiary, or any of the material assets owned or used by the Company or any Company Subsidiary, is subject. To the Knowledge of the Company or to the Knowledge of the Seller, no officer or other Key Employee of the Company or any Company Subsidiary is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any Company Subsidiary or to any material assets owned or used by the Company or any Company Subsidiary.

(c) Without limiting the foregoing, except as set forth in Part 2.18 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company or to the Knowledge of the Seller, threatened Action against the Company, any Company Subsidiary, or any present or former officer, director, employee or consultant thereof that would reasonably be expected to have Company Material Adverse Effect, arising out of or relating to (i) any Intellectual Property used in the business, (ii) any clinical study, regulatory submission, product candidate, adverse event or quality issue, (iii) any separation, carve-out, indemnity or related-party arrangement with Seller or any of its Affiliates, or (iv) any claim that any asset, data set, submission, license, invention, software or know-how used in the business is not owned by or validly licensed to the Company. Except as set forth in Part 2.18 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company or to the Knowledge of the Seller, threatened investigation, inquiry, audit, inspection, subpoena, civil investigative demand or similar proceeding by any Governmental Body relating to the Company, any Company Subsidiary, any product candidate, any clinical study or any related-party arrangement.

2.19 Authority; Binding Nature of Agreement. The Company and each Company Subsidiary have all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The Company Board of Directors (at one or more meetings duly called and held) has: (a) determined that the Contemplated Transactions are advisable and fair to and in the best interests of the Company and its shareholders; (b) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Contemplated Transactions, subject to the Required Company Shareholder Vote; and (c) recommended the adoption and approval of this Agreement by the holders of Company Capital Stock. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of this Agreement, the Company Board of Directors approved the execution and delivery by Seller, in its capacity as the sole holder of the outstanding Company Capital Stock, of the written consent and lock-up agreement contemplated by this Agreement.

2.20 Vote Required. The approval of Seller, in its capacity as the sole holder of all of the issued and outstanding Company Capital Stock entitled to vote on the adoption of this Agreement and the approval of the Merger, is the only vote of any class or series of Company Capital Stock necessary to adopt this Agreement, approve the Merger and approve the Contemplated Transactions (the “Required Company Shareholder Vote”).

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2.21 Non-Contravention; Consents. Subject to Part 2.21 of the Company Disclosure Schedule, and subject to obtaining the Required Company Shareholder Vote, the filing of the Certificate of Merger required by the DGCL and any filings or notifications that may be required in connection with the Contemplated Transactions under any US or non-US antitrust, merger control, or competition laws, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of the Company or (ii) any resolution adopted by the Company shareholders, the Company Board of Directors or any committee of the Company Board of Directors;

(b) contravene, conflict with or result in a material violation of, or give any Governmental Body or, to the Knowledge of the Company or to the Knowledge of the Seller, other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company or its Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is subject;

(c) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or its Subsidiaries or that otherwise relates to the business of the Company or its Subsidiaries or to any of the material assets owned or used by the Company or its Subsidiaries;

(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Company Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Contract; (iii) accelerate the maturity or performance of any Company Contract; or (iv) cancel, terminate or modify any term of any Company Contract, except, in the case of any Company Material Contract, any non-material breach, default, penalty or modification and, in the case of all other Company Contracts, any breach, default, penalty or modification that would not result in a Company Material Adverse Effect;

(e) result in the imposition or creation of any Encumbrance upon or with respect to any material asset owned or used by the Company or its Subsidiaries (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company); or

(f) result in the transfer of any material asset of the Company or its Subsidiaries to any Person. Except (i) for any Consent set forth in Part 2.21 of the Company Disclosure Schedule under any Company Contract, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither the Company nor any of its Subsidiaries was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Contemplated Transactions.

Part 2.21 of the Company Disclosure Schedule also identifies all Consents required in connection with the ThinkEquity LLC engagement, the First Finance Waiver, any Company Equity Securities outstanding immediately prior to the Effective Time, and any other matter that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Contemplated Transactions.

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2.22 No Financial Advisor. Except as set forth in Part 2.22 of the Company Disclosure Schedule, including the engagement of ThinkEquity LLC and the fees payable to ThinkEquity LLC expressly contemplated by this Agreement, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee, equity issuance or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company, Seller or any of their respective Affiliates.

2.23 Privacy. The Company has complied in all material respects with all Privacy Obligations and its respective internal and external privacy policies relating to the use, collection, storage, disclosure and transfer of any Personal Information collected by the Company or by third parties having authorized access to the records of the Company. The execution, delivery and performance of this Agreement will comply in all material respects with all Privacy Obligations and with the Company’s privacy policies. The Company has not received a written complaint regarding the Company’s collection, use or disclosure of Personal Information. There has been no (i) unauthorized acquisition of, access to, loss of, misuse (by any means) of any Sensitive Data, or (ii) unauthorized or unlawful processing of any Sensitive Data or Personal Information, in each case, used or held for use by or on behalf of the Company. No Person has, in the last three (3) years, threatened to bring any proceeding pursuant to any written notice, or commenced any proceeding with respect to the Company’s privacy, security or data protection practices, including any loss, damage or unauthorized access, use, disclosure, modification or other misuse of any Personal Information maintained by, or on behalf of, the Company and, to the Company’s Knowledge or to the Seller’s Knowledge, there is no reasonable basis for such proceeding.

2.24 Disclosure. The information supplied by the Company and each Company Subsidiary for inclusion in the Form S-1 (or such other form as may be appropriate), the Parent Schedule 14C, and any other disclosure document required to be filed with the SEC in connection with the Contemplated Transactions (including any Company Financials and the Required Company Financials when delivered pursuant to Section 5.1(a)) will not, as of the date such information is prepared, the date the Registration Statement becomes effective or the date of the definitive Parent Schedule 14C, as applicable, (i) contain any statement that is inaccurate or misleading with respect to any material facts or (ii) omit to state any material fact necessary in order to make such information, in the light of the circumstances under which such information is provided, not false or misleading. No representation, warranty, schedule, exhibit, certificate or other document furnished by or on behalf of the Company or Seller to Parent in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.25 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Agreement, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the Contemplated Transactions.

2.26 Disclaimer of Other Representations and Warranties. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (a) each of Parent and Merger Sub is not making and has not made any representations or warranties relating to itself or its business or otherwise in connection with the transactions contemplated by this Agreement, including the Merger, and none of the Company or its Representatives is relying on any representation or warranty of Parent or Merger Sub except for those expressly set forth in this Agreement, (b) no Person has been authorized by Parent or Merger Sub to make any representation or warranty relating to Parent or Merger Sub or their respective businesses, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by Parent or Merger Sub and (c) any estimates, projections, forecasts, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or any of its Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information are the subject of any express representation or warranty set forth in this Agreement.

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ARTICLE 2A

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Parent and Merger Sub as follows, except as set forth in the Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article 2A. The disclosures in any section or subsection of the Company Disclosure Schedule shall qualify other sections and subsections in this Article 2A only to the extent it is reasonably apparent on its face that such disclosure is applicable to such other sections and subsections.

2A.1 Due Organization; Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its assets and to carry on its business as presently conducted. Seller has all necessary corporate power and authority to execute and deliver this Agreement, the Lock-Up Agreement and each other agreement, document and instrument contemplated hereby to be executed and delivered by Seller, to perform its obligations hereunder and thereunder, and to consummate the Contemplated Transactions to which Seller is a party.

2A.2 Authorization; Binding Nature of Agreement. The execution, delivery and performance by Seller of this Agreement, the Lock-Up Agreement and each other agreement, document and instrument contemplated hereby to be executed and delivered by Seller, and the consummation by Seller of the Contemplated Transactions to which Seller is a party, have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Parent, Merger Sub and the Company, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally; and (b) general equitable principles governing the availability of specific performance, injunctive relief and other equitable remedies.

2A.3 Ownership of Company Securities.

(a) As of the date of this Agreement and immediately prior to the Effective Time, Seller is the sole record and beneficial owner of all of the issued and outstanding Company Capital Stock and other Company Equity Securities set forth in Part 2A.3 of the Company Disclosure Schedule.

(b) All of the Company Capital Stock and other Company Equity Securities owned by Seller are owned by Seller free and clear of all Encumbrances, other than: (i) restrictions arising under applicable securities Laws; and (ii) such Encumbrances as are set forth in Part 2A.3 of the Company Disclosure Schedule.

(c) Except as set forth in Part 2A.3 of the Company Disclosure Schedule, no Person other than Seller has any right, title or interest in or to any Company Capital Stock, any other Company Equity Securities, or any rights to receive any portion of the Consideration Shares. Without limiting the foregoing, no Affiliate of Seller or any other Person has any economic participation right, profit-sharing right, contingent value right, royalty right or similar arrangement with respect to the Company or any Company Equity Securities, except as expressly set forth in Part 2A.3 of the Company Disclosure Schedule.

(d) Except as set forth in Part 2A.3 of the Company Disclosure Schedule, there are no voting trusts, proxies, stockholders agreements, transfer restrictions, registration rights agreements, co-sale agreements, drag-along agreements, tag-along agreements, rights of first refusal, rights of first offer, preemptive rights, rights of participation, rights of maintenance or similar Contracts to which Seller is a party or by which any Company Capital Stock or other Company Equity Securities are bound. Nor are there any side letters, oral agreements or undisclosed understandings affecting Seller’s ownership of, or right to transfer, the Company Capital Stock or to receive the Consideration Shares.

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(e) Part 2A.3(e) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Contracts, arrangements, liabilities, obligations and commitments, whether written or oral, between or among Seller or any of its Affiliates, on the one hand, and the Company or any Company Subsidiary, on the other hand, including any funding arrangement, note, services agreement, transition services agreement, lease, guarantee, sublicense, indemnification agreement, separation agreement, tax-sharing arrangement, employee or consultant sharing arrangement or any other related-party transaction. Except as set forth in Part 2A.3(e), no such arrangement exists.

2A.4 No Conflicts; Consents. Except as set forth in Part 2A.4 of the Company Disclosure Schedule, neither the execution, delivery or performance by Seller of this Agreement, the Lock-Up Agreement or any other agreement, document or instrument contemplated hereby to which Seller is a party, nor the consummation by Seller of the Contemplated Transactions to which Seller is a party, will directly or indirectly, with or without notice or lapse of time:

(a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation, bylaws or other organizational documents of Seller;

(b) contravene, conflict with or result in a material violation of any applicable Law or any Order to which Seller or any of its material assets is subject;

(c) contravene, conflict with or result in a material breach of, or constitute a material default under, any Contract to which Seller is a party or by which Seller or any of its material assets is bound;

(d) give any Person the right to prevent, delay, impair, terminate, modify or accelerate any obligation or right of Seller under any such Contract in any manner that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Contemplated Transactions; or

(e) result in the creation of any Encumbrance upon any Company Capital Stock, other Company Equity Securities or, to the Knowledge of Seller, any portion of the Consideration Shares.

Except as set forth in Part 2A.4 of the Company Disclosure Schedule, to the Knowledge of Seller, no Consent of any Governmental Body or other Person is required to be obtained by Seller in connection with the execution, delivery or performance of this Agreement, the Lock-Up Agreement or any other agreement, document or instrument contemplated hereby to which Seller is a party, or the consummation by Seller of the Contemplated Transactions to which Seller is a party.

2A.5 Litigation.

(a) There is no pending Legal Proceeding, and, to the Knowledge of Seller, no Person has threatened in writing to commence any Legal Proceeding, against Seller that would reasonably be expected to: (a) prevent, materially delay or materially impair Seller’s ability to consummate the Contemplated Transactions; (b) adversely affect Seller’s ownership of the Company Capital Stock or other Company Equity Securities; or (c) challenge Seller’s right to receive the Consideration Shares. Without limiting the foregoing, there is no pending or, to the Knowledge of Seller, threatened Legal Proceeding arising out of or relating to (i) any relationship, arrangement or transaction between Seller and the Company or any Company Subsidiary, (ii) any separation, carve-out or reorganization involving the Company, (iii) any funding, indemnification or support arrangement, or (iv) any claim that any Liability of Seller or its Affiliates should be borne by the Company or any Company Subsidiary.

(b) Except as set forth in Part 2A.5(b) of the Company Disclosure Schedule, to the Knowledge of Seller, no Affiliate of Seller has any claim, cause of action, right of reimbursement, right of indemnification, right of setoff, ownership claim, license claim or other right, contingent or otherwise, against the Company, any Company Subsidiary, or any of their respective assets

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2A.6 Brokers; Financial Advisors; Fees. Except as set forth in Part 2A.6 of the Company Disclosure Schedule, including the engagement of ThinkEquity LLC and any fees or other compensation expressly contemplated by this Agreement, no broker, finder, investment banker, financial advisor, consultant or other Person is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee, equity issuance, warrant value, reimbursement or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Seller or any of its Affiliates.

2A.7 ThinkEquity LLC.

(a) Part 2A.7(a) of the Company Disclosure Schedule sets forth a true, correct and complete description of all Contracts, understandings and arrangements between Seller and the Company, on the one hand, and ThinkEquity LLC, on the other hand, relating to the Contemplated Transactions.

(b) Except as set forth in Part 2A.7 of the Company Disclosure Schedule, neither ThinkEquity LLC nor any of its Affiliates has any right to receive any payment, fee, reimbursement, equity interest, warrant value or other consideration in connection with the Contemplated Transactions.

2A.8 Lock-Up Agreement. Concurrently with the execution and delivery of this Agreement, Seller has executed and delivered the Lock-Up Agreement, and the Lock-Up Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally; and (b) general equitable principles governing the availability of specific performance, injunctive relief and other equitable remedies.

2A.9 Company Shareholder Approval. Seller, in its capacity as the sole holder of all of the issued and outstanding Company Capital Stock entitled to vote thereon, has approved, or will approve in accordance with Section 5.2, this Agreement, the Merger and the other Contemplated Transactions for which Company stockholder approval is required under the DGCL or the Company’s organizational documents. No vote or consent of any other holder of Company Capital Stock or other Company Equity Securities is required to adopt this Agreement, approve the Merger or approve the other Contemplated Transactions.

2A.10 Solvency; No Distribution of Company Securities.

(a) Seller is not entering into this Agreement or consummating the Contemplated Transactions with the intent to hinder, delay or defraud either present or future creditors of Seller or the Company.

(b) Except as expressly set forth in this Agreement, Seller has not distributed, and will not distribute, transfer, assign, pledge or otherwise dispose of any Company Capital Stock or other Company Equity Securities between the date of this Agreement and the Effective Time.

(c) Seller is not aware of any condition, event or circumstance that would reasonably be expected to result in the Company being insolvent, unable to pay its debts as they become due, or unable to continue as a going concern immediately following the Effective Time, except as expressly disclosed in the Company Disclosure Schedule.

(d) Neither Seller nor any of its Affiliates has provided notice to the Company of any intention to terminate, reduce or materially modify any funding, support, services, guarantee or other arrangement with the Company or any Company Subsidiary prior to the Effective Time, except as set forth in the Company Disclosure Schedule.

2A.11 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Agreement, neither Seller nor any other Person on behalf of Seller makes any express or implied representation or warranty with respect to Seller, the Company, the Company Capital Stock, the other Company Equity Securities or otherwise in connection with the Contemplated Transactions. Notwithstanding the foregoing, nothing in this Section 2A.11 shall limit or restrict the representations and warranties of Seller expressly set forth in this Article 2A or in any certificate delivered pursuant to this Agreement.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company and Seller as follows, except as set forth in (a) the written disclosure schedule delivered by Parent to the Company (the “Parent Disclosure Schedule”) or (b) the Parent SEC Documents filed with or furnished to the SEC by Parent on or after January 1, 2024 and publicly available on the SEC’s EDGAR system on or before one (1) Business Day prior to the date of this Agreement; provided, however, that (i) disclosures contained under the heading “Risk Factors” or in any forward-looking statements disclaimer, and any other disclosures that are predictive, cautionary or forward-looking in nature, shall not be deemed to qualify any representation or warranty in this Article 3, and (ii) in the event of any inconsistency between the Parent Disclosure Schedule and the Parent SEC Documents, the Parent Disclosure Schedule shall control. The Parent Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article 3. The disclosures in any section or subsection of the Parent Disclosure Schedule shall qualify other sections and subsections in this Article 3 only to the extent it is reasonably apparent on its face that such disclosure is applicable to such other sections and subsections.

3.1 Subsidiaries; Due Organization; Etc.

(a) Other than Merger Sub and the Entities identified in Part 3.1(a) of the Parent Disclosure Schedule, Parent has no Subsidiaries. Parent has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Parent has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity. Merger Sub was formed solely for purposes of engaging in the transactions contemplated by this Agreement and has not engaged in any business activity other than in connection with the transactions contemplated hereby.

(b) Each of Parent and the Parent Subsidiaries is a corporation or company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

(c) Each of Parent and the Parent Subsidiaries is qualified to do business as a foreign corporation or company, as applicable, and is in good standing (or the equivalent thereof, if applicable, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof), under the laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Parent Material Adverse Effect.

3.2 Articles of Incorporation; Bylaws; Charters and Codes of Conduct. Parent has made available to the Company true, correct and complete copies of the articles of incorporation, bylaws and other charter and organizational documents, including all amendments thereto, for Parent and each Parent Subsidiary. Neither Parent nor any Parent Subsidiary has taken any action in breach or violation in any material respect of any of the material provisions of its articles of incorporation, bylaws and other charter and organizational documents and is not in material breach thereof.

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3.3 Capitalization, Etc.

(a) The authorized capital stock of Parent, and the issued and outstanding shares of Parent Capital Stock as of the date of this Agreement, are set forth in Part 3.3(a) of the Parent Disclosure Schedule. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance in all material respects with applicable Law and all applicable Contracts. Parent does not hold any shares of its capital stock in treasury.

(b) Part 3.3(b) of the Parent Disclosure Schedule sets forth a true, correct and complete list of all outstanding Parent Options, Parent RSUs, Parent Warrants and other rights to acquire Parent Capital Stock, together with the holder, the number or amount outstanding, the exercise or conversion price, if any, and the treatment of each such security in connection with the Contemplated Transactions, if applicable. Except as set forth in Part 3.3(b) of the Parent Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant, stock appreciation right, phantom equity right, restricted stock unit, convertible security, preemptive right, right of first refusal, right of participation, anti-dilution right or other right to acquire any Parent Capital Stock or other securities of Parent or any Parent Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Parent Capital Stock or other securities of Parent or any Parent Subsidiary; or (iii) Contract under which Parent or any Parent Subsidiary is or may become obligated to issue, sell, redeem, repurchase or otherwise acquire any Parent Capital Stock or other securities.

(c) Part 3.3(c) of the Parent Disclosure Schedule sets forth a true, correct and complete capitalization table of Parent as of the date of this Agreement and, for illustrative purposes only, a pro forma capitalization table reflecting the issuance of the Consideration Shares, the shares to be issued in the Financing and any Advisor Shares contemplated hereby.

(d) Parent has sufficient authorized but unissued shares of Parent Common Stock, or will have such shares prior to Closing, to issue the Consideration Shares, the shares to be issued in the Financing and any Advisor Shares contemplated by this Agreement.

3.4 SEC Filings; Financial Statements.

(a) Parent has made available to the Company accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since January 1, 2024 (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Parent SEC Documents”), other than such documents that can be obtained on the SEC’s website at www.sec.gov. Except as set forth in Part 3.4(a) of the Parent Disclosure Schedule, all material statements, reports, schedules, forms and other documents required to have been filed by Parent or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, to Parent’s Knowledge, as of the time they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such Parent SEC Document has been amended or superseded by a later Parent SEC Document filed prior to the date hereof. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Parent SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Legal Requirements. As used in this Article 3, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(b) The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present in all material respects the consolidated financial position of Parent as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. Other than as expressly disclosed in the Parent SEC Documents filed prior to the date hereof, there has been no material change in Parent’s accounting methods or principles that would be required to be disclosed in Parent’s financial statements in accordance with GAAP. The books of account and other financial records of Parent and each of its Subsidiaries are true and complete in all material respects.

(c) Parent’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the Knowledge of Parent, “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Parent, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d) Except as set forth in Part 3.4(d) of the Parent Disclosure Schedule, from January 1, 2024, through the date hereof, Parent has not received any comment letter from the SEC or the staff thereof or any correspondence from Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Parent Common Stock on the Nasdaq Capital Market. Parent has not disclosed any unresolved comments in its Parent SEC Documents.

(e) Since January 1, 2024, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of Parent, the Parent Board of Directors or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f) Except as set forth in Part 3.4(f) of the Parent Disclosure Schedule, Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.

(g) Parent maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that Parent maintains records that in reasonable detail accurately and fairly reflect Parent’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Parent Board of Directors, and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on Parent’s financial statements. Parent has evaluated the effectiveness of Parent’s internal control over financial reporting and, to the extent required by applicable law, presented in any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Parent has disclosed to Parent’s auditors and the Audit Committee of the Parent Board of Directors (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Except as disclosed in the Parent SEC Documents filed prior to the date hereof, Parent has not identified any material weaknesses in the design or operation of Parent’s internal control over financial reporting. Since January 1, 2024, there have been no material changes in Parent’s internal control over financial reporting.

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(h) Parent’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

(i) Since January 1, 2024, (i) Parent has not received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent’s internal accounting controls relating to periods after January 1, 2024, including any material complaint, allegation, assertion or claim that Parent has engaged in questionable accounting or auditing practices (except for any of the foregoing after the date of this Agreement which have no reasonable basis), and (ii) no attorney representing Parent, whether or not employed by Parent, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after January 1, 2024, by Parent or agents to the Parent Board of Directors or any committee thereof or, to the Knowledge of Parent, to any director or officer of Parent.

(j) Parent has filed, or will file prior to the Closing, all SEC disclosures reasonably necessary to consummate the Financing and the issuance of the Consideration Shares in compliance with applicable securities Laws and Nasdaq rules.

3.5 Absence of Changes. Except as set forth in Part 3.5 of the Parent Disclosure Schedule, between January 1, 2026 and the date of this Agreement and except as otherwise expressly contemplated by this Agreement, Parent has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been (a) any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets or business of Parent or any Parent Subsidiary (whether or not covered by insurance), (b) any Parent Material Adverse Effect or an event or development that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or (c) any event or development that would, if occurring following the execution of this Agreement require the consent of the Company pursuant to Section 4.4(a). Since the date of the most recent balance sheet included in the Parent SEC Documents, except as expressly contemplated by this Agreement, Parent has conducted its business in the Ordinary Course of Business and has not taken any action that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Contemplated Transactions or the Financing.

3.6 Intellectual Property.

(a) Part 3.6(a) of the Parent Disclosure Schedule lists: (i) all Parent Registered Intellectual Property, including the jurisdictions in which each such item of Intellectual Property has been issued or registered, in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made and (ii) all actions that are required to be taken by Parent within 60 days of the date hereof with respect to such Parent-Owned IP Rights in order to avoid prejudice to, impairment or abandonment of such Parent-Owned IP Rights. Parent has taken commercially reasonable actions, in all material respects, to maintain and protect such Parent-Owned IP Rights. As of the date hereof, all registration, maintenance and renewal fees currently due in connection with such Parent Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such Parent Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Parent Registered Intellectual Property and recording Parent’s ownership interests therein.

(b) Parent and the Parent Subsidiaries own each item of material Parent-Owned IP Rights, free and clear of any Encumbrances, except as set forth in the Parent Disclosure Schedule.

(c) To the Knowledge of Parent, the Parent IP Rights are valid and enforceable. Parent has not misrepresented, or failed to disclose, any facts or circumstances in any application for any Parent Registered Intellectual Property that would constitute fraud with respect to such application.

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(d) To the Knowledge of Parent, the operation of the business of Parent and the Parent Subsidiaries as such business is currently conducted, as has been conducted since January 1, 2024, does not infringe, misappropriate, or violate any Third-Party IP Rights. As of the date hereof Parent has not received any written notice, which involves a claim of infringement or misappropriation or violation of any Third-Party IP Rights.

(e) To the Knowledge of Parent, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Parent-Owned IP Rights, by any third party. As of the date hereof, Parent has not instituted any Legal Proceedings for infringement or misappropriation of any Parent-Owned IP Rights.

(f) Each consultant and employee involved in the creation of any material Parent-Owned IP Rights for Parent has executed proprietary information, confidentiality and assignment agreements that, to extent permitted by Law, assign to Parent and/or a Parent Subsidiary (or otherwise grant sufficient rights in) all Intellectual Property that are developed by the employees in the course of their employment and contain confidentiality provisions protecting confidential information of the Parent, and, with respect to consultants, all Intellectual Property that are developed by such consultants in the course of performing services for Parent or any Parent Subsidiaries. Parent has provided to the Company copies of all such forms currently used by Parent.

(g) No (i) government funding or (ii) facilities of a university, college, other educational institution or research center were used in the development of the Parent-Owned IP Rights or any other Parent Registered Intellectual Property. To the Knowledge of Parent, no current or former employee, consultant or independent contractor of Parent, who was involved in, or who contributed to, the creation or development of any Parent-Owned IP Rights or any other Parent Registered Intellectual Property, has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Parent.

(h) Neither the execution and delivery or effectiveness of this Agreement nor the performance of Parent’s obligations under this Agreement will cause (a) the forfeiture or termination of, or give rise to a right of forfeiture or termination of any material Parent IP Right or any other Parent-Owned IP Rights or (b) additional payment obligations by Parent in order to use or exploit material Parent IP Rights or any other Parent-Owned IP Rights to the same extent as Parent was permitted before the date hereof.

(i) Parent has taken commercially reasonable actions, in all material respects, to protect and preserve the confidentiality of all confidential or non-public information included in the Parent-Owned IP Rights that Parent intends to retain as confidential (“Parent Confidential Information”). To the Knowledge of Parent, all use and/or disclosure of Parent Confidential Information by or to a third party has been pursuant to the terms of a written Contract between Parent or the Parent Subsidiaries and such third party. Parent has not experienced any breach of security or otherwise unauthorized access by third parties to Parent Confidential Information and any confidential information in Parent’s or any of its Subsidiaries’ possession, custody or control.

Notwithstanding anything to the contrary contained herein, the representations and warranties contained in Section 3.6 are the only representations and warranties made by Parent that address matters relating to Intellectual Property.

3.7 Agreements, Contracts and Commitments. Part 3.7 of the Parent Disclosure Schedule identifies:

(a) each Parent Contract relating to any bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements, other than Parent Contracts on Parent’s standard form offer letter entered into in the Ordinary Course of Business;

(b) each Parent Contract relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, not terminable at will by Parent or its Subsidiaries, except to the extent general principles of wrongful termination law may limit Parent’s, Parent’s Subsidiaries’ or such successor’s ability to terminate employees at will;

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(c) each Parent Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment) or the value of any of the benefits of which will be calculated on the basis of the Contemplated Transactions;

(d) each Parent Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business other than indemnification agreements between Parent and any of its officers or directors;

(e) each Parent Contract containing any covenant limiting the freedom of Parent or its Subsidiaries to engage in any line of business or compete with any Person;

(f) each Parent Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $50,000 and not cancelable without penalty;

(g) each Parent Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(h) each Parent Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $50,000 or creating any material Encumbrances with respect to any assets of Parent or any Parent Subsidiary or any loans or debt obligations with officers or directors of Parent;

(i) all Contracts pursuant to which Parent or a Parent Subsidiary grants any Person a license under any Parent IP Rights, other than software licensed to customers in the Ordinary Course of Business;

(j) other than “shrink wrap” and similar generally available commercial end-user licenses to software, all Contracts pursuant to which Parent or a Parent Subsidiary is licensed to use any Third-Party IP Rights outside the Ordinary Course of Business;

(k) each Parent Contract (i) appointing a third party to distribute any Parent product, service or technology (identifying any that contain exclusivity provisions); (ii) for a third party to provide services or products with respect to any pre-clinical or clinical development activities of Parent; (iii) under which Parent or the Parent Subsidiaries has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Parent or the Parent Subsidiaries has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by Parent or such Parent Subsidiary; or (iv) to license any third party to manufacture or produce any Parent product, service or technology or any Contract to sell, distribute or commercialize any Parent products or service, except agreements in the Ordinary Course of Business;

(l) each Parent Contract with any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Parent in connection with the Contemplated Transactions;

(m)each Contract pursuant to which any financial advisor, consultant, placement agent or other Person may be entitled to any cash fee, equity issuance, reimbursement or similar compensation in connection with the Contemplated Transactions or the Financing;

(n) each Contract pursuant to which any Person may be entitled to receive any Advisor Shares or other equity-based compensation in connection with the Contemplated Transactions;

(o) each Contract that would reasonably be expected to restrict, in any material respect, Parent’s ability to consummate the Financing or to implement the board and management changes contemplated by this Agreement; and

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(p) any other agreement, contract or commitment which is not terminable at will (with no penalty or payment) by Parent which involves payment or receipt by Parent or the Parent Subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate, or obligations after the date of this Agreement in excess of $100,000 in the aggregate. Parent has made available to the Company accurate and complete (except for applicable redactions thereto) copies of all Parent Material Contracts, including all amendments thereto. There are no Parent Material Contracts that are not in written form. Except as set forth in Part 3.7 of the Parent Disclosure Schedule, neither Parent nor any of the Parent Subsidiaries nor, to Parent’s Knowledge, as of the date of this Agreement, has any other party to a Parent Material Contract breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Parent or the Parent Subsidiaries is a party or by which it is bound of the type described in clauses (a) through (p) above (any such agreement, contract or commitment, a “Parent Material Contract”) in such manner as would permit any party to cancel or terminate any Parent Material Contract, or would permit any other party to seek damages which would reasonably be expected to be material. The consummation of the Contemplated Transactions shall not (either alone or upon the occurrence of additional acts or events) result in any material payment or payments becoming due from Parent or any Parent Subsidiary to any Person under any Parent Contract.

3.8 Liabilities. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or in Part 3.8 of the Parent Disclosure Schedule, Parent and the Parent Subsidiaries do not have any Liabilities that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect or materially impair Parent’s ability to consummate the Contemplated Transactions.

3.9 Compliance; Permits; Restrictions.

(a) Parent and each Parent Subsidiary are, and since January 1, 2024 have been, in compliance in all material respects with all applicable Legal Requirements. No investigation, claim, suit, proceeding, audit or other Legal Proceeding by any Governmental Body is pending or, to the Knowledge of Parent, threatened in writing against Parent or any Parent Subsidiary. There is no agreement, judgment, injunction, order or decree binding upon Parent or any Parent Subsidiary which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any Parent Subsidiary, any acquisition of material property by Parent or any Parent Subsidiary or the conduct of business by Parent or any Parent Subsidiary as currently conducted, (ii) is reasonably likely to have a material adverse effect on Parent’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions. Parent is in compliance in all material respects with the applicable continued listing requirements of Nasdaq and has not received any written notice from Nasdaq that its common stock is subject to delisting or that would reasonably be expected to prevent the listing of the Consideration Shares or the shares to be issued in the Financing, except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule.

(b) Except for matters regarding the FDA, Parent and the Parent Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of Parent (collectively, the “Parent Permits”) as currently conducted. Part 3.9(b) of the Parent Disclosure Schedule identifies each Parent Permit. Each of Parent and each Parent Subsidiary is in material compliance with the terms of the Parent Permits. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of Parent, threatened in writing, which seeks to revoke, substantially limit, suspend, or materially modify any Parent Permit. The rights and benefits of each material Parent Permit will be available to Parent and the Parent Subsidiaries immediately after the Effective Time on terms substantially identical to those enjoyed by Parent and the Parent Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

(c) There are no proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to an alleged material violation by Parent or any of the Parent Subsidiaries of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other similar Legal Requirements promulgated by the FDA or a Drug/Device Regulatory Agency.

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(d) Parent and each of the Parent Subsidiaries holds all required Governmental Authorizations issuable by any Drug/Device Regulatory Agency necessary for the conduct of the business of Parent or such Subsidiary as currently conducted, and, as applicable, development, clinical testing and manufacturing as currently conducted of any of its product candidates (the “Parent Product Candidates”) (collectively, the “Parent Regulatory Permits”), and no such Parent Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any materially adverse manner. Parent and each Parent Subsidiary is in compliance in all material respects with the Parent Regulatory Permits and have not received any written notice or other written communication from any Drug/Device Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Parent Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Parent Regulatory Permit.

(e) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, Parent or the Parent Subsidiaries or in which Parent or its Subsidiaries or their respective current products or product candidates, including the Parent Product Candidates, have participated were, and if still pending are being, conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance with the applicable regulations of the Drug/Device Regulatory Agencies and other applicable Legal Requirements, including 21 C.F.R. Parts 50, 54, 56, 58 and 312.

(f) Neither Parent nor any Parent Subsidiary is the subject of any pending, or to the Knowledge of Parent, threatened in writing investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of Parent or any of the Parent Subsidiaries, neither Parent nor the Parent Subsidiaries has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of Parent or any of the Parent Subsidiaries or any of their respective officers, employees or agents has been debarred or convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Legal Requirement. To the Knowledge of Parent, no debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or threatened in writing against Parent, any Parent Subsidiary or any of their respective officers, employees or agents.

3.10 Anti-Corruption Compliance; Trade Control Laws and Sanctions.

(a) For the past three years, Parent and the Parent Subsidiaries, and their respective directors, officers and employees and, to the knowledge of Parent, their respective distributors, agents, representatives, sales intermediaries and other Persons acting on behalf of Parent and the Parent Subsidiaries have complied in all material respects with all applicable Anti-Corruption Laws and Trade Control Laws.

(b) For the past three years, Parent and each Parent Subsidiary had in place policies, procedures, controls and systems reasonably designed to ensure compliance with all applicable Anti-Corruption Laws and Trade Control Laws.

(c) None of Parent or any of the Parent Subsidiaries, or any director, officer, employee or, to Parent’s Knowledge, agent of Parent or any of the Parent Subsidiaries is a Sanctioned Person.

(d) There are no pending, or, to the knowledge of Parent, threatened, actions, suits, proceedings, inquiries or investigations by any Governmental Body against Parent or any Parent Subsidiaries with respect to any Anti-Corruption Laws or Trade Control Laws. In the past five years, none of Parent or any Parent Subsidiaries have been subject to any such actions, suits, proceedings, inquiries or investigations or made, nor, as of the date hereof, is aware of any reason to or intends to make any disclosure (voluntary or otherwise) to any Governmental Body with respect to any violation, potential violation, or Liability arising under or relating to any Anti-Corruption Laws or Trade Control Laws.

(e) For the past three years, Parent and the Parent Subsidiaries have maintained and currently maintain (i) books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Parent and the Parent Subsidiaries, and (ii) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of Parent and the Parent Subsidiaries were, have been and are executed only in accordance with management’s general or specific authorization.

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3.11 Tax Matters.

(a) All income and other material Tax Returns required to have been filed by Parent and each Parent Subsidiary have been timely filed (taking into account any extension of time within which to file) with the applicable Governmental Body. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. No written claim has ever been made by any Governmental Body in a jurisdiction where Parent or any Parent Subsidiary does not file Tax Returns that it is subject to taxation by that jurisdiction.

(b) All material Taxes due and owing by Parent or any Parent Subsidiary (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of Parent and any Parent Subsidiary have been reserved for on the Parent Unaudited Interim Balance Sheet in accordance with GAAP. Since the date of the Parent Unaudited Interim Balance Sheet, neither Parent nor any Parent Subsidiary has incurred any Liability for Taxes outside the Ordinary Course of Business.

(c) Parent and each Parent Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(d) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Governmental Body with respect to Parent or any Parent Subsidiary which agreement or ruling would be effective after the Closing Date.

(e) There are no material Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on Parent Unaudited Interim Balance Sheet) upon any of the assets of Parent or any Parent Subsidiary.

(f) No material deficiencies for Taxes with respect to Parent or any Parent Subsidiary have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) audits, assessments or other Legal Proceedings for or relating to any liability in respect of Taxes of Parent or any Parent Subsidiary. Neither Parent nor any Parent Subsidiary has waived any statute of limitations in respect of Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency or for filing any Tax Return outside the Ordinary Course of Business, or consented to extend the period in which Tax may be assessed or collected by any Tax authority.

(g) Parent has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Neither Parent nor any Parent Subsidiary is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or other similar agreement or arrangement, other than customary commercial Contracts the principal subject matter of which is not Taxes.

(i) Neither Parent nor any Parent Subsidiary has ever been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is Parent). Neither Parent nor any Parent Subsidiary has any Liability for the Taxes of any Person (other than Parent and any Parent Subsidiary) under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by Contract or otherwise (other than customary commercial Contracts the principal subject matter of which is not Taxes).

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(j) Neither Parent nor any Parent Subsidiary has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any similar provision of state, local, or non-U.S. law).

(k) Neither Parent nor any Parent Subsidiary has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations section 1.6011-4(b)(2).

(l) Neither Parent nor any Parent Subsidiary (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, (iii) has ever been subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment (within the meaning of an applicable Tax treaty) or other place of business in such other country, or (iv) is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) or is treated as a U.S. corporation under Section 7874(b) of the Code.

(m) Neither Parent nor any Parent Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) consummated on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vii) election under Section 108(i) of the Code (or any similar provision of state, local or foreign Law). Parent has not made any election under Section 965(h) of the Code.

(n) Neither Parent nor any Parent Subsidiary has taken or agreed to take any action, or has any knowledge of any fact or circumstance, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(o) Neither Parent nor any Parent Subsidiary has deferred the payment of any employer payroll Taxes pursuant to the CARES Act.

(p) Neither Parent nor any Parent Subsidiary has taken, and since the date of the LOI has not agreed to take, any action that would reasonably be expected to materially increase the risk that the Merger will fail to qualify for the intended tax treatment described in Section 1.10.

3.12 Employee Benefit Plans.

(a) Part 3.12(a) of the Parent Disclosure Schedule lists all material Parent Employee Plans. “Parent Employee Plans” shall mean: (i) all employee benefit plans (as defined in Section 3(3) of ERISA whether or not subject to ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all employment, termination or severance Contracts to which Parent or any of its Subsidiaries is a party (except for offer letters or employment agreements that provide for employment that is terminable at will and without material cost or liability to Parent or its Subsidiaries), with respect to which Parent or any Parent Affiliate has or could reasonably be expected to have any obligation or that are maintained, contributed to or sponsored by Parent or any Parent Affiliate for the benefit of any current or former employee, officer or director of Parent or any Parent Affiliate and (ii) any material consulting contracts, arrangements or understandings between Parent or any Parent Affiliate and any natural person consultant of Parent or any Parent Affiliate. Except as would not reasonably be expected to result in material liability to Parent, each Parent Employee Plan has been established and operated in all material respects in accordance with its terms and applicable Law.

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(b) Parent has made available to the Company a true and complete copy of each material Parent Employee Plan and has made available to the Company a true and complete copy of each material plan document (or, for any unwritten Parent Employee Plan, a written description of the material terms of such Parent Employee Plan) (except for individual written Parent Option agreements, in which case only forms of such agreements have been made available, unless such individual agreements materially differ from such forms), including as applicable (i) a copy of each trust or other funding arrangement, (ii) the most recent summary plan description and summary of material modifications, (iii) annual reports on IRS Form 5500 for the most recent plan year, (iv) the most recently received IRS determination letter for each such Parent Employee Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Parent Employee Plan for each of the prior three (3) years, and (vi) any material non-routine correspondence received or submitted to any Governmental Body within the prior three (3) years. Neither Parent nor any Parent Affiliate has any express or implied commitment (i) to create, enter into, incur liability with respect to or cause to exist any other material employee benefit plan, program or arrangement, (ii) to enter into any Contract to provide compensation or benefits to any individual other than in the Ordinary Course of Business, or (iii) to modify, change or terminate any Parent Employee Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable law.

(c) No Parent Employee Plan is, and neither Parent nor any Parent Affiliate has ever maintained, contributed or had any liability or obligation to contribute to, (i) a Multiemployer Plan, (ii) a Multiple Employer Plan, (iii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), (iv) a Funded Welfare Plan, or (v) any plan that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

(d) None of the Parent Employee Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Parent or any Parent Subsidiary, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable law.

(e) Except as provided in this Agreement or as set forth in Part 3.12(e) of the Parent Disclosure Schedule, the execution of this Agreement and the consummation of the Contemplated Transactions (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (i) entitle any person to any payment, forgiveness of indebtedness, vesting, distribution, or increase in benefits under or with respect to any Parent Employee Plan, (ii) otherwise trigger any acceleration (of vesting or payment of benefits or otherwise) under or with respect to any Parent Employee Plan, (iii) trigger any obligation to fund any Parent Employee Plan, (iv) limit the right to merge, amend or terminate any Parent Employee Plan or (v) result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Code Section 280G) with respect to Parent and any of its Subsidiaries of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Section 280G of the Code), determined without regard to the application of Section 280G(b)(5) of the Code.

(f) No current or former director, employee, or consultant of Parent is entitled to receive a tax gross-up or “make-whole” payment from Parent with respect to any taxes that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code, or otherwise.

(g) Each Parent Employee Plan has been established and operated in all material respects in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code. Parent and Parent’s Subsidiaries have performed all material obligations required to be performed by them under and are not in material default under or in material violation of, and, to the Knowledge of Parent, there is no material default or material violation by any party to, any Parent Employee Plan. No Legal Proceeding is pending or threatened with respect to any Parent Employee Plan (other than routine claims for benefits in the Ordinary Course of Business) and to the Knowledge of Parent, there is no reasonable basis for any such Legal Proceeding.

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(h) Each Parent Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination, notification or advisory letter with respect to such qualification, or may rely upon an opinion letter for a prototype plan, and no event or omission has occurred that would cause any Parent Employee Plan to lose such qualification or require corrective action to the IRS Employee Plans Compliance Resolution System to maintain such qualification.

(i) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and not otherwise exempt under Section 408 of ERISA) with respect to any Parent Employee Plan that would reasonably be expected to result in liability to Parent or any of its Subsidiaries. All contributions, premiums or payments required to be made with respect to any Parent Employee Plan have been made on or before their due dates, except as would not result in material liability to Parent or its Subsidiaries. There are no claims pending or threatened, other than routine claims for benefits. All reports, returns and similar documents required to be filed with any Governmental Body or distributed to any plan participant have been timely filed or distributed.

(j) Each Parent Employee Plan that is in any part a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No Parent Employee Plan or Parent Option (whether currently outstanding or previously exercised) is, has been or would be, as applicable, subject to any tax, penalty or interest under Section 409A of the Code.

(k) No Parent Employee Plan is subject to the laws of any jurisdiction outside of the United States.

Nothing in this Section 3.12 shall be construed as a representation that Parent will maintain, continue or amend any Parent Employee Plan following the Closing, except as required by applicable Law or as expressly provided in this Agreement.

3.13 Labor and Employment.

(a) Parent and the Parent Subsidiaries are in compliance in all material respects with all applicable Laws relating to the employment of labor, including but not limited to those related to wages, hours, collective bargaining, equal employment opportunity, occupational health and safety, immigration, individual and collective consultation, notice of termination, and redundancy, and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing, except as would not reasonably be expected to result in material liability to Parent. There is no charge or other Legal Proceeding pending or, to the Knowledge of Parent, threatened or reasonably anticipated before the EEOC, any court, or any other Governmental Authority of competent jurisdiction with respect to the employment practices of Parent or any Parent Subsidiary, except as described on Part 3.13(a) of the Parent Disclosure Schedule. Neither Parent nor any Parent Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, the EEOC or any other Governmental Authority of competent jurisdiction relating to employees or employment practices. Neither Parent nor any Parent Subsidiary has received any notice of intent by the EEOC or any other Governmental Authority of competent jurisdiction responsible for the enforcement of labor or employment Laws to conduct an investigation or inquiry relating to Parent or any Parent Subsidiary, and to the knowledge of Parent, no such investigation or inquiry is in progress. The employment of all employees of Parent and the Parent Subsidiaries is terminable at will without cost or liability to Parent or its Subsidiaries, except for amounts earned prior to the time of termination and except as set forth in Part 3.13(a) of the Parent Disclosure Schedule.

(b) Parent has made available to the Company a list of each employee and consultant that provides services to Parent or any Parent Subsidiary and the location in which each such employee and consultant is based and primarily performs his or her duties or services. No Key Employee has advised Parent or any Parent Subsidiary in writing of his or her intention to terminate his or her relationship as an employee of Parent or such Subsidiary for any reason, including because of the consummation of the Contemplated Transactions and, except as set forth in Part 3.13(b) of the Parent Disclosure Schedule, Parent and the Subsidiary have no plans or intentions to terminate any such Key Employee. Part 3.13(b) of the Parent Disclosure Schedule sets forth a complete and accurate list of all offers of employment that are outstanding to any person from Parent or any Parent Subsidiary.

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(c) To the Knowledge of Parent, no employee, officer or director of Parent or any Parent Subsidiary is a party to, or is otherwise bound by, any Contract with a former employer, including any confidentiality, non-competition or proprietary rights agreement, that affects (i) the performance of his or her duties as an employee, officer or director of Parent or the Parent Subsidiary, or (ii) the ability of Parent or any Parent Subsidiary to conduct its business, in each case in any manner that would have a Parent Material Adverse Effect. To the Knowledge of Parent, no employee, officer or director of Parent is in violation, in any material respect, of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant to a former employer, which violation would have a Parent Material Adverse Effect.

(d) There are no material controversies pending or, to the Knowledge of Parent, threatened between Parent or any Parent Subsidiary and any of their respective present or former employees or independent contractors.

(e) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining agreement, work council agreement, work force agreement or any other labor union Contract applicable to persons employed by Parent or any Parent Subsidiary; to the Knowledge of Parent, none of the employees or independent contractors of Parent or any Parent Subsidiary is represented by any union, works council, or any other labor organization; and, to the Knowledge of Parent, there are no activities or proceedings of any labor union to organize any such employees or independent contractors.

(f) There are no grievances filed pursuant to any collective bargaining agreement, work council agreement or other labor contract currently pending against Parent or any Parent Subsidiary. There are no unfair labor practice complaints pending, or, to the Knowledge of Parent, threatened, against Parent or any Parent Subsidiary before the National Labor Relations Board or any court, tribunal or other Governmental Authority of competent jurisdiction, or any current union representation questions involving employees of Parent or any Parent Subsidiary. There is no strike, slowdown, work stoppage, lockout, or similar labor disputes or, to the Knowledge of Parent, threat thereof, by or with respect to any employees of Parent or any Parent Subsidiary.

(g) Except as would not result in material liability to Parent, all individuals who are or were performing consulting or other services for Parent or any Parent Subsidiary have been correctly classified by Parent or the Parent Subsidiary in all material respects as either “independent contractors” or “employees” as the case may be. Except as would not result in material liability to Parent or its Subsidiaries, all individuals who are classified as exempt and are or were performing services for Parent or any Parent Subsidiary have been correctly classified by Parent or the Parent Subsidiary in all material respects as “exempt” from all applicable wage and hour Laws, including but not limited to Laws governing minimum wage, overtime compensation, meal periods and rest breaks.

(h) Parent and each Parent Subsidiary is in compliance in all material respects with all Laws applicable to employment and employment practices, including all Laws respecting terms and conditions of employment, wages, hours, equal employment opportunity, employment discrimination, worker classification (including the proper classification of workers as independent contractors and consultants and exempt or non-exempt), immigration, work authorization, occupational health and safety, workers’ compensation, the payment of social security and other employment taxes, disability rights or benefits, plant closures and layoffs, affirmative action and affirmative action plans, labor relations, employee leave issues and unemployment insurance.

3.14 Environmental Matters. Except as would not reasonably be expected to have a Parent Material Adverse Effect, Parent and each Parent Subsidiary is in compliance with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. Neither Parent nor any Parent Subsidiary has received since January 1, 2024 any written notice or other communication (in writing or otherwise), whether from a Governmental Body or employee, that alleges that Parent or any Parent Subsidiary is not in compliance with any Environmental Law, and, to the Knowledge of Parent, there are no circumstances that may prevent or interfere with Parent’s or any Parent Subsidiary’s compliance with any Environmental Law in the future. To the Knowledge of Parent: (i) no current or prior owner of any property currently or then leased or controlled by Parent or any Parent Subsidiaries has received since January 1, 2024 any written notice or other communication (in writing or otherwise) relating to property owned or leased by Parent or any of its Subsidiaries, whether from a Governmental Body or employee, that alleges that such current or prior owner or Parent or any of the Parent Subsidiaries is not in compliance with or violated any Environmental Law relating to such property and (ii) neither Parent nor any of its Subsidiaries has any material liability under any Environmental Law that would reasonably be expected to have a Parent Material Adverse Effect.

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3.15 Insurance.

(a) Parent has made available to the Company true, correct and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Parent and each Parent Subsidiary. Each of the material insurance policies is in full force and effect and Parent and each Parent Subsidiary is in material compliance with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2024, neither Parent nor any Parent subsidiary has received any written notice or other written communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. To the Knowledge of Parent, there is no pending workers’ compensation or other claim under or based upon any insurance policy of Parent or any Parent Subsidiary. All information provided to insurance carriers (in applications and otherwise) on behalf of Parent and each Parent Subsidiary is accurate and complete in all material respects. Parent and each Parent Subsidiary have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened in writing against Parent or any Parent Subsidiary, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or, to the Knowledge of the Company, informed Parent or any Parent Subsidiary of its intent to do so.

(b) Parent has made available to the Company accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by Parent and each Parent Subsidiary as of the date of this Agreement (the “Existing Parent D&O Policies”). Part 3.15(b) of the Parent Disclosure Schedule accurately sets forth the most recent annual premiums paid by Parent and each Parent Subsidiary with respect to the Existing Parent D&O Policies.

3.16 Legal Proceedings; Orders.

(a) Except as disclosed in the Parent SEC Documents or in Part 3.16 of the Parent Disclosure Schedule, there is no pending Legal Proceeding, and to Parent’s Knowledge no Person has threatened in writing to commence any Legal Proceeding, that would reasonably be expected to have a Parent Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the Contemplated Transactions or the Financing. To the Knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will give rise to or serve as a basis for the commencement of any meritorious Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which Parent or any Parent Subsidiary, or any of the material assets owned or used by Parent or any Parent Subsidiary is subject. To the Knowledge of Parent, no officer or other Key Employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent or any Parent Subsidiary or to any material assets owned or used by Parent or any Parent Subsidiary.

(c) Without limiting the foregoing, except as set forth in Part 3.16 of the Parent Disclosure Schedule, there is no pending or, to the Knowledge of the Parent or Merger Sub, threatened Action against the Parent, any Parent Subsidiary, or any present or former officer, director, employee or consultant thereof that would reasonably be expected to have Parent Material Adverse Effect, arising out of or relating to (i) any Intellectual Property used in the business, (ii) any clinical study, regulatory submission, product candidate, adverse event or quality issue, (iii) any separation, carve-out, indemnity or related-party arrangement with Seller or any of its Affiliates, or (iv) any claim that any asset, data set, submission, license, invention, software or know-how used in the business is not owned by or validly licensed to the Parent. Except as set forth in Part 3.16 of the Parent Disclosure Schedule, there is no pending or, to the Knowledge of the Parent, threatened investigation, inquiry, audit, inspection, subpoena, civil investigative demand or similar proceeding by any Governmental Body relating to the Parent, any Parent Subsidiary, any product candidate, any clinical study or any related-party arrangement.

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3.17 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub and each Parent Subsidiary have all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The Parent Board of Directors and the Board of Directors of Merger Sub (at meetings duly called and held) has: (a) determined that the Contemplated Transactions are advisable and fair to and in the best interests of such Party and its stockholders or shareholders, as applicable; (b) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Contemplated Transactions; and (c) recommended the adoption and approval of this Agreement by the holders of Parent Common Stock and caused this Agreement, and the issuance of shares of Parent Common Stock in the Contemplated Transactions be submitted for consideration by Parent’s stockholders in connection with the Required Parent Stockholder Consent. The Parent Board of Directors has approved the issuance of the Consideration Shares, the Financing and the other Parent Stockholder Proposals contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub (as applicable), enforceable against Parent or Merger Sub (as applicable) in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Parent Voting Agreements, the Parent Board of Directors approved the Parent Voting Agreements and the transactions contemplated thereby. Merger Sub was formed solely to facilitate the Merger and has no assets, liabilities or operations except in connection therewith. Merger Sub has been formed solely for purposes of the Merger and has no material liabilities or obligations other than those incurred in connection with its formation and the transactions contemplated by this Agreement.

3.18 Vote Required. The only vote of the holders of Parent Capital Stock necessary to approve the Parent Stockholder Proposals is the written consent of the holders of a majority of the outstanding shares of Parent Common Stock (the “Required Parent Stockholder Consent”). Parent has delivered, or will deliver concurrently with the execution of this Agreement, Parent Voting Agreements from stockholders owning at least 50.1% of the issued and outstanding Parent Common Stock.

3.19 Non-Contravention; Consents. Subject to Part 3.19 of the Parent Disclosure Schedule, and subject to obtaining the Required Parent Stockholder Consent for the Parent Stockholder Proposals, the filing of the Certificate of Merger required by the DGCL and any filings or notifications that may be required in connection with the Contemplated Transactions under any US or non-US antitrust, merger control, or competition laws, neither (x) the execution, delivery or performance of this Agreement by Parent or Merger Sub, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of Parent or any of its Subsidiaries, or (ii) any resolution adopted by the stockholders, the Parent Board of Directors or any committee of the Parent Board of Directors or the Board of Directors of any of its Subsidiaries;

(b) contravene, conflict with or result in a material violation of, or give any Governmental Body or, to the Knowledge of Parent, other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries or any of the assets owned or used by Parent or any of its Subsidiaries is subject;

(c) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or any of its Subsidiaries or that otherwise relates to the business of Parent or any of its Subsidiaries or to any of the material assets owned or used by Parent or any of its Subsidiaries;

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(d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Parent Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Parent Contract; (iii) accelerate the maturity or performance of any Parent Contract; or (iv) cancel, terminate or modify any term of any Parent Contract; except, in the case of any Parent Material Contract, any non-material breach, default, penalty or modification and in the case of all other Parent Contracts, any breach, default, penalty or modification that would not result in a Parent Material Adverse Effect;

(e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the material assets subject thereto or materially impair the operations of Parent); or

(f) result in the transfer of any material asset of Parent or any Parent Subsidiaries to any Person.

Except (i) for any Consent set forth in Part 3.19 of the Parent Disclosure Schedule under any Parent Contract, (ii) the approval of the Parent Stockholder Proposals and the issuance of shares of Parent Common Stock, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, Parent was not, is not, nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Contemplated Transactions.

3.20 Bank Accounts. Part 3.20 of the Parent Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of Parent or any of its Subsidiaries at any bank or other financial institution, including the name of the bank or financial institution, the account number, the balance as of June 30, 2026 and the names of all individuals authorized to draw on or make withdrawals from such accounts.

3.21 No Financial Advisor. Except as set forth in Part 3.21 of the Parent Disclosure Schedule, no broker, finder, investment banker, financial advisor, consultant or other Person is entitled to any brokerage fee, finder’s fee, transaction fee, reimbursement or other compensation in connection with the Contemplated Transactions or the Financing based upon arrangements made by or on behalf of Parent or any of its Affiliates. Part 3.21 of the Parent Disclosure Schedule sets forth each Person to whom Parent is obligated or has agreed to issue any Advisor Shares or other equity-based compensation in connection with the Contemplated Transactions.

3.22 Title to Assets. Each of Parent and the Parent Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all material tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it. All such assets are owned by Parent or a Parent Subsidiary free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Parent Unaudited Interim Balance Sheet; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent or any Parent Subsidiary; and (iii) liens listed in Part 3.22 of the Parent Disclosure Schedule.

3.23 Real Property; Leasehold. Neither Parent nor any Parent Subsidiary owns any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 3.23 of the Parent Disclosure Schedule, which are in full force and effect and with no material default thereunder, to Parent’s Knowledge.

3.24 Valid Issuance. The Consideration Shares, the Financing Units (including the Financing Shares and the Financing Warrants), the Financing Warrant Shares issuable upon exercise of the Financing Warrants, and any Advisor Shares, when issued in accordance with this Agreement and the applicable transaction documents, will be duly authorized, validly issued, fully paid and nonassessable. Parent has, or prior to Closing will have, sufficient authorized but unissued shares of Parent Common Stock to satisfy the exercise in full of all Financing Warrants.

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3.25 Privacy. Parent has complied in all material respects with all Privacy Obligations and its respective internal and external privacy policies relating to the use, collection, storage, disclosure and transfer of any Personal Information collected by Parent or by third parties having authorized access to the records of Parent. The execution, delivery and performance of this Agreement will comply in all material respects with all Privacy Obligations and with Parent’s privacy policies. To Parent’s Knowledge, Parent has not received a written complaint regarding Parent’s collection, use or disclosure of Personal Information. To Parent’s Knowledge, there has been no (i) unauthorized acquisition of, access to, loss of, misuse (by any means) of any Sensitive Data, or (ii) unauthorized or unlawful processing of any Sensitive Data or Personal Information, in each case, used or held for use by or on behalf of Parent. No Person has, in the last three (3) years, to Parent’s Knowledge threatened to bring any proceeding pursuant to any written notice, or commenced any proceeding with respect to Parent’s privacy, security or data protection practices, including any loss, damage or unauthorized access, use, disclosure, modification or other misuse of any Personal Information maintained by, or on behalf of, Parent and, to Parent’s Knowledge, there is no reasonable basis for such proceeding.

3.26 Financing. Parent has taken, or prior to Closing will take, all actions reasonably necessary to complete the Financing under an effective registration statement. The Financing, when consummated in accordance with this Agreement, will result in aggregate gross proceeds to Parent of not less than $10,000,000 and not more than $15,000,000 from the sale of not less than 2,500,000 and not more than 5,000,000 Financing Units, each consisting of one (1) Financing Share and one (1) Financing Warrant. The Financing Warrants shall have an exercise price of $10.00 per share, subject to adjustment only as expressly set forth in this Agreement, including pursuant to any stock split, stock dividend, combination, recapitalization or similar event affecting Parent Common Stock, and shall be exercisable for a period of six (6) months from the date of issuance (the “Financing Warrants Expiration Date”). If, during the period between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of securities by reason of any stock split, stock dividend, reverse split, recapitalization, reclassification, combination, exchange of shares or similar transaction, then the exercise price of the Financing Warrants shall be equitably adjusted to preserve the intended economic effect of this Agreement. If all Financing Warrants are exercised in full, Parent would receive additional aggregate gross proceeds of not less than $25,000,000 and not more than $50,000,000. Parent has not entered into any agreement relating to the Financing that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Contemplated Transactions. Parent has not entered into any agreement relating to the Financing that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Contemplated Transactions.

3.27 Disclosure. The information supplied or to be supplied by Parent for inclusion in the Registration Statement on Form S-1 (or such other form as may be appropriate), the Parent Schedule 14C, and any other disclosure document required to be filed with the SEC in connection with the Contemplated Transactions, will not, as of the date such information is prepared, the date the Registration Statement becomes effective or the date of the definitive Parent Schedule 14C, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

3.28 Shell Company Status. Parent has not been and is not currently a “shell company” as defined under Section 12b-2 of the Exchange Act.

3.29 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Agreement, neither Parent nor Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent, Merger Sub or otherwise in connection with the Contemplated Transactions.

3.30 Disclaimer of Other Representations and Warranties. The Company and Seller acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement: (a) neither Parent nor Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty relating to Parent, Merger Sub or otherwise in connection with the Contemplated Transactions; (b) no Person has been authorized by the Seller or the Company to make any representation or warranty relating to Seller or the Company or their respective businesses, and if made, such representation or warranty must not be relied upon by the Parent as having been authorized by Seller or the Company and (c) no estimates, projections, forecasts, predictions, data, financial information, memoranda, presentations or other materials or information made available to the Company, Seller or any of their respective Representatives shall be deemed to be or include representations or warranties unless expressly set forth in this Agreement.

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ARTICLE 4

CERTAIN COVENANTS OF THE PARTIES

It is understood and agreed that for purposes of this Article 4, the term “Parties” and “Party” do not include Seller.

4.1 Access and Investigation. Subject to the terms of the Confidentiality Agreement which the Parties agree will continue in full force following the date of this Agreement, during the Pre-Closing Period, upon reasonable notice, each Party shall, and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries; (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or appropriate in order to enable the other Party to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Any investigation conducted by either Parent or the Company pursuant to this Section 4.1 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, each Party shall promptly make available to the other Party copies of:

(i) the unaudited monthly consolidated balance sheets of such Party as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows for such calendar month, which shall be delivered within thirty (30) days after the end of such calendar month, or such longer periods as the Parties may agree to in writing;

(ii) any written materials or communications sent by or on behalf of a Party to its stockholders or shareholders, as applicable;

(iii) any material notice, document or other communication sent by or on behalf of a Party to any party to any Parent Material Contract or Company Material Contract, as applicable, or sent to a Party by any party to any Parent Material Contract or Company Material Contract, as applicable (other than any communication that relates solely to routine commercial transactions between such Party and the other party to any such Parent Material Contract or Company Material Contract, as applicable, and that is of the type sent in the Ordinary Course of Business and consistent with past practices);

(iv) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of a Party in connection with the Contemplated Transactions;

(v) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened in writing Legal Proceeding involving or affecting such Party; and

(vi) any material notice, report or other document received by a Party from any Governmental Body.

Notwithstanding the foregoing, any Party may restrict the foregoing access to the extent that such access would require such Party to waive the attorney-client privilege or attorney work product privilege, or violate any Legal Requirements applicable to such Party; provided, that such Party or its Subsidiary (i) shall be entitled to withhold only such information that may not be provided without causing such violation or waiver, (ii) shall provide to the other Party all related information that may be provided without causing such violation or waiver (including, to the extent permitted, redacted versions of any such information) and (iii) shall enter into such effective and appropriate joint-defense agreements or other protective arrangements as may be reasonably requested by the other Party in order that all such information may be provided to the other Party without causing such violation or waiver.

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4.2 Operation of Parent’s Business.

(a) Except as set forth in Part 4.2(a) of the Parent Disclosure Schedule, as expressly contemplated by this Agreement, as required by applicable Law or unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period: (i) each of Parent and the Parent Subsidiaries shall conduct its business and operations: (A) in the Ordinary Course of Business; and (B) in compliance with all applicable Legal Requirements and in material compliance with the requirements of all Contracts that constitute Parent Material Contracts; and (ii) promptly notify the Company of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (B) any Legal Proceeding against, relating to, involving or otherwise affecting Parent or any of its Subsidiaries that is commenced, or, to the Knowledge of Parent, threatened against, Parent or any of its Subsidiaries after the date of this Agreement; and (C) any written notice or, to the Knowledge of Parent, other communication from any Person alleging that any material payment or other material obligation is or will be owed to such Person at any time before or after the date of this Agreement, except for invoices or other communications related to agreements or dealings in the Ordinary Course of Business, payments or obligations related to the Contemplated Transactions or payments or obligations identified in this Agreement, including the Parent Disclosure Schedule.

(b) During the Pre-Closing Period, Parent shall promptly notify the Company in writing, by delivery of an updated Parent Disclosure Schedule, of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Articles 6, 7 or 8 impossible or materially less likely. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any Legal Proceeding or material, written claim threatened, commenced or asserted against or with respect to, or otherwise affecting, Parent or its Subsidiaries or, to the Knowledge of Parent, any director, officer or Key Employee of Parent. No notification given to the Company pursuant to this Section 4.2(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent or any of its Subsidiaries contained in this Agreement or the Parent Disclosure Schedule for purposes of Section 8.1.

4.3 Operation of the Company’s Business.

(a) Except as set forth in Part 4.3(a) of the Company Disclosure Schedule, as expressly contemplated by this Agreement, as required by applicable Law or unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period: (i) each of the Company and its Subsidiaries shall conduct its business and operations: (A)  in the Ordinary Course of Business; and (B) in compliance with all applicable Legal Requirements and in material compliance with the requirements of all Contracts that constitute Company Material Contracts; (ii) each of the Company and its Subsidiaries shall use commercially reasonable efforts to keep available the services of its current Key Employees and other employees and officers and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with the Company or its Subsidiaries; and (iii) promptly notify Parent of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (B)  any Legal Proceeding against, relating to, involving or otherwise affecting the Company or any of its Subsidiaries that is commenced, or, to the Knowledge of the Company, threatened against, the Company or any of its Subsidiaries after the date of this Agreement; and any written notice or, to the Knowledge of the Company, other communication from any Person alleging that any material payment or other material obligation is or will be owed to such Person at any time before or after the date of this Agreement, except for invoices or other communications related to agreements or dealings in the Ordinary Course of Business, payments or obligations related to the Contemplated Transactions or payments or obligations identified in this Agreement, including the Company Disclosure Schedule.

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(b) During the Pre-Closing Period, the Company shall promptly notify Parent in writing, by delivery of an updated Company Disclosure Schedule, of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Articles 6, 7 or 8 impossible or materially less likely. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material, written claim threatened in writing, commenced or asserted against or with respect to, or otherwise affecting, the Company or any of its Subsidiaries or, to the Knowledge of the Company, any director, officer or Key Employee of the Company or any of its Subsidiaries. No notification given to Parent pursuant to this Section 4.3(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement or the Company Disclosure Schedule for purposes of Section 7.1.

4.4 Negative Obligations.

(a) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Part 4.4(a) of the Parent Disclosure Schedule, (iii) as required by applicable Law, or (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article 9 and the Effective Time, Parent shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock other than for shares of Parent Capital Stock issuable as a dividend that have accrued pursuant to the Parent’s articles of incorporation; or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of Parent Common Stock from terminated employees of Parent);

(ii) amend the articles of incorporation, bylaws or other charter or organizational documents of Parent, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except as related to the Contemplated Transactions;

(iii) except for contractual commitments in place at the time of this Agreement and disclosed in the Parent Disclosure Schedule, and other than in connection with the Contemplated Transactions or Parent’s at-the-market facility, sell, issue or grant, or authorize the issuance of (or make any commitments to do any of the foregoing): (i) any capital stock or other security (except for shares of Parent Common Stock issued (x) upon the valid exercise of Parent Options or Parent Warrants outstanding as of the date of this Agreement or (y) settlement of Parent RSUs and Parent RSAs outstanding as of the date of this Agreement or sales of shares of Parent Common Stock issued upon vesting and/or settlement of Parent RSUs and Parent RSAs outstanding as of the date of this Agreement to cover tax obligations upon such vesting and/or settlement); (ii) any option, warrant or right to acquire any capital stock or any other security; or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(iv) form any Subsidiary or acquire or dispose of any equity interest or other interest in any other Entity;

(v) enter into, incur, renew, extend, amend, increase, repay, satisfy, settle, compromise or otherwise modify any Parent Debt, other than the forgiveness, cancellation or contribution to capital expressly required by Section 5.17;

(vi) lend money to any Person; incur or guarantee any indebtedness for borrowed money; issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; guarantee any debt securities of others; or make any capital expenditure or commitment in excess of $50,000;

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(vii) other than in the Ordinary Course of Business, (w) adopt, establish or enter into any Parent Employee Plan; (x) cause or permit any Parent Employee Plan to be amended other than as required by Law or in order to make amendments for the purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld, conditioned or delayed) by the Company; (y) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, employees or consultants; or (z) increase the severance or change of control benefits offered to any current or new service providers;

(viii) enter into any material transaction outside the Ordinary Course of Business;

(ix) acquire any material asset nor sell, lease or otherwise irrevocably dispose of any of its material assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(x) make, change or revoke any material Tax election; file any material amendment to any Tax Return; adopt or change any material accounting method in respect of Taxes; change any annual Tax accounting period; enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement (other than commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes); enter into any closing agreement with respect to any Tax; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xi) enter into, amend or terminate any Parent Material Contract;

(xii) materially change pricing or royalties or other payments set or charged by Parent or any Parent Subsidiary to its customers or licensees; agree to materially increase pricing or royalties or other payments set or charged by persons who have licensed Intellectual Property to Parent; or materially increase pricing or royalties or other payments set or charged by persons who have licensed Intellectual Property to Parent;

(xiii) take any action, or agree, resolve or commit to take any action, that would be inconsistent with, or that would reasonably be expected to impair the effectiveness of, the Equity Moratorium, or the Pre-Closing Parent Stockholder Director designation right contemplated by Section 5.13(d).

(xiv) settle any pending or threatened Legal Proceeding against Parent or any of its Subsidiaries;

(xv) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(xvi) forgive any loans to any Person, including Parent’s employees, officers, directors or Affiliates;

(xvii) other than as required by Law or GAAP, take any action to change Parent’s accounting policies or procedures; or

(xviii) agree, resolve or commit to do any of the foregoing.

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(b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Part 4.4(b) of the Company Disclosure Schedule, (iii) as required by applicable Law, or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article 9 and the Effective Time, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i) (x) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (other than for shares of Company Capital Stock issuable as a dividend that have accrued pursuant to the Company’s certificate of incorporation), or (y) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except for shares of Company Common Stock from terminated employees of the Company pursuant to contracts in effect as of the date hereof and disclosed on the Company Disclosure Schedule);

(ii) amend the certificate of incorporation, bylaws or other charter or organizational documents of the Company, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, except as related to the Contemplated Transactions;

(iii) except for contractual commitments in place at the time of this Agreement and disclosed in the Company Disclosure Schedule, and other than in connection with the Contemplated Transactions, sell, issue or grant, or authorize the issuance of (or make any commitments to do any of the foregoing): (i) any capital stock or other security (except for shares of Company Common Stock issued upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement); (ii) any option, warrant or right to acquire any capital stock or any other security (other than commitments to make equity grants to current or new employees in the Ordinary Course of Business (subject in each case to the approval by Parent’s compensation committee following the Closing of any such equity grants)); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v) other than in the Ordinary Course of Business, (x) lend money to any Person; (y) incur or guarantee any indebtedness for borrowed money; (z) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities; (aa) guarantee any debt securities of others; or (bb) make any capital expenditure or commitment in excess of $50,000;

(vi) other than in the Ordinary Course of Business, (x) adopt, establish or enter into any Company Employee Plan, (y) cause or permit any Company Employee Plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the Code, (z) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or employees, or (aa) increase the severance or change of control benefits offered to any current or new service providers;

(vii) enter into any material transaction outside the Ordinary Course of Business;

(viii) acquire any material asset nor sell, lease or otherwise irrevocably dispose of any of its material assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(ix) make, change or revoke any material Tax election; file any material amendment to any Tax Return; adopt or change any material accounting method in respect of Taxes; change any annual Tax accounting period; enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement (other than commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes); settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(x) enter into, amend or terminate any Company Material Contract other than in the Ordinary Course of Business with respect to the business as currently being conducted;

(xi) other than in the Ordinary Course of Business, materially change pricing or royalties or other payments set or charged by the Company or any Company Subsidiary to its customers or licensees; agree to materially increase pricing or royalties or other payments set or charged by persons who have licensed Intellectual Property to the Company or materially increase pricing or royalties or other payments set or charged by persons who have licensed Intellectual Property to the Company; or

(xii) agree, resolve or commit to do any of the foregoing.

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4.5 No Solicitation.

(a) From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article 9, each Party agrees that neither it nor any of its Subsidiaries shall, and each Party will use its reasonable best efforts to cause each of its officers, directors, employees, investment bankers, attorneys, accountants, Representatives, consultants or other agents retained by it or any of its Subsidiaries not to, directly or indirectly: (i) solicit, initiate, knowingly encourage, induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any nonpublic information regarding such Party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions contained in this Section 4.5) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 5.2 and Section 5.3); or (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than a confidentiality agreement permitted as provided below); provided, however, that, notwithstanding anything contained in this Section 4.5(a), prior to (x) in the case of the Company, the adoption and approval of this Agreement by the Company shareholders and (y) in the case of Parent, the Required Parent Stockholder Consent, such Party may furnish nonpublic information regarding such Party to, and enter into discussions or negotiations with, any Person in response to a bona fide written Acquisition Inquiry or Acquisition Proposal, which such Party’s Board of Directors determines in good faith, after consultation with its independent financial advisor, if any, and its outside legal counsel, constitutes, or would reasonably be expected to result in, a Superior Offer (and is not withdrawn) if: (A) neither such Party nor any Representative of such Party shall have breached this Section 4.5 in any material respect with respect to such Acquisition Inquiry or Acquisition Proposal, (B) the Board of Directors of such Party concludes in good faith, after consulting with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors of such Party under applicable Legal Requirements; (C) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, such Party gives the other Party written notice of the identity of such Person and of such Party’s intention to furnish nonpublic information to, or enter into discussions with, such Person; (D) such Party receives from such Person an executed confidentiality agreement containing provisions at least as favorable to such Party (and not less restrictive in the aggregate to the counterparty thereto) as those contained in the Confidentiality Agreement; provided that a standstill provision shall be required only to the extent that the failure to include such standstill provision is likely to be inconsistent with the fiduciary duties of the Board of Directors of such Party under applicable Legal Requirements; and (E) at least two (2) Business Days prior to furnishing any such nonpublic information to such Person, such Party furnishes such nonpublic information to the other Party (to the extent such nonpublic information has not been previously furnished by such Party to the other Party). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party (whether or not such Representative is purporting to act on behalf of such Party) takes any action that, if taken by such Party, would constitute a breach of this Section 4.5 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by such Party for purposes of this Agreement.

(b) If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than 24 hours after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof, including copies of all documentation submitted to such Party reasonably relevant to evaluating such Acquisition Proposal or Acquisition Inquiry). Such Party shall keep the other Party reasonably informed on a timely basis in all material respects with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed modification thereto.

(c) Each Party shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and promptly following the date of this Agreement shall cause the destruction or return of any nonpublic information provided to such Person.

4.6 Breakup Fee.

In the event that this Agreement is terminated pursuant to its terms, and such termination results from (i) either Party accepting or entering into a definitive agreement with respect to a Superior Offer from a third party, or (ii) a material breach by either Party of its representations, warranties, covenants, or obligations hereunder that results in the failure to consummate the transactions contemplated by this Agreement, the breaching or withdrawing Party (the “Paying Party”) shall pay to the other Party (the “Receiving Party”) a breakup fee in the amount of 125% of the total direct verifiable third-party expenses incurred by the Receiving Party in connection with the Merger provided that such expense is subject to a maximum amount of $250,000 (the “Breakup Fee”). The Parties acknowledge and agree that the Breakup Fee constitutes liquidated damages and not a penalty, and that such amount is a reasonable estimate of the damages that would be suffered by the Receiving Party as a result of such termination, the actual amount of which would be difficult to ascertain with precision. Payment of the Breakup Fee shall be made in immediately available funds within three business days following the effective date of such termination.

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ARTICLE 5

ADDITIONAL AGREEMENTS OF THE PARTIES

It is understood and agreed that for purposes of this Article 5, the term “Parties” and “Party” do not include Seller.

5.1 Company Financial Statements; Registration Statement; Parent Schedule 14C.

(a) The Company shall use commercially reasonable efforts to deliver to Parent, as promptly as practicable after the date of this Agreement, all audited and unaudited financial statements of the Company and its Subsidiaries required to be included in the Registration Statement or otherwise required under the Securities Act, the Exchange Act, Regulation S-X, Nasdaq rules or other applicable Law to consummate the Contemplated Transactions, including, if required, PCAOB-compliant audited financial statements of the Company for the most recent two (2) fiscal years and such interim financial statements and related disclosures as are required as of the applicable filing date (collectively, the “Required Company Financials”). The Required Company Financials shall comply in form and substance with all applicable SEC requirements and, to the extent applicable, shall be audited or reviewed by an independent registered public accounting firm reasonably acceptable to Parent.

(b) As promptly as practicable after delivery of the Required Company Financials, but no later than fourteen (14) days thereafter, Parent shall prepare and file with the SEC a registration statement on Form S-1 (or such other form under the Securities Act as may be appropriate) registering the issuance of the Financing Units (including the Financing Shares and the Financing Warrants) and the Financing Warrant Shares issuable upon exercise of the Financing Warrants, the resale of the Advisor Shares and any other shares of Parent Common Stock that have registration rights (the “Registration Statement”), which shall include a prospectus meeting the requirements of the Securities Act. In addition, Parent shall prepare and file with the SEC a definitive information statement on Schedule 14C (the “Parent Schedule 14C”) in connection with the Required Parent Stockholder Consent, which shall include or incorporate by reference such information regarding the Company, Seller, the Contemplated Transactions and the Financing as is required by applicable Law, the Exchange Act and the rules and regulations of the SEC. For the avoidance of doubt, because Parent stockholder approval of the Parent Stockholder Proposals is being obtained by written consent in lieu of a meeting pursuant to Section 5.3, no proxy statement shall be required to be prepared or filed in connection with the Contemplated Transactions, and references in this Agreement to the Registration Statement shall not be deemed to require the inclusion of a proxy statement therein.

(c) Parent shall use commercially reasonable efforts to cause the Registration Statement on Form S-1 to comply in all material respects with the Securities Act and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after filing. Parent shall use commercially reasonable efforts to cause the Parent Schedule 14C to comply in all material respects with applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder. Parent shall use commercially reasonable efforts to keep the Registration Statement effective for so long as necessary to consummate the Contemplated Transactions. Parent makes no representation or warranty with respect to any information supplied by or on behalf of the Company or Seller specifically for inclusion in (i) the Registration Statement, or in (ii) the Parent Schedule 14C or any amendment or supplement thereto. Seller makes no representation or warranty with respect to any information contained in such filings other than for information supplied by or on behalf of the Company or Seller specifically for inclusion in (i) the Registration Statement, or in (ii) the Parent Schedule 14C or any amendment or supplement thereto.

(d) The Company and Seller shall be given a reasonable opportunity to review and comment on the portions of the Registration Statement on Form S-1, the Parent Schedule 14C and any SEC comment responses relating to either such filing that relate to the Company, Seller, the Required Company Financials or the Company’s business, and Parent shall consider such comments in good faith.

(e) Prior to the Effective Time, Parent shall use commercially reasonable efforts to obtain all material state securities Law or “blue sky” qualifications, exemptions or notices reasonably necessary in connection with the issuance of the Consideration Shares to Seller and any other permitted recipient of Consideration Shares expressly contemplated by this Agreement; provided, however, that Parent shall not be required to qualify to do business as a foreign corporation in any jurisdiction in which it is not then so qualified or to file a general consent to service of process in any jurisdiction.

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5.2 Company Shareholder Written Consent.

(a) Promptly following the execution of this Agreement, and in any event no later than two (2) Business Days thereafter, Seller, in its capacity as the sole holder of all of the issued and outstanding Company Capital Stock entitled to vote thereon, shall execute and deliver a written consent adopting this Agreement, approving the Merger and approving the Contemplated Transactions to the extent required by applicable Law or the organizational documents of the Company or Seller (the “Company Shareholder Written Consent”).

(b) The Company and Seller acknowledge and agree that the Company Shareholder Written Consent shall constitute the only stockholder approval of the Company required to approve this Agreement, the Merger and the Contemplated Transactions.

(c) The Company shall not, and Seller shall not permit the Company to, withdraw, amend or rescind the Company Shareholder Written Consent once delivered, except with the prior written consent of Parent.

5.3 Parent Stockholders’ Consent.

(a) Concurrent with the signing of this Agreement, Parent shall obtain the Required Parent Stockholder Consent, which shall become effective in accordance with applicable Legal Requirements. The Parent will use commercially reasonable efforts to file the Parent Schedule 14C in connection with the Required Parent Stockholder Consent with the SEC in definitive form as promptly as practicable following the signing of this Agreement, but in any event no later than July 24, 2026 (or, in the event of a full SEC review of such Parent Schedule 14C, August 31, 2026). Parent shall timely distribute the Parent Schedule 14C to non-consenting shareholders in accord with Securities Exchange Act Rule 14c-2(b) and other applicable Exchange Act Rules.

(b) Parent agrees that: (i) the Parent Board of Directors shall recommend that Parent’s stockholders vote to approve the Parent Stockholder Proposals (the recommendation of the Parent Board of Directors that Parent’s stockholders vote to approve the Parent Stockholder Proposals being referred to as the “Parent Board Recommendation”); and (ii) except as expressly permitted by Section 5.3(c), the Parent Board Recommendation shall not be withdrawn, withheld, amended or modified in a manner adverse to the Company, and no resolution by the Parent Board of Directors or any committee thereof to withdraw, withhold, amend or modify the Parent Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

(c) Notwithstanding Section 5.3(b), at any time prior to the effectiveness of the Parent Stockholder Proposals by the Required Parent Stockholder Consent, the Parent Board of Directors may withdraw, withhold, amend or modify the Parent Board Recommendation in a manner adverse to the Company (a “Parent Board Adverse Recommendation Change”) solely to the extent that the Parent Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Parent Board of Directors under applicable Legal Requirements or would be required in order to comply with Rule 14d-9, Rule 14e-2 or other applicable Legal Requirements; provided, however, that: (i) Parent shall provide the Seller and the Company prompt written notice of any such determination and the material facts and reasons supporting it; (ii) no Parent Board Adverse Recommendation Change shall, in and of itself, amend, modify, terminate or otherwise affect the obligations of any stockholder under any Parent Voting Agreement; and (iii) Parent shall not be permitted to terminate this Agreement in order to enter into, recommend or consummate any Acquisition Proposal or other alternative transaction.

5.4 Regulatory Approvals.  Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to consummate the Contemplated Transactions, including using commercially reasonable efforts to: (i) make or cause to be made, as promptly as reasonably practicable, all filings, notices, reports, registrations and other submissions required to be made by such Party with or to any Governmental Body in connection with the Contemplated Transactions; (ii) respond as promptly as reasonably practicable to any inquiries, requests for information or requests for documentation from any Governmental Body in connection with the Contemplated Transactions; (iii) obtain all material consents, approvals, clearances, waivers, permits, authorizations and orders of any Governmental Body required to be obtained by such Party in connection with the Contemplated Transactions; and (iv) cooperate in good faith with the other Parties in connection with the foregoing. Without limiting the foregoing, Parent shall use commercially reasonable efforts to: (x) cause the Registration Statement on Form S-1 to become effective as promptly as reasonably practicable and to file the Parent Schedule 14C in definitive form as promptly as practicable in accordance with Section 5.3(a); (y) obtain the Nasdaq approval contemplated by Section 5.9; and (z) consummate the Financing in accordance with this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.4 shall require Parent, the Company or Seller or any of their respective Affiliates to agree to any undertaking, condition, restriction, divestiture, hold separate arrangement, license, conduct remedy or other obligation that would reasonably be expected to be materially burdensome to such Party or its business, taken as a whole.

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5.5 Options, RSAs, RSUs, DSUs and Warrants.

(a) Prior to the Effective Time, the Company and Seller shall take, or cause to be taken, all actions reasonably necessary to ensure that, as of the Effective Time, there are no outstanding Company Options, Company RSUs, Company DSUs, Company Warrants or other Company Equity Securities other than the Company Capital Stock held by Seller, except to the extent expressly set forth on in Part 5.5 of the Parent Disclosure Schedule and treated in the manner set forth therein. Without limiting the foregoing, the Company and Seller shall cause all outstanding restricted stock units, deferred stock units and any other deferred equity awards of the Company or any Company Subsidiary to be cancelled, forfeited, settled or otherwise eliminated, without any payment or issuance obligation surviving the Effective Time, in each case effective no later than immediately prior to the Effective Time.

(b) Notwithstanding anything to the contrary in this Agreement, Parent shall adopt an equity incentive plan (the “Parent Equity Incentive Plan”), in a form mutually agreed to by the Parent and the Seller, and make the option grants (the “Permitted Closing Option Grant”), effective as of or immediately following the Closing, as set forth in Part 5.5 of the Parent Disclosure Schedule on terms and conditions approved in advance by the Parent Board of Directors (including the affirmative vote or written consent of Pre-Closing Parent Stockholder Director then serving on the Parent Board of Directors) in its reasonable discretion and subject to the approval of Seller and the Company; provided, that:

(i) the aggregate number of shares of Parent Common Stock subject to the Permitted Closing Option Grant for the twelve (12) month period following the Effective Time shall not exceed the equivalent of 2,500,000 shares of Parent Common Stock;

(ii) the exercise price per share shall be not less than the fair market value of a share of Parent Common Stock (or, if applicable, the equivalent value of a share of Parent Common Stock, as determined by the Parent Board of Directors in good faith) as of the date of grant;

(iii) the Permitted Closing Option Grant shall be subject to a vesting schedule extending over a period of not less than three (3) years from the date of grant, provided that for existing management and staff of the Company there shall be vesting for 25% of options granted forty five (45) days after the date of grant, with no single-trigger acceleration upon a change of control of Parent or any Subsidiary or upon termination of employment except as expressly approved by the Parent Board of Directors (including the affirmative vote or written consent of Pre-Closing Parent Stockholder Director then serving); and

(iv) the form of option agreement evidencing the Permitted Closing Option Grant shall be in form and substance approved by the Parent Board of Directors (including the affirmative vote or written consent of Pre-Closing Parent Stockholder Director then serving) prior to the Closing.

(c) Except for the Permitted Closing Options Grants, neither the Company nor any Company Subsidiary shall, from and after the Effective Time through the last day of the Equity Moratorium Period, directly or indirectly, grant, issue, sell, pledge, dispose of or encumber, or authorize or commit to grant, issue, sell, pledge, dispose of or encumber, any Company Equity Securities, including any options, restricted stock units, deferred stock units, restricted stock awards, warrants, phantom equity, stock appreciation rights or other equity-based awards or rights, whether under the Equity Incentive Plan or otherwise, with the exception of options for which the underlying shares will be subject to a lock up period that expires no later than 12 months from the Effective Time, which shall be evidenced on the form of option agreement consistent with the one used for the Permitted Closing Option Grant.

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5.6 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Parent or the Company (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Parent or the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL and the Nevada Revised Statutes for directors or officers of Delaware and Nevada corporations respectively. Each D&O Indemnified Party will be entitled to advancement of reasonable and documented expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from Parent and the Surviving Corporation, jointly and severally, to the same extent as such D&O Indemnified Party is entitled to advancement of expenses as of the date of this Agreement by Parent or the Company pursuant to the articles of incorporation and bylaws of Parent and certificate of incorporation and bylaws of the Company in effect on the date of this Agreement or any applicable indemnification agreement, upon receipt by Parent or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided, that any person to whom expenses are advanced provides a written undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The articles of incorporation and bylaws of Parent and the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of each of Parent and the Company than are presently set forth in the articles of incorporation and bylaws of Parent and the certificate of incorporation and bylaws of the Company, which provisions shall not be amended, modified or repealed for a period of six (6) years’ time from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Parent and the Company, as applicable.

(c) Parent shall, immediately prior to the Closing Date, obtain and maintain in full force and effect for a period of six (6) years after the Effective Time a tail insurance policy (the “Tail Policy”) covering the directors, officers, and other fiduciaries of the Parent and of the Company (the “Covered Parties”) for acts or omissions occurring on or prior to the Effective Time. The Tail Policy shall be on terms no less favorable than the Parent’s existing directors’ and officers’ liability insurance policy, including with respect to coverage limits, policy terms, and insurer rating, and shall be issued by Parent’s current primary insurer or an insurer with the same or higher A.M. Best rating as the current primary insurer. Parent shall provide written evidence to Seller and to the Company and the other parties hereto of the purchase or endorsement of the Tail Policy, including proof of payment and policy terms. The Tail Policy shall be maintained without interruption for the full 6-year period, and the Parent shall not terminate or modify it in a manner that would adversely affect any Covered Party. Nothing in this Agreement shall be construed to release, waive, or impair any rights to indemnification or claims under any existing or future D&O insurance policy covering the Covered Parties. The indemnification provided under this covenant is in addition to, and not in substitution for, any such claims.

(d) Parent shall pay all reasonable, itemized expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 5.6 in connection with their successful enforcement of their rights provided in this Section 5.6.

(e) The provisions of this Section 5.6 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company, as applicable, by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their Representatives. In addition to the rights provided by this Agreement, to the extent that current and former officers and directors of Parent and the Company have existing rights under any agreement between such officer or director and Parent or the Company, as applicable, with respect to indemnification, Parent shall cause the Surviving Corporation to honor such agreement in accordance with its terms and to indemnify such officer or director to the maximum extent possible under this Agreement as well as such other agreement.

(f) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.6.

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5.7 Additional Agreements.

(a) The Parties shall use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, each Party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (ii) shall use commercially reasonable efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such Party in connection with the Contemplated Transactions or for such Contract to remain in full force and effect; (iii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (iv) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, no Party shall have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date); (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Authority or otherwise) regarding its future operations; or (vi) to contest any Legal Proceeding or any order relating to the Merger or any of the other Contemplated Transactions if such Party determines in good faith that contesting such Legal Proceeding or order might not be advisable. For the avoidance of doubt, nothing in this Section 5.7 shall require Parent to consummate the Financing on terms other than those determined by Parent in good faith and in a manner consistent with this Agreement.

5.8 Disclosure. Without limiting any of either Party’s obligations under the Confidentiality Agreement, each Party shall not, and shall not permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Contemplated Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing, such approval not to be unreasonably conditioned, withheld or delayed; or (b) such Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Legal Requirements and, to the extent practicable and legally permitted, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; provided, however, that each of the Company and Parent may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Parent in compliance with this Section 5.8. Notwithstanding the foregoing, Parent may make such disclosures, filings, press releases and communications as Parent reasonably determines are necessary or advisable in connection with the Registration Statement on Form S-1, the Parent Schedule 14C, the Required Parent Stockholder Consent, Nasdaq compliance, the Financing, any securities Law or stock exchange requirement, or any financing marketing process, subject to consultation with the Company and Seller to the extent reasonably practicable and legally permitted. Notwithstanding the foregoing, a Party need not consult with any other Parties in connection with such portion of any press release, public statement or filing to be issued or made (i) with respect to any Acquisition Proposal or Parent Board Adverse Recommendation Change, as applicable, and (ii) with respect to Parent only, pursuant to Section 5.3(c).

5.9 Listing. Prior to the Effective Time, Parent shall use commercially reasonable efforts to:

(a) cause the Consideration Shares, the Financing Shares, the Financing Warrants (if listed), the Financing Warrant Shares, and any Advisor Shares to be issued at or prior to Closing, to be approved for listing on Nasdaq, subject only to official notice of issuance; and (b) maintain the listing of Parent Common Stock on Nasdaq through the Effective Time and, to the extent required by the rules and regulations of Nasdaq, obtain approval of the listing of the Continuing Corporation on Nasdaq. The Company and Seller shall cooperate with Parent as reasonably requested by Parent with respect to any Nasdaq listing application, including as may be required by Nasdaq Marketplace Rule 5110, including by promptly furnishing all information concerning the Company, Seller and their respective equity holders as Parent may reasonably request in connection therewith.

5.10 Tax Matters.

Parent, Merger Sub and the Company shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken which would reasonably be expected to prevent the Merger from qualifying, as a “reorganization” under Section 368(a) of the Code.

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(a) This Agreement is intended to constitute, and the Parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations section 1.368-2(g). Each of the Parties intends that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties shall treat and shall not take (and shall cause their respective Affiliates to treat and not take) any Tax reporting position inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. The Company and Parent will reasonably cooperate with each other to document and support the intentions of the Parties that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, including providing to each other on or prior to the Closing customary representation letters typically provided as the basis for a legal opinion with respect thereto.

(b) Parent (or the Company, to the extent required by law) will prepare and file, or cause to be prepared and filed, all income Tax Returns of Parent or any of its Subsidiaries to be filed for any Tax period ending on or before the Closing Date and the portion of any Straddle Period through the Closing Date the due date of which (taking into account extensions) is after the Closing Date.

5.11 Legends. Parent shall be entitled to place appropriate legends and stop transfer instructions on any certificated or uncertificated book-entry shares of Parent Common Stock issued pursuant to this Agreement to reflect: (a) any restrictions arising under applicable securities Laws; (b) any restrictions applicable to any Person who may be considered an affiliate of Parent for purposes of Rules 144 and 145 under the Securities Act; and (c) the restrictions contained in the Lock-Up Agreement.

5.12 Cooperation. Each Party shall cooperate reasonably with the other Party and shall provide the other Party with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement, to cause the Closing to occur as promptly as reasonably possible and to enable the combined entity to continue to meet its obligations following the Closing. Without limiting the foregoing, the Parties shall reasonably cooperate with one another in connection with (i) the prompt preparation and filing of the Registration Statement on Form S-1, (ii) the prompt preparation and filing of the Parent Schedule 14C, (iii) the timely completion of the Required Company Financials, (iv) the timely consummation of the Financing and (v) the timely preparation and submission of any Nasdaq listing application.

5.13 Directors and Officers.

(a) Prior to the Effective Time, but effective as of the Effective Time, the Parent Board of Directors shall take all actions necessary to appoint or elect the board designees identified by Seller in accordance with this Section 5.13 and set forth in Company Disclosure Schedule. Immediately after the Effective Time, the Parent Board of Directors shall consist of five (5) members, four (4) of whom shall be designated by Seller (each, a “Seller Director”), one (1) of whom shall serve as Chairperson of the board of directors of Parent, and one (1) of whom shall be designated by the holders of a majority of the shares of Parent Common Stock held by Pre-Closing Parent Stockholders (the “Pre-Closing Parent Stockholder Director”).

(b) One of the Seller Directors designated pursuant to Section 5.13(a)(i) shall serve as Chairperson of the Parent Board of Directors.

(c) Subject to the terms and conditions of an employment agreement in form and substance satisfactory to the Parties (acting reasonably), one of the Seller Directors designated pursuant to Section 5.13(a) shall serve as Chief Executive Officer of Parent.

(d) For a period of twelve (12) months after the Closing, for so long as the Pre-Closing Parent Stockholders collectively hold at least five percent (5%) of the total issued and outstanding Parent Common Stock (the “Stockholder Director Ownership Threshold”), the Pre-Closing Parent Stockholders shall have the exclusive right to designate one (1) member of the Parent Board of Directors to hold the Pre-Closing Parent Stockholder Board Seat. The Pre-Closing Parent Stockholder Director shall be designated by the holders of a majority of the shares of Parent Common Stock held by Pre-Closing Parent Stockholders. Any vacancy in the Pre-Closing Parent Stockholder Board Seat shall be filled only by a nominee designated by the holders of a majority of the shares of Parent Common Stock held by Pre-Closing Parent Stockholders. During any period in which the Pre-Closing Parent Stockholder Board Seat is vacant and a replacement has not yet been appointed: (A) the Parent shall not issue any New Equity Securities (each, a “Prohibited Issuance”) (other than Permitted Equity Issuances under clauses (i), (iii) and (iv) of Section 5.23(a)); and (B) any Pre-Closing Parent Stockholder or group of Pre-Closing Parent Stockholders holding at least five percent (5%) of the outstanding shares of Parent Common Stock shall have standing to seek injunctive relief from any court of competent jurisdiction to prevent any Prohibited Issuance pending the appointment of a replacement. Parent shall include the Pre-Closing Parent Stockholder Director nominee on the Parent Board of Directors’ slate of nominees for election at each annual meeting of stockholders and shall recommend such nominee for election. This Section 5.13(d) shall survive the Closing and shall not be amended, modified or waived without the prior written consent of the holders of a majority of the shares of Parent Common Stock held by Pre-Closing Parent Stockholders. For clarity, if the Pre-Closing Parent Stockholders ownership at any time falls below the Stockholder Director Ownership Threshold, this right shall expire and will not be reinstated if the Pre-Closing Parent Stockholders increase their ownership above the Stockholder Director Ownership Threshold thereafter.

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(e) During the Equity Moratorium Period, the Pre-Closing Parent Stockholder Director may not be removed from the Parent Board of Directors except: (i) by the affirmative vote of a majority of the shares of Parent Common Stock held by Pre-Closing Parent Stockholders, voting as a separate group (and not by any other stockholders), at a meeting duly called for such purpose or by written consent; or (ii) for Cause, by the affirmative vote of not less than sixty-six and two-thirds percent (66⅔%) of the total voting power of all outstanding shares of Parent Common Stock entitled to vote thereon. Seller shall not, and shall cause its Affiliates not to, vote any shares of Parent Capital Stock in favor of the removal of the Pre-Closing Parent Stockholder Director except as permitted by clause (ii) of this Section 5.13(e). For purposes of this Section 5.13(e), “Cause” means (A) a conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving fraud, dishonesty or moral turpitude, (B) willful misconduct or gross negligence in the performance of duties as a director of Parent, as determined by a final, non-appealable order of a court of competent jurisdiction, or (C) a material breach of fiduciary duty to Parent or its stockholders, as determined by a final, non-appealable order of a court of competent jurisdiction.

(f) During the Equity Moratorium Period, Seller agrees to vote, and to cause its Affiliates to vote, all shares of Parent Capital Stock held by Seller and its Affiliates: (i) in favor of the election and re-election of the Pre-Closing Parent Stockholder Director designated by the Pre-Closing Parent Stockholders pursuant to this Section 5.13; (ii) against the removal of the Pre-Closing Parent Stockholder Director except as permitted by Section 5.13(e)(ii); and (iii) in compliance with the terms and conditions of the Seller Voting Agreement. The Pre-Closing Parent Stockholders executing the Seller Voting Agreement, agree to vote, and to cause their respective Affiliates to vote, all shares of Parent Capital Stock held by them and their Affiliates in favor of the election and re-election of each Seller Director designated by Seller pursuant to this Section 5.13 during the Equity Moratorium Period. This voting commitment is a material inducement to Parent’s willingness to enter into this Agreement and shall be specifically enforceable by the Pre-Closing Parent Stockholders directly in accordance with Section 5.23(d). Seller’s voting commitments under this Section 5.13(f) shall also be set forth in the Seller Voting Agreement and shall be enforceable thereunder as an independent obligation.

(g) During the Equity Moratorium Period, the holder of the Pre-Closing Parent Stockholder Board Seat shall have the right to: (i) call meetings of the Parent Board of Directors upon not less than forty-eight (48) hours’ notice to all directors; (ii) receive all materials, reports, financial statements, capitalization tables, board packages and other information distributed to any member of the Parent Board of Directors or any committee thereof, contemporaneously with such distribution; (iii) retain independent legal counsel at the expense of Parent; and (iv) place items on the agenda of any meeting of the Parent Board of Directors to the extent such items relate to any matter within the scope of Section 5.23 or this Section 5.13.

(h) The provisions of Sections 5.13(d) through 5.13(g) shall expire automatically upon the later of (A) the expiration of the Equity Moratorium Period and (B) the date on which the Pre-Closing Parent Stockholders cease to satisfy the Stockholder Director Ownership Threshold. Following such expiration, the composition, governance and removal provisions applicable to the Parent Board of Directors shall be governed by Parent’s constating documents and applicable Law.

5.14 Section 16 Matters. Prior to the Effective Time, Parent shall take all such steps as may be required to cause any acquisitions of Parent Common Stock and any options to purchase Parent Common Stock resulting from the Merger, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.15 Reverse Split. Parent may, with Company and Seller’s consent which is not to be unreasonably withheld, conditioned, or delayed, determine to seek stockholder approval of a reverse stock split of Parent Common Stock if Parent reasonably determines that such reverse stock split is necessary or advisable in connection with Nasdaq compliance, the Financing or the Contemplated Transactions.

5.16 Covenants Regarding Financing.

(a) Parent shall use commercially reasonable efforts to consummate the Financing, on or before the Closing Date.

(b) Parent and Seller shall agree over the structure, marketing, pricing, allocation, timing, definitive documentation and other terms of the Financing, subject to the terms of this Agreement and applicable Law. Notwithstanding the foregoing, each Financing Unit sold in the Financing must convert at or before the Closing into one (1) Financing Share and no more than one (1) Financing Warrant with an exercise duration of no greater than six (6) months and featuring an exercise price of ten dollars ($10) per Financing Warrant Share, such Financing Warrant being exercisable for cash only. Each Financing Unit must be sold at a price of at least three dollars ($3) per Financing Unit, and shall not include any anti-dilution price protection or other provisions that have the effect of increasing the number of shares issuable upon exercise thereof (e.g., exploding share feature) other than for standard mathematical adjustments due to share combinations or share dividends or splits.

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(c) Parent shall keep the Company and Seller reasonably informed of the status of the Financing and shall promptly notify the Company and Seller of any event or circumstance that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Financing.

(d) Parent shall not amend, waive, modify or terminate the Financing in a manner that would reduce the gross proceeds of the Financing below $10,000,000 or increase the number of shares of Parent Common Stock comprising the share component of the Financing Units issued in the Financing above 5,000,000 without the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed. No proceeds of the Financing, and no other cash of Parent, the Company, Merger Sub or the Surviving Corporation, shall be used, directly or indirectly, to repay, satisfy or settle any Seller Debt.

5.17 Termination of Certain Agreements and Seller Debt. The Company shall use its commercially reasonable efforts to terminate at or prior to the Effective Time those agreements set forth in Company Disclosure Schedule (collectively, the “Investor Agreements”). Without limiting the foregoing, at least one (1) Business Day prior to the Closing, Seller shall cause all Seller Debt to be, as elected by Seller and set forth on Part 2.4(f) of the Company Disclosure Schedule, either (a) irrevocably forgiven, canceled and released in full without any payment by the Company, Parent, Merger Sub or the Surviving Corporation, or (b) contributed to the capital of the Company, in each case effective immediately prior to the Effective Time. Seller shall deliver to Parent, prior to the Closing, executed cancellation, release and/or capital contribution documentation, in form and substance reasonably satisfactory to Parent, evidencing the same, together with copies of any cancelled promissory notes or other instruments evidencing such Seller Debt. Seller and the Company shall cause all notes and other instruments evidencing Seller Debt to be cancelled at or prior to the Effective Time. Parent shall deliver to Seller, at least one (1) Business Day prior to the Closing, the First Finance Waiver, duly executed by First Finance Ltd., in form and substance reasonably satisfactory to Seller.

5.18 Certificates.

(a) At least two (2) Business Days prior to the anticipated Closing Date, the Company shall deliver to Parent a certificate signed by the Chief Executive Officer of the Company, on behalf of the Company and not in his or her personal capacity, certifying: (i) that Seller is the sole record and beneficial owner of all of the issued and outstanding Company Capital Stock; (ii) the number of shares of Company Capital Stock outstanding immediately prior to the Effective Time; and (iii) the absence of any outstanding Company Options, Company RSUs, Company Warrants or other Company Equity Securities.

(b) At least two (2) Business Days prior to the anticipated Closing Date, Parent shall deliver to the Company and Seller a certificate signed by the Chief Executive Officer or Chief Financial Officer of Parent, on behalf of Parent and not in his or her personal capacity, certifying that Parent has, or upon substantially concurrent consummation of the Financing, will have Parent Net Cash that meets or exceeds the Parent Net Cash Requirement of at least $50,000, excluding the net proceeds of the Financing.

(c) At least two (2) Business Days prior to the anticipated Closing Date, the Company shall deliver to Parent a certificate signed by the Chief Executive Officer of the Company, on behalf of the Company and not in his or her personal capacity, certifying that, as of the anticipated Closing Date and after giving effect to the transactions contemplated by Section 5.17, (i) neither the Company nor any Company Subsidiary has any indebtedness for borrowed money, notes payable, loans, advances or other similar obligations, (ii) no Seller Debt remains outstanding and (iii) the only Liabilities of the Company and the Company Subsidiaries are ordinary course accounts payable and accrued operating expenses incurred in the Ordinary Course of Business consistent with past practice and not owing to Seller or any Affiliate of Seller.

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5.19 Litigation. From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Article 9, Parent shall as promptly as reasonably practicable (but no later than within two (2) Business Days of receipt of learning about potential Transaction Litigation) notify the Company and Seller in writing of, shall keep the Company and Seller informed on a reasonably prompt basis regarding any such Transaction Litigation, and shall give the Company and Seller the opportunity to participate in the defense and settlement of, any Transaction Litigation (including by allowing the Company and Seller to offer comments or suggestions with respect to such Transaction Litigation, which Parent shall consider in good faith). Parent shall give the Company and Seller the opportunity to consult with counsel to Parent regarding the defense and settlement of any such Transaction Litigation, and in any event Parent shall not settle or compromise any Transaction Litigation without the prior written consent of the Company and Seller, which consent shall not be unreasonably withheld, conditioned or delayed, if such settlement or compromise would: (i) enjoin or otherwise materially impair the consummation of the Contemplated Transactions; (ii) impose any material non-monetary obligation on the Company, Seller or the Surviving Corporation; or (iii) contain any admission of wrongdoing by the Company, Seller or any D&O Indemnified Party. Without otherwise limiting the D&O Indemnified Parties’ rights with regard to the right to counsel, and notwithstanding anything to the contrary in any indemnification agreements Parent has entered into, following the Effective Time, the D&O Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such D&O Indemnified Parties prior to the Effective Time to defend any Transaction Litigation on behalf of, and to the extent such Transaction Litigation is against, the D&O Indemnified Parties.

5.20 Information Rights. For so long as Seller or any of its Affiliates holds any equity interest in Parent, Parent shall promptly provide to Seller such customary public-company information regarding Parent and its Subsidiaries as Seller may reasonably request to enable Seller to comply with its applicable SEC disclosure obligations, subject to applicable Law and customary confidentiality protections.

5.21 ThinkEquity Fee. At the Closing, Parent shall cause to be paid, from the proceeds of the Contemplated Transactions, as applicable and as agreed by the Parties, to ThinkEquity LLC a cash fee equal to five percent (5%) of the product of (a) the aggregate number of Consideration Shares issued to Seller and any other recipients of Consideration Shares pursuant to this Agreement and (b) the per-share price of Parent Common Stock sold in the Financing, in each case in accordance with the terms of the ThinkEquity engagement letter set forth in the Company Disclosure Schedule provided that the cash fee payable to ThinkEquity LLC shall not exceed $1,875,000. This fee shall include any fee that may be payable by CLRO to ThinkEquity LLC in conjunction with the Financing and no additional fee shall be provided for the financing.

5.22 Advisor Shares. At or prior to the Closing, Parent may issue Advisor Shares to the Persons identified in Part 3.21 of the Parent Disclosure Schedule, provided, however, that the aggregate number of Advisor Shares issued pursuant to this Agreement shall not exceed 855,000 shares of Parent Common Stock immediately following the Effective Time, calculated in a manner consistent with Part

5.22 of the Parent Disclosure Schedule. For the avoidance of doubt, the First Finance Waiver shall apply solely to any right of First Finance Ltd. or its Affiliates to receive value in respect of warrants held by it or them and shall not impair any right to receive Advisor Shares expressly provided for in this Agreement or the Parent Disclosure Schedule.

5.23 Equity Moratorium.

(a) During the period commencing on the Closing Date and ending on the date that is the earlier of (i) the date that is 12 months after the Closing Date or (ii) the date on which the number of shares owned by the Pre-Closing Parent Stockholders is less than five percent (5%) of the then total number of outstanding shares of Parent Common Stock (the “Equity Moratorium Period”), provided that if the gross proceeds of the Financing, including the exercise of any Financing Warrants, does not exceed $25,000,000 as of the Financing Warrants Expiration Date, then the Equity Moratorium Period will end on the Financing Warrants Expiration Date, Parent shall not, and shall not permit any of its Subsidiaries (including the Surviving Corporation) to, directly or indirectly, issue, sell, grant, pledge, transfer or otherwise dispose of, or authorize the issuance, sale, grant, pledge, transfer or other disposition of, any shares of Parent Common Stock or other equity securities of Parent, or any options, warrants, restricted stock units, deferred stock units, convertible securities, stock appreciation rights, phantom equity or other rights to acquire any equity securities of Parent or any Subsidiary (collectively, “New Equity Securities”), except for the following (collectively, “Permitted Equity Issuances”):

(i) shares of Parent Common Stock issuable upon the valid exercise of Parent Options or Parent Warrants, including the Financing Warrants issued as part of the Financing Units in the Financing, or the valid settlement or vesting of Parent RSUs or Parent RSAs, in each case outstanding as of the Effective Time and in accordance with their terms as in effect on the Closing Date, and the issuance of shares in connection with cashless exercises thereof and sales of shares solely to satisfy tax withholding obligations; provided, that the aggregate number of shares of Parent Common Stock issuable upon exercise of the Financing Warrants shall not exceed the number of Financing Units issued in the Financing;

(ii) the Permitted Closing Option Grant expressly permitted by Section 5.5(b), on the terms and conditions set forth therein and in Part 5.5 of the Parent Disclosure Schedule;

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(iii) shares of Parent Common Stock issued in connection with a stock split, stock dividend, recapitalization, reclassification or similar event affecting all holders of Parent Common Stock on a pro rata basis without exception, approved by the Parent Board of Directors (including the affirmative vote of the Pre-Closing Parent Stockholder Director);

(iv) shares of Parent Common Stock issued as direct consideration in a bona fide arm’s-length merger, acquisition, business combination, joint venture, strategic alliance or similar transaction (and not as compensation to employees, consultants or service providers of Parent or any of its Subsidiaries) approved by the Parent Board of Directors (including the affirmative vote of the Pre-Closing Parent Stockholder Director), provided that (A) the aggregate number of shares so issued during the Equity Moratorium Period shall not exceed 10% of the total issued and outstanding Parent Common Stock as of the Effective Time, and (B) to the extent any such transaction involves Seller or any Affiliate of Seller as a counterparty, such transaction shall require the prior written approval of the holders of a majority of the shares of Parent Common Stock held by the Pre-Closing Parent Stockholders, voting as a separate group, and the terms of such transaction shall be no less favorable to Parent than would be obtained in an arm’s-length transaction with an unaffiliated third party;

(v) shares of Parent Common Stock or other securities required to be issued by applicable Law, any Order of a court of competent jurisdiction or any Governmental Body, or any binding contractual obligation of Parent existing as of the Closing Date and disclosed on Schedule 5.23; and

(vi) such other issuances as may be approved by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock held by the Pre-Closing Parent Stockholders, voting as a separate group, after such holders have determined in good faith that such issuance is in the best interests of Parent and the Pre-Closing Parent Stockholders.

(b) Any issuance of New Equity Securities during the Equity Moratorium Period that is not a Permitted Equity Issuance shall require the prior approval of (i) the Parent Board of Directors (including the affirmative vote of the Pre-Closing Parent Stockholder Director) and (ii) the holders of not less than sixty-six and two-thirds percent (66⅔%) of the total voting power of all outstanding shares of Parent Common Stock entitled to vote thereon, voting together as a single class.

(c) Equity Plan Restrictions. During the Equity Moratorium Period:

(i) neither Parent nor any of its Subsidiaries (including the Surviving Corporation) shall adopt any new equity incentive plan, stock option plan, stock purchase plan, profit-sharing plan, phantom equity plan, stock appreciation rights plan or any other plan, program or arrangement providing for equity-based or equity-linked compensation (collectively, “Equity Plans”);

(ii) neither Parent nor any of its Subsidiaries shall amend, supplement or modify any existing Equity Plan to (A) increase the number of shares reserved for issuance thereunder, (B) expand the class of persons eligible to receive awards thereunder, (C) permit the repricing, exchange or cash buyout of outstanding awards, or (D) extend the term or modify the vesting schedule of any outstanding award in a manner that would be more favorable to the holder thereof than the terms in effect as of the Closing Date; and

(iii) the restrictions in clauses (i) and (ii) of this Section 5.23(c) may not be waived or modified except with the prior written consent of the holders of a majority of the outstanding shares of Parent Common Stock held by the Pre-Closing Parent Stockholders, voting as a separate group.

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(d) Third-Party Beneficiary Rights; Enforcement.

(i) The provisions of this Section 5.23 and Sections 5.13(d) through 5.13(g) are intended for the benefit of, and shall be enforceable by, the Pre-Closing Parent Stockholders as express third-party beneficiaries of this Agreement. The rights of the Pre-Closing Parent Stockholders under this Section 5.23 and Sections 5.13(d) through 5.13(g) shall not be modified, amended or waived without the prior written consent of the holders of a majority of the outstanding shares of Parent Common Stock held by the Pre-Closing Parent Stockholders, and any purported modification, amendment or waiver without such consent shall be void and of no force or effect.

(ii) Any Pre-Closing Parent Stockholder holding, individually or together with other Pre-Closing Parent Stockholders acting in concert, not less than five percent (5%) of the outstanding shares of Parent Common Stock in the aggregate as of the date of enforcement (the “Enforcement Threshold”), shall have the right to enforce the provisions of this Section 5.23 and Sections 5.13(d) through 5.13(g) directly against Parent, Seller or any other party to this Agreement, including by seeking specific performance, injunctive relief, damages or any other remedy available at Law or in equity, provided that once the Pre-Closing Parent Stockholders collectively own less than five percent (5%) of the outstanding shares of Parent Common Stock this Enforcement Threshold cannot be regained by purchasing new shares.

(iii) Any Pre-Closing Parent Stockholder or group of Pre-Closing Parent Stockholders meeting the Enforcement Threshold may enforce the provisions of this Section 5.23 and Sections 5.13(d) through 5.13(g) directly, without the need for prior notice to, or approval by, any committee, director or other intermediary.

(iv) (iv) Parent shall reimburse the reasonable and documented out-of-pocket legal fees and expenses incurred by any Pre-Closing Parent Stockholder in successfully enforcing the provisions of this Section 5.23 and Sections 5.13(d) through 5.13(g), as determined by a court of competent jurisdiction in a final, non-appealable order.

(e) Remedies.

(i) The Parties acknowledge and agree that the Pre-Closing Parent Stockholders would be irreparably harmed by any breach of this Section 5.23 or Sections 5.13(d) through 5.13(g), that monetary damages alone would not be an adequate remedy for such breach, and that specific performance and injunctive relief are appropriate remedies to enforce such provisions. Accordingly, in the event of any actual or threatened breach of this Section 5.23 or Sections 5.13(d) through 5.13(g), the Pre-Closing Parent Stockholders meeting the Enforcement Threshold shall be entitled to seek and obtain specific performance and temporary, preliminary and permanent injunctive relief from any court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security.

(ii) Any issuance of New Equity Securities made in violation of this Section 5.23 shall be voidable at the election of the holders of a majority of the outstanding shares of Parent Common Stock held by the Pre-Closing Parent Stockholders, voting as a separate group, as against the recipient(s) thereof; provided that this clause (ii) shall not apply to the extent the recipient is a bona fide third-party purchaser for value who acquired the applicable securities in an open market transaction or a registered public offering without actual knowledge of the violation.

(iii) In addition to the remedies set forth in clauses (i) and (ii) of this Section 5.23(e), in the event of any Prohibited Issuance, Seller shall indemnify and hold harmless each Pre-Closing Parent Stockholder for any and all damages, losses and diminution in value suffered by such Pre-Closing Parent Stockholder as a direct result of the dilution caused by such Prohibited Issuance, calculated as the difference between (A) the value of such Pre-Closing Parent Stockholder’s shares of Parent Common Stock immediately prior to the Prohibited Issuance (based on the closing price of Parent Common Stock on the trading day immediately preceding the Prohibited Issuance) and (B) the value of such Pre-Closing Parent Stockholder’s shares of Parent Common Stock immediately following the Prohibited Issuance (based on the closing price of Parent Common Stock on the first full trading day following public disclosure of the Prohibited Issuance), multiplied by the number of shares of Parent Common Stock held by such Pre-Closing Parent Stockholder as of immediately prior to the Prohibited Issuance.

(iv) The remedies set forth in this Section 5.23(e) are cumulative and not exclusive of any other remedies available at Law or in equity.

(f) This Section 5.23 shall survive the Closing and shall remain in full force and effect until the expiration of the Equity Moratorium Period. For the avoidance of doubt, the provisions of Section 10.1 (Non-Survival) shall not limit the survival of this Section 5.23 during the Equity Moratorium Period.

(g) The restrictions set forth in this Section 5.23 shall be binding on Parent and the Surviving Corporation and shall not be amended, modified or waived without the prior written consent of the holders of a majority of the shares of Parent Common Stock held by Pre-Closing Parent Stockholders.

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(h) For the avoidance of doubt, the Equity Moratorium shall not restrict the ability of any stockholder of Parent, including Seller, to sell, transfer or otherwise dispose of shares of Parent Common Stock held by such stockholder, subject to the Lock-Up Agreement and applicable securities Laws.

(i) Parent shall include in each annual and quarterly report filed with the SEC during the Equity Moratorium Period a disclosure of the number of shares of Parent Common Stock issued during such period, the basis for each such issuance, and whether each such issuance constituted a Permitted Equity Issuance. Parent shall, within five (5) Business Days following any Permitted Equity Issuance (other than issuances under clauses (i), (ii) and (iii) of Section 5.23(a)), file a Current Report on Form 8-K (or equivalent public disclosure) disclosing the material terms of such issuance, including the number of shares issued, the price per share, the identity of the recipient(s) (unless confidential treatment is required by applicable Law), and the specific clause of Section 5.23(a) pursuant to which such issuance was made. Parent shall simultaneously provide a copy of such disclosure to the holder of the Pre-Closing Parent Stockholder Board Seat and, to the extent reasonably practicable, to each Pre-Closing Parent Stockholder of record.

5.24 Seller Voting Agreement.

(a) As a condition to the Closing, Seller shall execute and deliver to Parent, concurrently with the Closing, a Seller Voting Agreement, in form and substance reasonably satisfactory to Parent and Seller, pursuant to which Seller shall agree, for so long as Seller and its controlled Affiliates collectively hold shares of Parent Common Stock representing more than fifty percent (50%) of the total voting power of all outstanding shares of Parent Common Stock (the “Seller Voting Agreement Period”), as follows:

(i) Seller shall vote, and shall cause its controlled Affiliates to vote, all shares of Parent Common Stock held by Seller and its controlled Affiliates in favor of the election of the Pre-Closing Parent Stockholder Director nominee designated by the holders of a majority of the shares of Parent Common Stock held by Pre-Closing Parent Stockholders, at each annual or special meeting of stockholders at which directors are to be elected, and in connection with any written consent of stockholders relating to the election of directors;

(ii) Seller shall not vote, and shall cause its controlled Affiliates not to vote, any shares of Parent Common Stock held by Seller or its controlled Affiliates in favor of the removal of the Pre-Closing Parent Stockholder Director, except for Cause as defined in Section 5.13(e);

(iii) Seller shall vote, and shall cause its controlled Affiliates to vote, all shares of Parent Common Stock held by Seller and its controlled Affiliates against any amendment, alteration or repeal of any provision of the articles of incorporation or bylaws of Parent that would eliminate, reduce or materially impair (A) the right of the Pre-Closing Parent Stockholders to designate or nominate the Pre-Closing Parent Stockholder Director, (B) the Equity Moratorium, or (C) any other governance protection expressly established for the benefit of the Pre-Closing Parent Stockholders pursuant to this Agreement;

(iv) Seller shall not vote, and shall cause its controlled Affiliates not to vote, any shares of Parent Common Stock held by Seller or its controlled Affiliates in favor of any issuance of New Equity Securities during the Equity Moratorium Period that is not a Permitted Equity Issuance, unless such issuance has been approved by the Pre-Closing Parent Stockholder Director; and

(v) Seller shall not enter into any voting trust, proxy, stockholders agreement or other arrangement or understanding with respect to the voting of any shares of Parent Common Stock that would be inconsistent with the obligations set forth in this Section 5.24.

(b) The Seller Voting Agreement shall be a Transaction Document and shall be in a form mutually agreed to by Parent and Seller. The obligations of Seller under the Seller Voting Agreement shall be binding on Seller’s successors and permitted assigns and on any transferee of shares of Parent Common Stock from Seller or its Affiliates during the Seller Voting Agreement Period, and Seller shall cause any such transferee to execute a joinder to the Seller Voting Agreement as a condition to any such transfer.

(c) The Seller Voting Agreement shall terminate automatically and be of no further effect whatsoever upon the earlier of (i) the date on which Seller and its controlled Affiliates collectively cease to hold shares of Parent Common Stock representing more than fifty percent (50%) of the total voting power of all outstanding shares of Parent Common Stock, (ii) the Financing Warrants Expiration Date and (iii) the date on which the Pre-Closing Parent Stockholders collectively cease to hold five percent (5%) of all outstanding shares of Parent Common Stock.

(d) For the avoidance of doubt, nothing in this Section 5.24 or the Seller Voting Agreement shall restrict Seller’s right to vote on any matter not expressly addressed in this Section 5.24, or Seller’s right to sell, transfer or otherwise dispose of shares of Parent Common Stock, subject to the Lock-Up Agreement and applicable securities Laws.

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ARTICLE 6
CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The respective obligations of each Party to effect the Contemplated Transactions and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Law and the terms of this Agreement, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

6.1 Effectiveness of Registration Statement. The Registration Statement on Form S-1 shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect, and no proceeding for that purpose shall have been initiated or threatened by the SEC. The Parent Schedule 14C shall have been filed with the SEC in definitive form and the applicable waiting period under Rule 14c-2 of the Exchange Act shall have expired or been terminated. For the avoidance of doubt, this Section 6.1 shall be deemed satisfied if the registration statement or registration statements required to consummate the issuance of the Consideration Shares and the Financing have become effective and the Parent Schedule 14C waiting period has expired or been terminated.

6.2 No Restraints. No temporary restraining order, preliminary or permanent injunction, judgment, decree or other Order issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction preventing the consummation of the Contemplated Transactions shall be in effect, and there shall be no applicable Legal Requirement making the consummation of the Contemplated Transactions illegal.

6.3 Stockholder Approval. This Agreement, the Merger and the other transactions contemplated by this Agreement shall have been duly approved by Seller, in its capacity as the sole holder of all of the issued and outstanding Company Capital Stock entitled to vote thereon, and the Parent Stockholder Proposals shall have been duly approved by the Required Parent Stockholder Consent. For the avoidance of doubt, the Parent Voting Agreements required by this Agreement shall have been duly executed and delivered and shall remain in full force and effect as of the Closing.

6.4 Listing. Parent Common Stock shall have remained listed on Nasdaq from the date of this Agreement through the Closing Date, and Nasdaq shall have approved the listing of the Consideration Shares and the shares of Parent Common Stock to be issued in the Financing, and any Advisor Shares to be issued at or prior to Closing, in each case subject only to official notice of issuance.

6.5 Financing. The Financing shall have been consummated, or shall be consummated substantially concurrently with the Closing, and the aggregate gross proceeds of the Financing shall be not less than $10,000,000 and not more than $15,000,000. The aggregate number of shares of Parent Common Stock comprising the share component of the Financing Units issued in the Financing shall be not less than 2,500,000 and not more than 5,000,000.

ARTICLE 7

ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to consummate the Merger and the other Contemplated Transactions are subject to the satisfaction or written waiver by Parent, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations. The representations and warranties of the Company and Seller contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except: (a) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the Contemplated Transactions; (b) that the representations and warranties set forth in Sections 2.3, 2A.1, 2A.2 and 2.20 shall be true and correct in all respects, except for any de minimis inaccuracies; and (c) for those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date, subject to clauses (a) and (b). For purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

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7.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company or Seller is required to comply with or perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Documents. Parent shall have received the following agreements and other documents, each of which shall be in full force and effect where applicable:

(a) a certificate executed by the Chief Executive Officer of the Company, on behalf of the Company and not in his or her personal capacity, certifying that the conditions set forth in Sections 7.1, 7.2 and 7.4 have been satisfied;

(b) certified copies of the certificate of incorporation, bylaws and good standing certificate of the Company, together with a certificate of incumbency and certified resolutions of the Company Board of Directors approving this Agreement and the Contemplated Transactions;

(c) the Company Shareholder Written Consent, duly executed by Seller in its capacity as the sole holder of all of the issued and outstanding Company Capital Stock;

(d) written resignations, effective as of the Effective Time, from each officer and director of the Company who will not continue as an officer or director of the Surviving Corporation following the Effective Time;

(e) a certificate executed by the Chief Executive Officer of the Company, on behalf of the Company and not in his or her personal capacity, certifying that, as of immediately prior to the Effective Time and after giving effect to Section 5.17, (i) neither the Company nor any Company Subsidiary has any indebtedness for borrowed money, notes payable, loans, advances or other similar obligations, (ii) no Seller Debt remains outstanding and (iii) the only Liabilities of the Company and the Company Subsidiaries are ordinary course accounts payable and accrued operating expenses incurred in the Ordinary Course of Business consistent with past practice and not owing to Seller or any Affiliate of Seller;

(f) copies of all agreements, instruments and other documents evidencing the forgiveness, cancellation, release or contribution to capital of all Seller Debt pursuant to Section 5.17, together with evidence of the cancellation of any promissory notes or other instruments evidencing such Seller Debt, in each case in form and substance reasonably satisfactory to Parent;

(g) the Lock-Up Agreement executed by Seller, which shall remain in full force and effect as of immediately following the Effective Time;

(h) (i) an original signed statement from the Company that the Company is not, and has not been at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, conforming to the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), and (ii) an original signed notice to be delivered to the IRS in accordance with Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company following the Closing, each dated as of the Closing Date and duly executed by an authorized officer of the Company;

(i) evidence reasonably satisfactory to Parent that (i) the Parent Board of Directors has been duly reconstituted in accordance with Section 5.13(a), and (ii) the Pre-Closing Parent Stockholder Director has been confirmed and appointed, in each case effective as of the Closing;

(j) the Seller Voting Agreement, duly executed by Seller, in a form to be mutually agreed to by Parent and Seller; and

(k) a certificate executed by the Chief Executive Officer of the Company, on behalf of the Company and not in his or her personal capacity, certifying that, as of immediately prior to the Effective Time: (i) there are no outstanding Company RSUs, Company DSUs, or other deferred equity awards of the Company or any Company Subsidiary; (ii) all such awards, if any previously existed, have been cancelled, forfeited, settled or otherwise eliminated without any surviving payment or issuance obligation; (iii) except for the Permitted Closing Option Grant (if to be made effective as of the Closing), no commitment, whether written or oral, has been made by the Company or any Company Subsidiary to grant any option, restricted stock unit, deferred stock unit or other equity-based award or security following the Effective Time; and (iv) there are no Company Equity Securities outstanding other than those owned by the Seller.

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7.4 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing as of the Closing Date.

7.5 Termination of Investor Agreements and Seller Debt. The Investor Agreements listed in Company Disclosure Schedule shall have been terminated, waived or otherwise made inapplicable as of the Effective Time, in each case in a manner reasonably satisfactory to Parent. In addition, all Seller Debt shall have been irrevocably forgiven, canceled and released in full, or contributed to the capital of the Company, in each case in accordance with Section 5.17 and effective immediately prior to the Effective Time, and no Seller Debt shall remain outstanding as of immediately prior to the Effective Time.

7.6 Lock-Up Agreements. The Lock-Up Agreement executed by Seller shall be in full force and effect as of immediately following the Effective Time.

7.7 Nasdaq Approval. The initial listing application for the Continuing Corporation as the successor of the change in control resulting from the Contemplated Transactions shall have been approved by Nasdaq.

7.8 Seller Voting Agreement. The Seller Voting Agreement shall have been duly executed and delivered by Seller and shall be in full force and effect as of the Closing.

ARTICLE 8

ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company and Seller to consummate the Merger and the other Contemplated Transactions are subject to the satisfaction or written waiver by the Company and Seller, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except: (a) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the Contemplated Transactions; (b) that the representations and warranties set forth in Sections 3.3, 3.17 and 3.18 shall be true and correct in all respects, except for any de minimis inaccuracies; and (c) for those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date, subject to clauses (a) and (b). For purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

8.2 Performance of Covenants. All of the covenants and obligations in this Agreement that Parent or Merger Sub is required to comply with or perform at or prior to the Closing shall have been complied with and performed in all material respects.

8.3 Documents. The Company and Seller shall have received the following documents, each of which shall be in full force and effect where applicable:

(a) a certificate executed by the Chief Executive Officer or Chief Financial Officer of Parent, on behalf of Parent and not in his or her personal capacity, certifying that the conditions set forth in Sections 8.1, 8.2 and 8.5 have been satisfied;

(b) certificates of good standing of Parent and Merger Sub in their jurisdictions of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of resolutions of the board of directors of Parent and Merger Sub authorizing the execution of this Agreement and the consummation of the Contemplated Transactions;

(c) evidence reasonably satisfactory to the Company and Seller that the Financing has been consummated or will be consummated substantially concurrently with the Closing;

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(d) the Parent Voting Agreements from holders of at least 50.1% of the issued and outstanding Parent Common Stock, if not previously delivered;

(e) the First Finance Waiver, duly executed and delivered in accordance with this Agreement;

(f) evidence reasonably satisfactory to the Company and Seller that the board and officer changes contemplated by Section 5.13 will be effective as of the Effective Time, including the resignation of Parent’s then-current Chief Executive Officer and the appointment of Seller’s designee as Chief Executive Officer;

(g) the Required Parent Stockholder Consent shall become effective in accordance with applicable Legal Requirements; and

(h) such other customary closing certificates and documents as the Company or Seller may reasonably request to evidence the satisfaction of the conditions set forth in this Article 8.

8.4 Board of Directors. Parent shall have taken all actions necessary so that, effective as of the Effective Time, the board of directors and executive officers of Parent are constituted as set forth in Section 5.13.

8.5 No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect that is continuing as of the Closing Date.

8.6 Parent Net Cash Requirement. As of immediately prior to the Closing, Parent Net Cash shall meet or exceed the Parent Net Cash Requirement of at least Fifty Thousand Dollars ($50,000), excluding the net proceeds of the Financing.

8.7 Nasdaq Approval. The shares of Parent Common Stock to be issued as Consideration Shares and as the share component of the Financing Units issued in the Financing, the Financing Warrants comprising the warrant component of the Units issued in the Financing, the shares of Parent Common Stock issuable upon exercise of the Financing Warrants, and any Advisor Shares to be issued at or prior to the Closing pursuant to this Agreement, shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

8.8 Seller Voting Agreement. The Seller Voting Agreement shall have been duly executed and delivered by Seller and shall be in full force and effect as of the Closing.

ARTICLE 9
TERMINATION

9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Parent Stockholder Proposals by the Required Parent Stockholder Consent or before or after approval of this Agreement and the Merger by Seller, in its capacity as the sole holder of the Company Capital Stock, unless otherwise specified below):

(a) by mutual written consent duly authorized by Parent, the Company and Seller;

(b) by either Parent, on the one hand, or the Company or Seller, on the other hand, if the Closing shall not have occurred on or before one hundred eighty (180) days after the date of this Agreement (the “End Date”); provided, however, that if, as of the End Date, all of the conditions set forth in Articles 6, 7 and 8 shall have been satisfied or waived other than the effectiveness of the Registration Statement, the expiration of the Parent Schedule 14C waiting period or Nasdaq approval contemplated by Section 6.4, then Parent may extend the End Date one time for an additional thirty (30) days by written notice to the Company and Seller delivered on or prior to the original End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party whose material breach of this Agreement or whose failure to perform has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the End Date.

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(c) by either Parent, on the one hand, or the Company or Seller, on the other hand, if any court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other Contemplated Transactions;

(d) by the Company or Seller if Parent or Merger Sub shall have breached any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become inaccurate, in either case such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or inaccuracy; provided, however, that neither the Company nor Seller may terminate this Agreement pursuant to this Section 9.1(d) if the Company or Seller, as applicable, is then in material breach of this Agreement such that any of the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied; and provided, further, that if such breach or inaccuracy is curable by Parent or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(d) until the earlier of: (i) the expiration of thirty (30) days after written notice thereof is given by the Company or Seller to Parent; and (ii) Parent or Merger Sub ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy; it being understood that this Agreement shall not terminate pursuant to this Section 9.1(d) if such breach or inaccuracy is cured prior to such termination becoming effective;

(e) by Parent if the Company or Seller shall have breached any representation, warranty, covenant or agreement contained in this Agreement, or if any representation or warranty of the Company or Seller shall have become inaccurate, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or inaccuracy; provided, however, that Parent may not terminate this Agreement pursuant to this Section 9.1(e) if Parent is then in material breach of this Agreement such that any of the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied; and provided, further, that if such breach or inaccuracy is curable by the Company or Seller, then this Agreement shall not terminate pursuant to this Section 9.1(e) until the earlier of: (i) the expiration of thirty (30) days after written notice thereof is given by Parent to the Company and Seller; and (ii) the Company or Seller ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy; it being understood that this Agreement shall not terminate pursuant to this Section 9.1(e) if such breach or inaccuracy is cured prior to such termination becoming effective; or

(f) by Parent if the Company Shareholder Written Consent shall not have been duly executed and delivered by Seller within two (2) Business Days after the execution of this Agreement.

The Party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give written notice of such termination to the other Parties, specifying the provision of this Agreement pursuant to which such termination is made and the basis therefor in reasonable detail.

9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) Section 5.8, this Section 9.2, Section 9.3, Article 10 and the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any Party for its fraud or from any liability for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. “Willful Breach” means a deliberate act or a deliberate failure to act, taken with actual knowledge that such act or failure to act would constitute or result in a material breach of this Agreement.

9.3 Expenses. Except as otherwise expressly set forth in this Agreement, each Party shall bear its own costs and expenses, including all legal, accounting, financial advisory, consulting and other professional fees and expenses, incurred in connection with the negotiation, execution and performance of this Agreement and the consummation of the Contemplated Transactions. For the avoidance of doubt, except in the case of Fraud or Willful Breach as provided in Section 9.2 or as otherwise set out in this Agreement, no Party shall be entitled to any termination fee, reverse termination fee, expense reimbursement or other payment from any other Party as a result of the termination of this Agreement.

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ARTICLE 10
MISCELLANEOUS PROVISIONS

10.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Seller, Merger Sub and Parent contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only those covenants and agreements that by their terms survive the Effective Time and this Article 10 shall survive the Effective Time. For the avoidance of doubt, Sections 5.13(d) through 5.13(h) (Pre-Closing Parent Stockholder Director), Section 5.23 (Equity Moratorium) and Section 5.24 (Seller Voting Agreement) shall each survive the Effective Time in accordance with their respective terms.

10.2 Amendment. This Agreement may be amended only by an instrument in writing signed on behalf of Parent, Merger Sub, the Company and Seller; provided, however, that after the Parent Stockholder Proposals have been approved by the Required Parent Stockholder Consent, no amendment shall be made that by applicable Law or Nasdaq rule requires further approval of Parent’s stockholders without such further approval. Notwithstanding the foregoing, no amendment, modification or waiver of Section 5.13(d) through 5.13(h), Section 5.23 or Section 5.24 shall be effective unless approved by the affirmative written consent of the holders of a majority of the outstanding shares of Parent Common Stock held by the Pre-Closing Parent Stockholders. Any purported amendment, modification or waiver of such provisions without such consent shall be void ab initio and of no force or effect. The rights of the Pre-Closing Parent Stockholders as third-party beneficiaries under Section 5.23(d) may not be modified, limited or eliminated by any amendment to this Agreement without the prior written consent of the holders of a majority of the outstanding shares of Parent Common Stock held by the Pre-Closing Parent Stockholders.

10.3 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) Any provision of this Agreement may be waived, and the time for performance of any obligation may be extended, only by the Party entitled to the benefit of such provision or obligation, and only on such Party’s own behalf, without the consent of any other Party except to the extent otherwise expressly provided herein. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.4 Entire Agreement; Counterparts; Electronic Delivery. This Agreement, the Confidentiality Agreement and the other agreements expressly contemplated hereby constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, letters of intent, term sheets, memoranda of understanding and other understandings, whether written or oral, among or between any of the Parties with respect to the subject matter hereof, including the LOI; provided, however, that the Confidentiality Agreement shall survive in accordance with its terms except to the extent expressly superseded by this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of this Agreement by electronic transmission in portable document format (.pdf), by electronic signature platform, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.5 Applicable Law; Jurisdiction. This Agreement, and all disputes, claims or controversies arising out of or relating to this Agreement or the Contemplated Transactions, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflicts of laws principles that would require the application of the laws of any other jurisdiction. The Merger shall be governed by the DGCL. In any Action arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the Parties (i) irrevocably submits itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, (ii) to the extent such court does not have jurisdiction, the United States District Court of the District of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated herein, (b) agrees that every such suit, action or proceeding shall be brought, heard and determined exclusively in such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (d) agrees not to bring any suit, action or proceeding arising out of or relating to this Agreement or the Contemplated Transactions in any other court, and (e) waives any defense of inconvenient forum to the maintenance of any suit, action or proceeding so brought.

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EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE DOCUMENTS RELATED HERETO IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY REPRESENTATIVE OF PARENT OR THE COMPANY UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6 Assignability; No Third-Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and permitted assigns; provided, however, that no Party may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other Parties, except that Parent may assign this Agreement or any of its rights hereunder, in whole or in part, to any direct or indirect wholly owned Subsidiary of Parent or to any financing source collateral agent as security for obligations in connection with the Financing, so long as no such assignment shall relieve Parent of any of its obligations hereunder. Any attempted assignment or delegation in violation of this Section 10.6 shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties hereto, the D&O Indemnified Parties, to the extent of their respective rights pursuant to Section 5.6, and the Pre-Closing Parent Stockholders, to the extent of their respective rights pursuant to Sections 5.13(d) through 5.13(h), 5.21, 5.23 and 5.24, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Each Pre-Closing Parent Stockholder is an intended third-party beneficiary of Sections 5.13(d) through 5.13(h), 5.21, 5.23 and 5.24 and shall be entitled to enforce such provisions directly, including by seeking specific performance or injunctive relief pursuant to Section 10.10.

10.7 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) when sent by nationally recognized overnight courier service; or (c) when sent by electronic mail if sent prior to 6:00 p.m. New York City time on a Business Day, otherwise on the next succeeding Business Day, in each case to the address or electronic mail address set forth below (or to such other address or electronic mail address as such Party may specify by written notice to the other Parties in accordance with this Section 10.7):

if to Parent or Merger Sub:

ClearOne, Inc.

7533 S Center View Ct #5311

West Jordan, UT 84048

Attention: Simon Brewer

Email: simon.brewer@clearone.com

with a copy (which shall not constitute notice) to:

Cozen O’Connor LLP

550 Burrard Street, Suite 2501

Vancouver, BC V6C 2B5

Attention: Virgil Hlus

Email: vhlus@cozen.com

if to the Company:

Cortigent, Inc.

27200 Tourney Road, Suite 315, Valencia, CA 91355

Attention: Jonathan Adams, CEO

Email: jadams@cortigent.com

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with a copy (which shall not constitute notice) to:

Law Offices of Aaron A. Grunfeld & Associates

9454 Wilshire Blvd., Suite 400

Beverly Hills, California 90212

Attention: Aaron Grunfeld

Email: agrunfeld@grunfeldlaw.com

if to Seller:

Vivani Medical, Inc.

1350 S. Loop Rd, Alameda, CA 94502

Attention: Adam Mendelsohn, CEO

Email: adam.mendelsohn@vivani.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

525 Market St. 32ndFloor, San Francisco, CA 94105

Attention: Marianne Sarrazin

Email: msarrazin@goodwinlaw.com

10.8 Cooperation. Subject to the terms and conditions of this Agreement, each Party shall reasonably cooperate with the other Parties and shall execute and deliver such further documents, certificates, agreements and instruments and take such further actions as may be reasonably requested by another Party and are reasonably necessary to evidence or effectuate the Contemplated Transactions and to carry out the intent and purposes of this Agreement; provided, however, that no Party shall be obligated pursuant to this Section 10.8 to incur any out-of-pocket cost or expense, assume any additional obligation, waive any right or privilege, or commence, defend or settle any Legal Proceeding, except as otherwise expressly provided in this Agreement or to the extent such Party is reimbursed therefor by the requesting Party.

10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic and business purposes of such invalid or unenforceable term or provision.

10.10 Other Remedies; Specific Performance. Subject to Section 9.2 and Section 9.3, and except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy. The Parties acknowledge and agree that irreparable harm would occur and that money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties and the Pre-Closing Parent Stockholders (to the extent of their rights as third-party beneficiaries under Section 10.6) shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity, and each of the Parties hereto waives any bond, surety or other security that might be required of any other Party with respect thereto.

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10.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) Each of “delivered” or “made available” means, with respect to any documentation, that prior to 11:59 p.m. New York City time on the date that is one (1) Business Day prior to the date of this Agreement: (i) a copy of such material has been posted to and made available in the electronic data room maintained by the disclosing Party and made accessible to the receiving Parties and their Representatives; or (ii) in the case of Parent only, such material is publicly disclosed in the Parent SEC Documents filed with or furnished to the SEC and publicly available on the SEC’s EDGAR system.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

CLEARONE, INC.
By:	/s/ SIMON BREWER
Name:	SIMON BREWER
Title:	CFO

CLRO MERGER SUB, INC.
By:	/s/ SIMON BREWER
Name:	SIMON BREWER
Title:	CFO

[Signature Page to Merger Agreement]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

CORTIGENT, INC.
By:	/s/ Jonathan Adams
Name:	Jonathan Adams
Title:	CEO

VIVANI MEDICAL, INC.
By:	/s/ Adam Mendelsohn
Name:	Adam Mendelsohn
Title:	CEO

[Signature Page to Merger Agreement]

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EXHIBIT A
CERTAIN DEFINITIONS

For purposes of this Agreement, all capitalized terms used but not otherwise defined in the body of this Agreement shall have the meanings set forth in this Exhibit A, and correlative terms used in singular or plural form shall have the corresponding meanings.

“Acquisition Inquiry” shall mean, with respect to a Party, an inquiry, indication of interest or request for nonpublic information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Parent, on the other hand, to the other Party) that would reasonably be expected to lead to an Acquisition Proposal with such Party.

“Acquisition Proposal” means, with respect to a Party, any bona fide written offer or proposal made by any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than the Contemplated Transactions or the Financing, contemplating an Acquisition Transaction involving such Party.

“Acquisition Transaction” means any transaction or series of related transactions involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving a Party or any of its Subsidiaries pursuant to which any Person or “group” (as defined in Section 13(d) of the Exchange Act) would directly or indirectly acquire beneficial ownership of securities representing more than fifty percent (50%) of the outstanding voting power of such Party or any of its Subsidiaries; (b) any direct or indirect acquisition by any Person or group of beneficial ownership of securities representing more than fifty percent (50%) of the outstanding voting power of a Party or any of its Subsidiaries; or (c) any sale, lease, exchange, transfer or other disposition of assets, businesses or operations of a Party and its Subsidiaries, taken as a whole, representing more than fifty percent (50%) of the consolidated assets, revenues or earning power of such Party and its Subsidiaries, taken as a whole; in each case, other than the Contemplated Transactions.

“Action” means any claim, action, suit, arbitration, mediation, audit, hearing, charge, complaint, demand, litigation, proceeding, examination, investigation or inquiry, whether civil, criminal, administrative, regulatory or otherwise, at Law or in equity, by or before any Governmental Body or arbitrator.

“Advisor Shares” means shares of Parent Common Stock issued at or prior to the Closing to certain consultants and advisors designated by Parent, including First Finance Ltd. and/or its designees, in an aggregate amount not to exceed five percent (5%) of the total issued and outstanding Parent Common Stock immediately following the Effective Time, calculated in a manner consistent with Part 5.22 of the Parent Disclosure Schedule.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such first Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by Contract or otherwise.

“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

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“Anti-Corruption Laws” means mean any applicable Law relating to anti-bribery or anti-corruption (governmental or commercial), including: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1 et seq.); (b) the U.K. Bribery Act 2010; (c) the anti-bribery provisions of the United Nations Convention Against Corruption; and (d) all other applicable Laws of any jurisdiction in which any Party or any of its Subsidiaries conducts business or has conducted business that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts, entertainment, travel or other business courtesies), directly or indirectly, to any officer, employee or representative of any Governmental Body or any political party, party official or candidate for political office, or to any other Person, for the purpose of: (i) influencing any act or decision of such Person in his or her official capacity; (ii) inducing such Person to do or omit to do any act in violation of the lawful duty of such Person; (iii) securing any improper advantage; or (iv) inducing such Person to use his or her influence with a Governmental Body to affect or influence any act or decision of such Governmental Body, in each case in order to obtain or retain business for, or direct business to, any Person.

“Breakthrough Device” means a device that has been designated by the FDA as a “breakthrough device” pursuant to Section 515B of the FDCA, and any comparable designation, status or classification granted by any foreign Governmental Body having jurisdiction over the regulation of medical devices.

“Breakup Fee” shall have the meaning set forth in Section 4.6.

“Business Day” shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136) and all rules, any regulations and guidance issued by any Governmental Authority with respect thereto, in each case as in effect from time to time.

“Cause” shall have the meaning set forth in Section 5.13(e).

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Certifications” shall have the meaning set forth in Section 3.4(a).

“Closing” shall have the meaning set forth in Section 1.3.

“Closing Date” shall have the meaning set forth in Section 1.3.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Affiliate” shall mean any Person that is (or at any relevant time was) under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Company Associate” shall mean any current or former employee, independent contractor, officer or director of the Company or any Company Affiliate.

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“Company Board of Directors” shall mean the Board of Directors of the Company.

“Company Capital Stock” means the Company Common Stock and any preferred stock of the Company.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Confidential Information” shall have the meaning set forth in Section 2.8(i).

“Company Contract” shall mean any Contract: (a) to which the Company or any of its Subsidiaries is a Party; (b) by which the Company or any Company Subsidiary or any Company IP Rights or any other asset of Company or its Subsidiaries is or may become bound or under which the Company or any Company Subsidiary has, or may become subject to, any obligation; or (c) under which the Company or Company Subsidiary has or may acquire any right or interest.

“Company Disclosure Schedule” shall have the meaning set forth in Article 2.

“Company DSU” means a deferred stock unit of the Company, whether granted under the Equity Incentive Plan or otherwise, including any right to receive shares of Company Common Stock or cash settled by reference to the value of Company Common Stock on a deferred basis.

“Company Employee Plan” shall have the meaning set forth in Section 2.14(a).

“Company Equity Securities” means all shares of Company Capital Stock and any options, warrants, restricted stock units, deferred stock units, stock appreciation rights, phantom equity, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the issuance, sale, redemption, repurchase or acquisition of Company Capital Stock or other equity interests in the Company.

“Company Financials” shall have the meaning set forth in Section 2.4(a).

“Company IP Rights” shall mean (A) any and all Intellectual Property used in the conduct of the business of Company; and (B) any and all Company-Owned IP Rights.

“Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following, alone or in combination, shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Company Material Adverse Effect: (a) changes in general economic, regulatory, political or market conditions; (b) changes generally affecting the industries in which the Company operates; (c) changes in Law or GAAP; (d) acts of war, terrorism, cyberattack, sabotage, civil unrest, force majeure events, epidemics, pandemics or natural disasters; (e) changes in the trading price or trading volume of Parent Common Stock or any failure by the Company or Parent to meet projections, forecasts or estimates, in and of themselves; (f) the execution, announcement or pendency of this Agreement or the Contemplated Transactions, including the impact thereof on relationships with employees, customers, suppliers or regulators; and (g) any action taken by the Company at Parent’s express written request or with Parent’s prior written consent; except, in the case of clauses (a), (b), (c) and (d), to the extent the Company and the Company Subsidiaries, taken as a whole, are disproportionately adversely affected relative to other similarly situated participants in the industries in which they operate.

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“Company Material Contract” shall have the meaning set forth in Section 2.9(q).

“Company Options” shall mean options to purchase shares of Company Common Stock issued or granted by the Company.

“Company-Owned IP Rights” shall mean any and all Intellectual Property owned (or purported to be owned) by the Company or any of its Subsidiaries.

“Company Permits” shall have the meaning set forth in Section 2.11(b).

“Company Product Candidates” shall have the meaning set forth in Section 2.11(d).

“Company Registered Intellectual Property” shall mean all United States, international and foreign: (A) patents and patent applications (including provisional applications), (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (C) registered Internet domain names, (D) registered copyrights and applications for copyright registration and (E) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority owned by, registered or filed in the name of, Company or any of its Subsidiaries.

“Company Regulatory Permits” shall have the meaning set forth in Section 2.11(d).

“Company RSU” shall mean a restricted stock unit of Company.

“Company Share Certificate” shall have the meaning set forth in Section 1.7(a).

“Company Shareholder Written Consent” shall have the meaning set forth in Section 5.2(a).

“Company Subsidiaries” shall have the meaning set forth in Section 2.1(a).

“Company Unaudited Interim Balance Sheet” means the most recent unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries included in the Company Financials.

“Company Warrants” shall mean all warrants, whether or not currently exercisable, to purchase or otherwise acquire shares of Company Common Stock or other Company Capital Stock, including all warrants identified in Part 2.3(c) of the Company Disclosure Schedule, together with all rights, privileges and obligations attaching thereto pursuant to the terms of the instruments or agreements evidencing such warrants. For the avoidance of doubt, “Company Warrants” shall include any warrant or similar right to acquire Company Capital Stock or other Company Equity Securities that is outstanding as of the date of this Agreement or that is issued after the date of this Agreement in accordance with the terms of this Agreement, and shall include any warrant held by any Person, whether or not such Person is a party to this Agreement. As contemplated by Section 2.3(c), the Company has made available to Parent accurate and complete copies of all Company Warrants, and except as identified on Part 2.3(c) of the Company Disclosure Schedule, there are no warrants to purchase capital stock of the Company outstanding on the date of this Agreement.

“Confidentiality Agreement” shall mean the Confidentiality Agreement between the Company and Parent.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

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“Consideration Shares” shall have the meaning set forth in Section 1.5(a)(ii).

“Contemplated Transactions” means the Merger, the issuance of the Consideration Shares to Seller, the Financing, the Parent Stockholder Proposals, the execution and delivery of the Parent Voting Agreements, the execution and delivery of the Seller Voting Agreement, the Company Shareholder Written Consent, the Lock-up Agreement, the Reverse Split, if effected in accordance with this Agreement, and the other transactions expressly contemplated by this Agreement and the other Transaction Documents.

“Continuing Corporation” means collectively, Parent and each of its Subsidiaries immediately following the Effective Time.

“Contract” shall, with respect to any Person, mean any written agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature that is currently in force and to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Costs” shall have the meaning set forth in Section 5.6(a).

“Covered Parties” shall have the meaning set forth in Section 5.6(c).

“D&O Indemnified Parties” shall have the meaning set forth in Section 5.6(a).

“Deferred Payroll Taxes” shall mean any payroll Taxes with respect to any Pre-Closing Period deferred to any taxable period beginning on or after the date immediately following the Closing Date under the CARES Act, the Families First Coronavirus Response Act, the Coronavirus Preparedness and Response Supplemental Appropriations Act or any similar Law enacted or promulgated in response to or in connection with COVID-19.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Drug/Device Regulatory Agency” shall have the meaning set forth in Section 2.11(c).

“EEOC” shall have the meaning set forth in Section 2.15(a).

“Effect” shall mean any effect, change, condition, event, circumstance, occurrence, result, state of facts, or development.

“Effective Time” shall have the meaning set forth in Section 1.3.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, easement, reservation, servitude, adverse title, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“End Date” shall have the meaning set forth in Section 9.1(b).

“Enforcement Threshold” shall have the meaning set forth in Section 5.23(d)(ii).

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“Entity” shall mean any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Equity Incentive Plan” shall have the meaning set forth in Section 2.3(b).

“Equity Moratorium” means the restrictions on the issuance of New Equity Securities during the Equity Moratorium Period set forth in Section 5.23 which restrictions shall terminate in their entirety upon the Financing Warrants Expiration Date.

“Equity Moratorium Period” has the meaning set forth in Section 5.23(a).

“Equity Plans” has the meaning set forth in Section 5.23(c)(i).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Company D&O Policies” shall have the meaning set forth in Section 2.17(b).

“Existing Parent D&O Policies” shall have the meaning set forth in Section 3.15(b).

“FDA” shall have the meaning set forth in Section 2.11(b).

“FDCA” shall have the meaning set forth in Section 2.11(c).

“Filing Fees” means all filing, registration, application and similar fees payable to the SEC, Nasdaq or any other Governmental Body or securities exchange in connection with the filing of the Registration Statement, the Parent Schedule 14C, the Nasdaq listing application and the listing of the shares of Parent Common Stock to be issued pursuant to this Agreement.

“Financing” shall have the meaning set forth in the Recitals.

“Financing Unit” shall have the meaning set forth in the Recitals.

“Financing Warrant” shall have the meaning set forth in the Recitals.

“Financing Warrant Shares” shall have the meaning set forth in the Recitals.

“Financing Warrants Expiration Date” shall have the meaning set forth in Section 3.26.

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“First Finance Waiver” means the written waiver by First Finance Ltd. of any right to receive value in respect of any warrants held by it or its Affiliates, in form and substance reasonably satisfactory to Seller.

“Fraud” means common law fraud under Delaware law with respect to the making of the representations and warranties expressly set forth in this Agreement or in any certificate delivered pursuant to this Agreement, and shall require: (a) a false representation of a material fact; (b) actual knowledge that such representation was false when made; (c) an intent to induce the other Party to act or refrain from acting; (d) justifiable reliance by the other Party on such representation; and (e) resulting damages. For the avoidance of doubt, “Fraud” shall not include constructive fraud, equitable fraud, promissory fraud, unfair dealing fraud, negligent misrepresentation, recklessness, or any claim based on a representation or warranty not expressly set forth in this Agreement or in any certificate delivered pursuant to this Agreement.

“Funded Welfare Plan” shall have the meaning set forth in Section 2.14(c).

“GAAP” shall have the meaning set forth in Section 2.4(a).

“Governmental Authority” shall mean any court or tribunal, governmental, quasi-governmental or regulatory body, administrative agency or bureau, commission or authority or other body entitled to exercise similar powers or authority.

“Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, exceptions, orders, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-Governmental Authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Taxing authority); or (d) self-regulatory organization (including Nasdaq).

“Hazardous Materials” shall mean any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof, and petroleum products or by-products.

“IDEs” means investigational device exemptions granted or deemed granted by the FDA under 21 C.F.R. Part 812, and any comparable approvals, authorizations or exemptions issued by any foreign Governmental Body, in each case that are required to permit the clinical investigation of a medical device.

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“Intellectual Property” shall mean any and all industrial and intellectual property rights and other similar proprietary rights, and all rights associated therewith, throughout the world, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), all rights in invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all designs and any registrations and applications therefor, all trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications, and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name registrations, all copyrights, copyright registrations and applications therefor (including copyrights in computer software, source code, object code, firmware, development tools, files, records, data, schematics and reports), and all other rights corresponding thereto, all rights in databases and data collections, all moral rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing and, including in each case any and all (1) rights of action arising from the foregoing, including all claims for damages by reason of present, past and future infringement, misappropriation, violation misuse or breach of contract in respect of the foregoing, and present, past and future rights to sue and collect damages or seek injunctive relief for any such infringement, misappropriation, violation, misuse or breach; and (2) income, royalties and any other payments now and hereafter due and/or payable in respect of the foregoing.

“Investor Agreements” shall have the meaning set forth in Section 5.17(a).

“IRB” means an institutional review board, independent ethics committee or other similar committee or board responsible for reviewing and approving the conduct of clinical investigations involving human subjects under applicable Law.

“IRS” shall mean the United States Internal Revenue Service.

“Key Employee” shall mean, with respect to the Company or Parent, an executive officer or any employee that reports directly to the Board of Directors or Chief Executive Officer or Chief Operating Officer, as applicable.

“Knowledge” of the Company, Seller, Parent or any other Person means the actual knowledge of the executive officers of such Person identified on the Parent Disclosure Schedule, after reasonable inquiry of their respective direct reports who would reasonably be expected to have responsibility for the relevant subject matter, and without any duty to conduct any independent investigation, forensic review or review of archived materials except as expressly required by this Agreement.

“Laws” means all laws, statutes, by-laws, rules, regulations, orders, ordinances, protocols, codes, treaties, policies, notices, directions, decrees, judgements, awards or requirements, in each case of any Governmental Authority.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, foreign, material local or municipal or other treaty, law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, code, ordinance, ruling or other requirement having the force of Law issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq or the Financial Industry Regulatory Authority).

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“Liability” shall have the meaning set forth in Section 2.10.

“Lock-up Agreement” shall have the meaning set forth in the Recitals and refers to the agreement in a form to be mutually agreed to by Parent and Seller.

“LOI” means that certain Letter of Intent dated as of May 20, 2026, by and between Parent and Seller, setting forth the principal terms of the transactions contemplated by this Agreement, as the same may have been amended, supplemented or otherwise modified in writing prior to the date of this Agreement; provided, however, that from and after the execution of this Agreement, the LOI shall be of no further force or effect except to the extent expressly referenced in this Agreement.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Preamble.

“Multiemployer Plan” shall have the meaning set forth in Section 2.14(c).

“Multiple Employer Plan” shall have the meaning set forth in Section 2.14(c).

“Nasdaq” means The Nasdaq Stock Market LLC.

“New Equity Securities” has the meaning set forth in Section 5.23(a).

“Order” means any order, judgment, injunction, decree, ruling, writ, award, assessment, determination or directive entered, issued, made or rendered by any Governmental Body or arbitrator.

“Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person consistent with its past practice in all material respects, including with respect to nature, scope and frequency, and excluding any action taken in contemplation of the transactions contemplated by this Agreement, except as expressly required or permitted by this Agreement.

“Organizational Documents” means, with respect to any Entity, such Entity’s certificate or articles of incorporation, formation or organization, bylaws, limited liability company agreement, operating agreement, partnership agreement, limited partnership agreement, certificate of limited partnership, memorandum and articles of association, and any other charter, constitutional or similar organizational or governing documents of such Entity, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Affiliate” shall mean any Person that is (or at any relevant time was) under common control with Parent within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

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“Parent Board Adverse Recommendation Change” shall have the meaning set forth in Section 5.3(c).

“Parent Board of Directors” shall mean the board of directors of Parent.

“Parent Board Recommendation” shall have the meaning set forth in Section 5.3(b).

“Parent Capital Stock” shall mean the Parent Common Stock.

“Parent Closing Financial Certificate” means a certificate executed by the Chief Executive Officer of Parent, on behalf of Parent and not in his personal capacity, dated as of the Closing Date, certifying (A) (i) an itemized list of each element of Parent’s consolidated current assets and (ii) an itemized list of each element of Parent’s consolidated total current liabilities, (B) the amount of Parent Transaction Expenses incurred but unpaid as of the Closing Date (including an itemized list of each Parent Transaction Expense and the Person to whom such expense is owed), (C) the amount of Parent Debt as of the Closing Date (including an itemized list of each Parent Debt and the Person to whom such Parent Debt is owed) and (D) the amount of Parent Net Cash as of the Closing Date. The Parent Closing Financial Certificate shall include a representation of Parent, certified by the Chief Executive Officer of Parent, that such certificate includes an accurate and correct accounting and calculation of (i) all of the Parent Transaction Expenses paid or payable at any time prior to, at or following the Closing Date, (ii) all of the Parent Debt outstanding as of the Closing Date and (iii) the amount of Parent Net Cash as of the Closing Date.

“Parent Common Stock” shall mean the Common Stock, $0.001 par value per share, of Parent.

“Parent Confidential Information” shall have the meaning set forth in Section 3.6(i).

“Parent Contract” shall mean any Contract: (a) to which Parent or any of its Subsidiaries is a party; (b) by which Parent or any of its Subsidiaries or any Parent IP Rights or any other asset of Parent or any of its Subsidiaries is or may become bound or under which Parent has, or may become subject to, any obligation; or (c) under which Parent or any of its Subsidiaries has or may acquire any right or interest.

“Parent Debt” means with respect to Parent and the Parent Subsidiaries, any of the following and, in each case, including all accrued and unpaid interest thereon and any premiums, prepayment penalties, breakage costs and other fees and expenses arising as a result of the payment of any such amount owed: (i) any indebtedness evidenced by any note, bond, debenture or other debt security, (ii) any indebtedness to any lender or creditor under credit facilities of Parent, (iii) any indebtedness for the deferred purchase price of property with respect to which Parent is liable, contingently or otherwise, as obligor or otherwise, (iv) any drawn amounts under letter of credit arrangements, (v) any cash overdrafts, (vi) any capitalized leases, (vii) any indebtedness under any financial instrument classified as debt, (viii) any notes payable to any of Parent’s equity holders or Parent’s vendors, customers or third parties, (ix) any accrued and unpaid Taxes of Parent for any Pre-Closing Period, whether due before, on or after the Closing Date, (x) any Deferred Payroll Taxes and (xi) any Liability of other Persons of the type described in the preceding clauses (i)-(x) that Parent has guaranteed, that is recourse to Parent or any of its assets, or that is otherwise the legal Liability of Parent. Notwithstanding the foregoing, in no case shall Parent Debt include any costs or expenses, including attorney’s fees or settlement costs, incurred in connection with any Transaction Litigation. For purposes of clarity, any liabilities or obligations that reduce the calculation of Parent Net Cash as of the Closing Date shall not also be included in the definition of Parent Debt as of the Closing Date.

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“Parent Disclosure Schedule” shall have the meaning set forth in Article 3.

“Parent Employee Plan” shall have the meaning set forth in Section 3.12(a).

“Parent Equity Incentive Plan” shall have the meaning set forth in Section 5.5(b).

“Parent IP Rights” shall mean (A) any and all Intellectual Property used in the conduct of the business of Parent; and (B) any and all Parent-Owned IP Rights.

“Parent Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (b) Parent’s ability to consummate the Contemplated Transactions, including the effectiveness of the Registration Statement, the listing of the shares issuable in the Contemplated Transactions on Nasdaq and the valid issuance of the Consideration Shares and any Financing shares; provided, however, that the exclusions and disproportionate impact exception applicable to Company Material Adverse Effect shall apply mutatis mutandis to this definition.

“Parent Material Contract” shall have the meaning set forth in Section 3.7(p).

“Parent Net Cash” means, as of the Closing, an amount equal to (a) the consolidated cash and cash equivalents of Parent and the Parent Subsidiaries, determined in accordance with GAAP, minus (b) Parent Debt and Parent Transaction Expenses, in each case as of immediately prior to the Closing and calculated without duplication. For the avoidance of doubt, no item shall be counted more than once in calculating Parent Net Cash.

“Parent Net Cash Requirement” means that Parent Net Cash, determined immediately prior to the Closing and excluding the net proceeds of the Financing, shall be not less than $50,000.

“Parent Options” shall mean options to purchase shares of Parent Common Stock issued or granted by Parent.

“Parent-Owned IP Rights” shall mean any and all Intellectual Property owned (or purported to be owned) by Parent or any of its Subsidiaries.

“Parent Permits” shall have the meaning set forth in Section 3.9(b).

“Parent Product Candidates” shall have the meaning set forth in Section 3.9(d).

“Parent Registered Intellectual Property” shall mean all United States, international and foreign: (A) patents and patent applications (including provisional applications), (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (C) registered Internet domain names, (D) registered copyrights and applications for copyright registration and (E) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority owned by, registered or filed in the name of, Parent or any of its Subsidiaries.

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“Parent Regulatory Permits” shall have the meaning set forth in Section 3.9(d).

“Parent RSA” shall mean a restricted stock award of Parent.

“Parent RSU” shall mean a restricted stock unit of Parent.

“Parent Schedule 14C” shall have the meaning set forth in Section 5.1(b).

“Parent SEC Documents” shall have the meaning set forth in Section 3.4(a).

“Parent Stockholder Proposals” means the proposals required to be submitted to Parent’s stockholders for approval in connection with the Contemplated Transactions, including (a) the approval of the issuance of the Consideration Shares to Seller, (b) the approval of the Financing and any shares of Parent Common Stock issuable in connection therewith to the extent required by applicable Law, Nasdaq rules or Parent’s Organizational Documents, (c) the approval of the Reverse Split, if submitted pursuant to this Agreement, (d) the approval of the Equity Moratorium provisions set forth in Section 5.23, (e) if required, approval of the Parent Equity Incentive Plan and the Permitted Option Closing Grant, and (f) any other proposal expressly required by this Agreement, applicable Law, Nasdaq rules or Parent’s Organizational Documents to consummate the Contemplated Transactions.

“Parent Subsidiaries” means any Subsidiary of Parent.

“Parent Transaction Expenses” means all fees and expenses incurred by Parent in connection with the Contemplated Transactions and this Agreement and the transactions contemplated by this Agreement, including as set forth in Section 9.3 and including the Filing Fees, whether or not billed or accrued (including any documented fees and expenses of legal counsel and accountants, the maximum amount of fees and expenses payable to financial advisors, investment bankers, brokers, consultants and other advisors of Parent and the Parent Subsidiaries notwithstanding any contingencies for earn outs or escrows and any unpaid amounts payable by Parent in satisfaction of its obligations under Section 5.6(c) for the period after the Closing).

“Parent Unaudited Interim Balance Sheet” means the most recent unaudited consolidated balance sheet of Parent included in Parent’s SEC Documents.

“Parent Voting Agreements” shall have the meaning set forth in the recitals.

“Parent Warrants” shall mean all warrants, whether or not currently exercisable, to purchase or otherwise acquire shares of Parent Common Stock or other Parent Capital Stock, including all warrants identified in Part 3.3(b) of the Parent Disclosure Schedule, together with all rights, privileges and obligations attaching thereto pursuant to the terms of the instruments or agreements evidencing such warrants. For the avoidance of doubt, “Parent Warrants” shall include any warrant or similar right to acquire Parent Capital Stock or other securities of Parent or any Parent Subsidiary that is outstanding as of the date of this Agreement or that is issued after the date of this Agreement in accordance with the terms of this Agreement. As contemplated by Section 3.3(b), Part 3.3(b) of the Parent Disclosure Schedule sets forth a true, correct and complete list of all outstanding Parent Warrants, together with the holder, the number or amount outstanding, the exercise or conversion price, if any, and the treatment of each such security in connection with the Contemplated Transactions, if applicable. For the avoidance of doubt, Financing Warrants are “Parent Warrants” for purposes of this Agreement and the shares of Parent Common Stock issuable upon exercise thereof are “Permitted Equity Issuances” under Section 5.23(a).

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“Party” or “Parties” shall mean the Company, Merger Sub, Seller and Parent, except where so indicated.

“Paying Party” shall have the meaning set forth in Section 4.6.

“Permitted Closing Option Grant” has the meaning set forth in Section 5.5.

“Permitted Encumbrances” means (a) statutory liens for current Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (b) mechanics’, carriers’, warehousemen’s, landlords’ and similar statutory liens arising in the Ordinary Course of Business for amounts not yet due and payable or being contested in good faith, (c) zoning, entitlement, conservation restriction and other land use and similar restrictions that do not materially impair current use, (d) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business, and (e) such other Encumbrances as do not, individually or in the aggregate, materially impair the value, use or operation of the applicable asset.

“Permitted Equity Issuances” has the meaning set forth in Section 5.23(a).

“Person” shall mean any individual, Entity or Governmental Body.

“Personal Information” means any data or information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person or household or any other data or information that constitutes “personal data”, “personal information,” “protected health information,” or “personally identifiable information” under any Privacy Obligation.

“Pre-Closing Parent Stockholders” means First Finance ltd., Andrew Hromyk and those holders of Parent Common Stock who acquire Parent Common Stock in the Financing.

“Pre-Closing Parent Stockholder Board Seat” means the seat on the Parent Board of Directors reserved for the Pre-Closing Parent Stockholder Director (or any successor thereto designated in accordance with Section 5.13), and may not be eliminated, reduced or modified during the Equity Moratorium Period except (i) with the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the outstanding shares of Parent Common Stock held by the Pre-Closing Parent Stockholders, voting as a separate group or (ii) upon the Pre-Closing Parent Stockholders owning less than five percent (5%) of the then outstanding shares of Parent Common Stock.

“Pre-Closing Parent Stockholder Director” has the meaning set forth in Section 5.13(a).

“Pre-Closing Period” means the period beginning on the date of this Agreement and ending at the Effective Time.

“Privacy Obligation” means any applicable Law, contractual obligation, self-regulatory standard, industry standard, or any consent obtained that is related to privacy, security, data protection, transfer, or other processing of Personal Information.

“Prohibited Issuance” has the meaning set forth in Section 5.13(d).

“Receiving Party” shall have the meaning set forth in Section 4.6.

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“Registered Intellectual Property” means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Body, domain name registrar or other public authority, including: (a) issued patents and pending patent applications; (b) registered trademarks, service marks, trade names, logos and pending applications therefor; (c) registered copyrights and pending applications therefor; (d) registered domain names; and (e) any other Intellectual Property that is the subject of a registration, application or similar filing.

“Registration Statement” shall have the meaning set forth in Section 5.1(b).

“Related Party” means, with respect to any Person, (a) such Person’s Affiliates, (b) such Person’s directors, managers, officers, and employees, (c) the holders of any equity or voting interest in such Person, (d) any immediate family member of any of the Persons described in clauses (b) or (c), and (e) any trust, partnership, corporation, limited liability company or other Entity that is directly or indirectly controlled by, controls, or is under common control with, any of the Persons described in clauses (b), (c) or (d).

“Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors, consultants and representatives.

“Required Company Financials” shall have the meaning set forth in Section 5.1(a).

“Required Company Shareholder Vote” shall have the meaning set forth in Section 2.20.

“Required Parent Stockholder Consent” shall have the meaning set forth in Section 3.18.

“Reverse Split” means the reverse stock split of Parent Common Stock contemplated by Section 5.15 of this Agreement, if effected in accordance with this Agreement and approved to the extent required by applicable Law and Parent’s Organizational Documents.

“Sanctioned Person” means any Person that is the target of Sanctions, including, without limitation, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union, or any EU member state, (ii) any Person operating, organized or resident in a Sanctioned Territory, or (iii) any Person owned or controlled by any such Person or Persons.

“Sanctioned Territory” means, at any time, any country or territory that is itself the subject of comprehensive trade, investment or financial sanctions administered or enforced by OFAC, including any country or territory with respect to which substantially all dealings by U.S. persons are prohibited absent authorization from OFAC (which, as of the date of this Agreement, includes Cuba, Iran, North Korea, the Crimea region of Ukraine, and the covered regions of Donetsk and Luhansk in Ukraine).

“Sanctions” means any trade, economic or financial sanctions, restrictive measures, embargoes, asset-freezing measures, anti-boycott measures, export or reexport controls, import restrictions, prohibitions, or related laws, regulations, rules or orders enacted, administered, imposed or enforced from time to time by or under the authority of: (a) the United States, including the U.S. Department of the Treasury (including OFAC), the U.S. Department of Commerce (including BIS), and the U.S. Department of State (including DDTC); (b) the United Nations Security Council; (c) the European Union or any of its member states; or (d) HM Treasury or the United Kingdom.

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“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Sight” means SECOND SIGHT MEDICAL PRODUCTS (SWITZERLAND) SARL en liquidation, a Swiss société à responsabilité limitée in liquidation.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller Debt” means any indebtedness, liability or obligation of the Company or any Company Subsidiary owing to Seller or any Affiliate of Seller, whether direct or indirect, absolute or contingent, matured or unmatured, secured or unsecured, including any note payable, loan, advance, accrued interest, reimbursement obligation, intercompany balance or other funding arrangement.

“Seller Director” shall have the meaning set forth in Section 5.13(a).

“Seller Voting Agreement” has the meaning set forth in the recitals.

“Seller Voting Agreement Period” has the meaning set forth in Section 5.24(a).

“Sensitive Data” means any: (a) Personal Information or (b) trade secret or confidential or proprietary business information.

“Straddle Period” shall mean any taxable period that begins on or before and ends after the Closing Date.

An entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means, with respect to a Party, a bona fide written Acquisition Proposal made by a third party that did not result from such Party’s material breach of this Agreement and that the board of directors of such Party determines in good faith, after consultation with its outside legal counsel and outside financial advisor, is more favorable, from a financial point of view, to the holders of such Party’s voting securities than the Contemplated Transactions, taking into account all legal, financial, regulatory, timing and other aspects of such Acquisition Proposal and this Agreement, and that is reasonably capable of being consummated in accordance with its terms; provided, however, that no Acquisition Proposal shall constitute a Superior Offer unless it involves: (a) the direct or indirect acquisition of more than fifty percent (50%) of the outstanding voting power of such Party or any successor thereto; or (b) the sale, lease, exchange, transfer, exclusive license or other disposition of assets, businesses or operations representing more than fifty percent (50%) of the consolidated assets, revenues or earning power of such Party and its Subsidiaries, taken as a whole.

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Tail Policy” shall have the meaning set forth in Section 5.6(c).

“Tax” (and with correlative meaning, “Taxes”) shall mean federal, state, local, non-U.S. or other tax, including any income, capital gain, gross receipts, capital stock, profits, transfer, estimated, registration, stamp, premium, escheat, unclaimed property, customs duty, ad valorem, occupancy, occupation, alternative, add-on, windfall profits, value added, severance, property, business, production, sales, use, license, excise, franchise, employment, payroll, social security, disability, unemployment, workers’ compensation, national health insurance, withholding or other taxes, duties, fees, assessments or governmental charges, surtaxes or deficiencies thereof of any kind whatsoever, however denominated, and including any fine, penalty, addition to tax or interest imposed by a Governmental Body with respect thereto.

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“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Third-Party IP Rights” shall mean any Intellectual Property owned by a third party.

“Trade Control Laws” means any Laws regulating the export, reexport, transfer, release, disclosure, import, provision or brokering of commodities, software, technology, defense articles or defense services, or otherwise imposing trade control restrictions or prohibitions on countries, territories, Persons or transactions, including: (a) the Export Control Reform Act of 2018, as amended (50 U.S.C. §§ 4801-4852); (b) the Export Administration Regulations (15 C.F.R. Parts 730-774); (c) Laws authorizing or implementing Sanctions, including the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1708), the Trading with the Enemy Act (50 U.S.C. §§ 4301 et seq.), and regulations administered by OFAC in 31 C.F.R. Chapter V; (d) the Arms Export Control Act, as amended (22 U.S.C. § 2751 et seq.); (e) the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130);  (f) import control Laws and regulations administered by the Bureau of Alcohol, Tobacco, Firearms and Explosives, including 27 C.F.R. Part 447; (g) the Foreign Trade Regulations (15 C.F.R. Part 30); (h) U.S. customs Laws and regulations; and (i) any similar export controls, import controls, customs Laws, anti-boycott Laws or trade restrictions administered or enforced by any other applicable Governmental Body, in each case to the extent compliance therewith is not prohibited by applicable U.S. Law.

“Transaction Documents” means this Agreement, the Parent Voting Agreements, the Seller Voting Agreement, the Lock-up Agreement, the Certificate of Merger, and each other agreement, certificate, instrument or document executed or delivered by any of the parties hereto in connection with the consummation of the Contemplated Transactions.

“Transaction Litigation” means any Legal Proceeding (including any class action or derivative litigation) asserted, threatened in writing or commenced by, on behalf of or in the name of, against or otherwise involving Parent, the Board of Directors of Parent, any committee thereof or any of Parent’s directors or officers, in each case to the extent relating directly or indirectly to this Agreement, the Merger or any of the Contemplated Transactions or disclosures of a party relating to the Contemplated Transactions (including any such Legal Proceeding based on allegations that Parent’s entry into this Agreement or the terms and conditions of this Agreement or any of the Contemplated Transactions constituted a breach of the fiduciary duties of any member of the Board of Directors of Parent or any officer of Parent).

“Treasury Regulations” shall mean the United States Treasury regulations promulgated under the Code.

“Willful Breach” shall have the meaning set forth in Section 9.2.

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SCHEDULE 5.25

PRE-EXISTING CONTRACTUAL OBLIGATIONS REQUIRING EQUITY ISSUANCES

None other than options grants will be made other than as set forth in Part 5.5 of the Parent Disclosure Schedule.

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